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2024

Notice of Annual Meeting and Proxy Statement

MERCK

Our Purpose

Our Sustainability Focus Areas

We are driving progress by setting ambitious goals across four key focus areas that create value for our stakeholders:

Access to Health

In collaboration with key stakeholders, we work to ensure our science advances health care, and our products are accessible and affordable to those in need.

We plan to further advance health equity by reaching **50 million people** in low-and middle-income countries (LMICs) and underserved populations in high income countries with our social investments, by 2025.

We plan to further enable **350 million more people** to access our innovative portfolio globally, through access strategies, solutions and partnerships, by 2025.

Employees

We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity and well-being of our employees.

Achieved **>99% pay equity** in the U.S. in 2022 for female and male employees, as well as for non-white (including Black, Hispanic and Asian employees) and white employees.

With almost **20,000 members** across 10 groups, our employee business resource groups (EBRGs) play a critical role in driving an inclusive culture and supporting the career growth of employees.

Environmental Sustainability

We consider the impacts of our operations and strive to operate our business sustainably to support the health of our planet and its people.

We have committed to the Science Based Targets initiative (SBTi) to set a **net-zero target for our greenhouse gas (GHG) emissions** across our global operations (Scopes 1, 2, 3).

45% of purchased electricity sourced from renewables in 2022.

Ethics & Values

Through our unwavering commitment to transparency, we earn the trust and confidence of our stakeholders.

$3.2 billion spend across the Company with small and diverse Tier 1 and 2 suppliers globally in 2022.

Board Oversight

The full Board oversees corporate strategy. Together with its Committees, the Board is responsible for risk oversight, including with respect to sustainability.

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Notice of Annual Meeting

of Shareholders

To Merck Shareholders:

You are invited to the Annual Meeting of Shareholders of Merck & Co., Inc. (the “Company” or “Merck”) on Tuesday, May 28, 2024, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2024 (the “2024 Annual Meeting”).

The purposes of the meeting are to:

1. Elect the 12 Director nominees named in this proxy statement;

2. Consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

3. Consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024;

4. Consider and act upon a shareholder proposal regarding a shareholder right to act by written consent, if properly presented at the meeting;

5. Consider and act upon a shareholder proposal regarding a government censorship transparency report, if properly presented at the meeting;

6. Consider and act upon a shareholder proposal regarding a report on respecting workforce civil liberties, if properly presented at the meeting; and

7. Transact such other business as may properly come before the meeting.

By order of the Board of Directors,

Kelly E. W. Grez

Corporate Secretary

Vote Right Away—Advance voting methods and deadlines

We encourage all shareholders of record to read this proxy statement with care and vote right away using any of the following methods, even if they intend to attend the 2024 Annual Meeting. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET*	www.proxyvote.com

BY PHONE*	In the U.S. or Canada dial toll-free 1-800-690-6903

BY QR CODE	Scan this QR code with your mobile device to be directed to www.proxyvote.com

BY MAIL**	Cast your ballot, sign your proxy card and send in our prepaid envelope

Only shareholders listed on the Company’s records at the close of business on April 1, 2024 are entitled to vote.

Merck began distributing its Notice of Internet Availability of Proxy Materials, proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”) and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plan participants on April 11, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2024:

The Notice of Annual Meeting of Shareholders, proxy statement and the 2023 10-K are available free of charge at www.proxyvote.com.

The principal executive offices of the Company are located at 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

* The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 27, 2024.

** You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank or nominee.

Merck & Co., Inc. 2024 Proxy Statement

2	ç ç ç ç

Dear Merck Shareholders,

2023 was a very strong year for our company as we continued to deliver for all our stakeholders, including patients, society and you, our shareholders. Driven by our purpose of using the power of leading-edge science to save and improve lives around the world, our team worked with urgency, rigor and passion to develop and deliver important scientific advancements. I am confident our science-led strategy, which keeps the patient at the center of everything we do, will enable us to continue driving value creation today and well into the next decade.

Over the last year, we continued to advance our priority programs and took meaningful steps to build one of the broadest and most diversified pipelines in our recent history. We initiated more than 20 Phase 3 studies, which included advancing eight novel candidates. In 2024, we anticipate an even greater number of Phase 3 study starts and multiple data readouts. We also look forward to three potential new product approvals with the promise to provide significant patient benefit.

In oncology, September 2024 marks a decade since the first approval of KEYTRUDA, a foundational medicine for the treatment of certain types of cancer, currently approved by the U.S. Food and Drug Administration (FDA) for 39 indications across 17 different tumor types. We are committed to continuing to provide important innovation to patients and maintaining our leadership in oncology. Our strong, diverse oncology pipeline includes candidates spanning immuno-oncology, precision molecular targeting and tissue-targeting agents.

As we continue to realize the potential of KEYTRUDA, we are focusing increasingly on earlier stages of disease, where effective intervention has the potential to improve outcomes. We made progress in 2023 for the treatment of certain patients with non-small cell lung cancer (NSCLC) with FDA approvals for KEYNOTE-091 as well as KEYNOTE-671, which met its dual primary endpoints of event-free survival and overall survival. In January 2024, we announced FDA approval for KEYTRUDA in combination with

“I am confident our science-led strategy, which keeps the patient at the center of everything we do, will enable us to continue driving value creation today and well into the next decade.”

chemoradiotherapy for the treatment of stage III through IVA high-risk, locally advanced cervical cancer, based on the Phase 3 KEYNOTE A-18 trial. In the earlier-stage setting, we and our partner Moderna announced positive three-year recurrent-free survival and distant metastasis-free survival data for our individualized neoantigen therapy, V940, in combination with KEYTRUDA for the adjuvant treatment of certain patients with stage III and IV melanoma following complete resection. Together with collaborators, we also announced FDA approval for KEYTRUDA in combination with Padcev, a treatment for adult patients with locally advanced or metastatic urothelial cancer.

We’re making progress with our precision molecular targeting and tissue targeting oncology molecules. The FDA approval of an additional indication for WELIREG, our HIF-2a inhibitor for the treatment of adults with advanced renal cell carcinoma following a PD-1 or PD-L1 inhibitor and a VEGF-TKI, marks the first approval in a novel therapeutic class for this population in nearly a decade. In addition, we showed meaningful progress in our robust oncology pipeline, initiating Phase 3 trials for four investigational medicines, including bomedemstat (LSD1 inhibitor), nemtabrutinib (BTK inhibitor), MK-2870 (anti-TROP2 antibody-drug conjugate, or ADC) and MK-5684 (CYP11A1 inhibitor). We have built a pipeline of ADCs through our collaborations with Kelun-Biotech and Daiichi Sankyo as well as our own discovery programs.

Our growing cardiometabolic pipeline is another exciting area of focus, one where we see significant long-term potential. We recently received FDA approval for WINREVAIR (sotatercept-csrk), a first-in-class activin signaling inhibitor biologic for the treatment of adults with pulmonary arterial hypertension (PAH). PAH is a rare, progressive and potentially devastating disease of the blood vessels in the lungs, which has a profound impact on patients’ lives and on their life expectancy. Additionally, we are working to bring this important medicine to patients in the European Union, where we expect regulatory action in the second half of 2024.

Beyond WINREVAIR, promising candidates like MK-0616, a novel oral PCSK9 inhibitor for the treatment of hypercholesterolemia currently in Phase 3 trials, and MK-6024, an investigational GLP-1/glucagon receptor co-antagonist being evaluated for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), currently in Phase 2 trials, reinforce our expectation that we can achieve positive impact for patients and the potential for approximately $15 billion in revenue from medicines to treat cardiometabolic disease by the mid-2030s.

In our vaccines business, worldwide demand for our vaccines for the prevention of certain human papillomavirus (HPV)-related cervical cancers and other diseases – GARDASIL

Merck & Co., Inc. 2024 Proxy Statement

÷ ÷ ÷ ÷	3

and GARDASIL 9 – continues to grow. We are proud of our legacy and leadership in the prevention of certain HPV-related cancers and diseases, and we expect to continue to protect millions more people around the world. Also in vaccines, the FDA granted Priority Review for our biologics license application for V116. If approved, V116 would be the first vaccine specifically designed to address the serotypes responsible for approximately 83% of invasive pneumococcal disease in adults ages 65 and older. We anticipate launching V116 in the second half of 2024, and we are confident that V116 represents a multibillion-dollar opportunity.

Our Animal Health business achieved solid growth in 2023, driven by balanced performance across both livestock and companion animal products. Our recently announced agreement to acquire the aqua business of Elanco Animal Health will, upon closing, establish Merck Animal Health as a leader in this business segment. We are well positioned in Animal Health with a strong pipeline of livestock and companion animal products, and we expect to achieve above-market growth over the long term.

Business development remains a priority and an integral element of our science-led business strategy at Merck, and in 2023, we built on our strong track record of identifying and accessing the best science to enhance our pipeline and drive long-term growth with several strategic acquisitions and new collaborations. We accelerated our presence in immunology with the acquisition of Prometheus Biosciences, and subsequently initiated a Phase 3 study for tulisokibart (MK-7240), a TNF-like ligand 1A (TL1A) antibody, in patients with ulcerative colitis. We announced a collaboration with Daiichi Sankyo for three potential first-in-class ADCs that provide the opportunity to develop meaningful new options for patients with certain types of cancer and the opportunity to deliver the next generation of precision cancer medicines. We are also excited about our acquisition of Imago BioSciences, which expands our hematology presence. In addition, our 2024 acquisition of Harpoon Therapeutics augmented our oncology pipeline with a novel portfolio of T-cell engagers, including lead candidate MK-6070, a T-cell engager targeting delta-like ligand 3 (DLL3), which is being evaluated in certain types of small-cell lung cancer and neuroendocrine tumors.

We remain deeply passionate about the work we do to enable access and have made strategic commitments to ensure a positive impact on global health. In 2022, we surpassed our goal to enable 100 million more people to access our innovative portfolio of medicines and vaccines – three years ahead of schedule. As a result, we have raised our ambition and set a new goal to enable access for 350 million people. We have implemented several critical strategies to realize this goal, one of which focuses on collaboration with key financial institutions and payers, helping them expand funding options that assist patients and their families with managing out-of-pocket medical costs due to critical illness. Additionally, guided by our purpose and principles, we continue to uphold our long-term commitment of pricing our medicines responsibly.

Internally and across our global enterprise, we consistently invest in our colleagues, foster a positive and inclusive working environment and improve representation across all dimensions of diversity. Importantly, in 2022 women represented over half of our new hires globally, and 47% of new hires in the U.S. came from underrepresented ethnic groups. In the U.S., we also achieved greater than 99% pay equity for female and male employees, as well as non-white (including Black, Hispanic and Asian employees) and white employees.

In 2024, we will continue to leverage our size, scope and scale to grow and advance our pipeline; and capitalize on opportunities to provide lifesaving and life-changing medicines and vaccines to patients worldwide. Ultimately, this will enable us to deliver value to patients, employees, health care professionals, shareholders and all our stakeholders. On behalf of the Company and the Board, thank you for your ongoing support of our company. We appreciate your partnership and perspectives and encourage you to participate in the Annual Meeting by exercising your right to vote.

Robert M. Davis Chairman, Chief Executive Officer and President

“   In 2024, we will continue to leverage our size,
scope and scale to grow and advance our
pipeline; and capitalize on opportunities to
provide lifesaving and life-changing medicines

  and vaccines to patients worldwide.”

Merck & Co., Inc. 2024 Proxy Statement

4	ç ç ç ç

A Message from Merck’s Independent Lead Director

Dear Merck Shareholders,

As our Chairman and CEO, Robert M. Davis, shared in his letter, 2023 was a very strong year for the Company as it continued working to fulfill its purpose of using the power of leading-edge science to save and improve lives around the world. This purpose has guided the Company throughout its long history. It also guides the Board in our work overseeing the Company’s affairs and fulfilling our responsibilities.

Both as a full Board and through our four independent committees, we are dedicated to the effective oversight of the Company’s strategy and business operations and the key risks it faces. Board leadership is an important component of ensuring effective oversight. We review the Board’s leadership structure at least annually to confirm the current structure remains the most appropriate leadership structure for the Company and the Board at a given time. The Board continues to believe that having Mr. Davis serve as Chairman and CEO provides strategic and operational expertise and perspective to the Chairman role because he can draw on his detailed institutional knowledge of the Company and his industry experience. At the same time, we have strong independent oversight through (a) the key duties and responsibilities I discharge as independent Lead Director and (b) our four independent Board committees chaired by independent Directors. Together, we ensure that Merck achieves the highest level of corporate governance, which includes having diverse perspectives in the boardroom and dialogue with shareholders.

Board composition is, of course, essential to effective oversight. My fellow Directors and I believe that our twelve Director nominees possess broad expertise, skills, experience, and perspectives that will facilitate the strong oversight and strategic direction required to govern the Company’s business and strengthen and support senior management. To help demonstrate this, and in response to shareholder feedback, this proxy statement includes not only an individualized skills matrix showing the key skills that each Director represents, but also a matrix sharing demographic information for each Director. In fulfilling our board responsibilities, we draw on our unique experiences to provide guidance on corporate strategy and monitor its implementation in areas such as research and development, capital allocation, risk management, operating results, human capital management and global manufacturing.

In addition, our annual self-evaluation process helps us identify ways to continue to enhance the overall effectiveness of the Board and our committees. It also gives us the opportunity to discuss other important topics through feedback from each of our Directors that is then considered by the full Board.

We appreciate your investment in Merck and your support for the Board. We remain committed to serving you and the patients around the world that depend on Merck’s life-saving work.

Thomas H. Glocer Independent Lead Director April 11, 2024

Merck & Co., Inc. 2024 Proxy Statement

÷ ÷ ÷ ÷	5

Merck & Co., Inc. 2024 Proxy Statement

6	| | | |	Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time Tuesday, May 28, 2024 9:00 a.m. ET	Record Date April 1, 2024

Location Via Webcast at www.virtualshareholdermeeting.com/MRK2024

Voting Matters	Page(s)	Board’s Recommendation

Proposal 1 Election of Directors	35	FOR each Nominee

Proposal 2 Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	44	FOR

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2024	88	FOR

Shareholder Proposals

Proposals 4 - 6 Shareholder Proposals	91 -96	AGAINST

Business Highlights

$30.5B	in total R&D expenses in 2023

Capital Returned & Dividend Increase

$8.8B	Capital Returned to Shareholders (dividends and share repurchases)

Total Shareholder Return(1)

Year-End 2023

1-Year	3-Year
1.0%	15.4%

5-Year
11.7%
(1) Relative Total Shareholder Return, a component of our Performance Share Unit program that is described on pages 56-57, is calculated on a different basis.

Merck & Co., Inc. 2024 Proxy Statement

Proxy Summary	÷ ÷ ÷ ÷	7

2023 NEOs and Compensation Highlights (Page 50)

Below is a list of our 2023 Named Executive Officers, or “NEOs”, and select compensation highlights from 2023. For additional information on our elements of 2023 compensation, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 45.

	Annual Base Salary$(1)	Target Annual Incentive%	Target Long-Term Incentive$	Target TDC Increase%(2)
2023 NEOs

Robert M. Davis Chairman, Chief Executive Officer and President	$1,615,000	150%	$13,500,000	+12.3%
	.............................................................................................................................................................................
Caroline Litchfield Executive Vice President and Chief Financial Officer	1,125,000	100	4,250,000	+38.3
	.............................................................................................................................................................................
Sanat Chattopadhyay Executive Vice President and President, Merck Manufacturing Division	941,806	100	3,300,000	—(3)
	.............................................................................................................................................................................
Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health	925,000	100	3,200,000	+7.4(3)
	.............................................................................................................................................................................
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	1,400,000	100	5,600,000	+31.3

(1)	Reflects base salary as of December 31, 2023.

(2)

Target Total Direct Compensation (“TDC”) is defined as the sum of annual base salary, target annual cash incentive and target long-term incentive. This column reflects the increase in Target TDC from 2022 to 2023.

(3)

Mr. Chattopadhyay was not an NEO in 2022. Although Mr. DeLuca was not an NEO in 2022, he was an NEO in 2021. As such, pursuant to SEC rules, we have included his 2022 compensation information in the Summary Compensation table.

Variable Compensation is Critical to Achieve Our Objectives (Page 53)

Merck’s compensation programs are designed to align the interests of our executives with the interests of our shareholders, among other objectives. For this reason, a significant portion of our NEOs’ pay is variable and at-risk, subject to Company performance as measured against financial, operating and strategic objectives, as well as Relative Total Shareholder Return or R-TSR (as defined in Appendix B). The Company’s variable incentives continue to demonstrate a strong linkage between pay and performance.

Annual Cash Incentive

The Company Scorecard (described in more detail on page 55) focuses on our most critical business drivers — the Company’s revenue (“Revenue”), non-GAAP pre-tax income (“Pre-Tax Income”), the Company’s research and development goals (“Pipeline”), and the Company’s focus on driving greater access to health for patients around the world and on the engagement and inclusion of our employees (“Sustainability”) — and is used to determine the payout of our annual incentive for most employees, including our NEOs under the Executive Incentive Plan. Our Company Scorecard performance during 2023 resulted in above-target achievement of 148%.

Merck & Co., Inc. 2024 Proxy Statement

8	ç ç ç ç	Proxy Summary

Long-Term Incentive (“LTI”)

The long-term incentive program, consisting of a mix of Performance Share Units (“PSUs”) and stock options, provides our NEOs with the opportunity to own Merck common stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders.

The 2021 PSU program (described in more detail on page 58) paid out at 161% based on achievement of one-year Earnings Per Share (“EPS”) and three-year R-TSR metrics during the performance period (2021-2023), weighted at 33% and 67%, respectively. As previously disclosed, one-year EPS was used due to the complexities associated with disentangling our Organon & Co. (“Organon”) business from a multi-year financial plan. Organon was successfully spun off in June 2021.

Say-On-Pay Advisory Vote (Page 48)
In 2023, shareholders continued their historically strong support for our executive compensation programs with approximately 91% of the votes cast voting in favor of approving the say-on-pay proposal. Based on this outcome and the Compensation and Management Development (“C&MD”) Committee’s ongoing analysis of the program’s ability to support our strategic, financial, and human capital objectives, we did not make significant changes to our executive compensation program in 2023. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&MD Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 44. For additional information, please refer to the CD&A beginning on page 45 of this proxy statement.

Shareholder Engagement and Feedback (Page 24)

Merck communicates regularly with shareholders to better understand their perspectives and has established a shareholder engagement program that is both proactive and cross-functional. In addition, our independent Lead Director, who is also Chair of our Governance Committee, participates in substantive engagements with some of the Company’s largest shareholders. In 2023, discussions with shareholders covered a wide range of topics of interest to shareholders, including sustainability reporting and goals, the Board’s leadership structure and composition, management and director succession, executive compensation programs, human capital management and other governance matters. These discussions provided valuable insights into shareholder views, and we heard from many shareholders that they greatly appreciated the opportunity to engage with our Company.

We will continue to engage with shareholders on a regular basis to better understand and consider their views, including on our sustainability approach, our executive compensation programs and our corporate governance practices.

Board Composition and Refreshment

At least annually, the Governance Committee considers the size, structure and needs of the Board. The Governance Committee reviews possible candidates for the Board and recommends Director nominees to the Board for approval. In addition, as part of the Board’s annual self-evaluation process, Directors provide feedback on Board composition-related matters.

In selecting Director nominees, the Board considers its composition, including its diversity, and the skills, areas of expertise and experience then-represented on the Board. The Board also considers the Company’s current and future global business strategies, opportunities and challenges. Such considerations have resulted in the election of five new independent Directors since 2020. For more information, see “Board Succession Planning, Criteria for Board Membership, and Director Nomination Process” beginning on page 20. After years of dedicated service, Mr. Peter Wendell will retire from the Board effective as of the 2024 Annual Meeting.

Merck & Co., Inc. 2024 Proxy Statement

Proxy Summary	÷ ÷ ÷ ÷	9

Nominees for Director (Page 36)

The following provides summary information about each Director nominee. Each Director stands for election annually. Detailed information about each individual’s background, skillsets and areas of expertise can be found beginning on page 36.

				Current Committee Memberships
				Audit	C&MD	Governance	Research
Director Nominee	Age	Director Since	Title
Douglas M. Baker, Jr.	65	2022	Founding Partner, E2SG Partners; Former Executive Chairman and Chief Executive Officer, Ecolab Inc.
Mary Ellen Coe	57	2019	Chief Business Officer, YouTube Inc.
Pamela J. Craig	67	2015	Former Chief Financial Officer, Accenture plc
Robert M. Davis Management	57	2021	Chairman, Chief Executive Officer and President, Merck & Co., Inc.
Thomas H. Glocer Lead Director	64	2007	Founder/Managing Partner, Angelic Ventures LP; Former Chief Executive Officer, Thomson Reuters Corporation
Risa J. Lavizzo-Mourey, M.D.	69	2020	Professor Emerita, Robert Wood Johnson Foundation Population Health and Health Equity, University of Pennsylvania
Stephen L. Mayo, Ph.D.	62	2021	Bren Professor of Biology and Chemistry & Merkin Institute Professor, California Institute of Technology
Paul B. Rothman, M.D.	66	2015	Former Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and Former CEO, Johns Hopkins Medicine
Patricia F. Russo	71	1995	Former Chief Executive Officer and Director, Alcatel-Lucent
Christine E. Seidman, M.D.	71	2020	Thomas W. Smith Professor of Medicine and Genetics, Harvard Medical School, and Director, Cardiovascular Genetics Center, Brigham and Women’s Hospital
Inge G. Thulin	70	2018	Former Chairman of the Board, President and Chief Executive Officer, 3M Company
Kathy J. Warden	52	2020	Chair, Chief Executive Officer and President, Northrop Grumman Corporation
Number of Meetings in 2023				9	4	4	4

 Committee Chair

Merck & Co., Inc. 2024 Proxy Statement

10	ç ç ç ç	Proxy Summary

Our 2024 Director Nominees Snapshot

Our Director nominees possess broad expertise, skills, experience and perspectives that will facilitate the strong oversight and strategic direction required to govern the Company’s business and strengthen and support senior management. As illustrated by the following charts, our slate of Director nominees consists of individuals with expertise in fields that align with the Company’s business and long-term strategy, includes a mixture of tenure that allows for both new perspectives and continuity and reflects the Board’s commitment to diverse perspectives.

Board Skills and Qualifications (of 12 Director Nominees)	No. of Nominees*

CEO Leadership	8

Financial	6

Scientific / Technology	6

Healthcare Industry	6

Global Strategy & Operations	10

Marketing / Sales	4

Digital	7

Public Company Governance	9

Public Policy & Regulation	7

Talent Management	10

Capital Markets Experience	3

* See page 22 of this proxy statement under Nominee Skills and Demographic Matrix for how these Board skills and qualifications are represented by each Director nominee individually.

Merck & Co., Inc. 2024 Proxy Statement

Corporate Governance	| | | |	11

The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board’s primary mission is to represent and protect the interests of our shareholders. To that end, the Board selects and oversees the senior management team, which is charged with conducting Merck’s daily business.

The Board has adopted corporate governance guidelines (the “Policies of the Board”) that, together with our Restated Certificate of Incorporation, By-Laws and Board committee charters, form the governance framework for the Board and its committees. The Policies of the Board cover a wide range of subjects, including the philosophy and functions of the Board, the composition of the Board, the independent Lead Director’s responsibilities, categorical independence standards, Director qualifications, assessment of the Board, committee responsibilities, Director transition and retirement, service on other boards, Director compensation, stock ownership guidelines, chairmanship of meetings, Director orientation and continuing education, incumbent Director resignation and related person transactions. From time to time, the Board updates the Policies of the Board and Board committee charters in response to changing regulatory requirements, evolving best practices and the perspectives of our shareholders and other constituents.

Governance Materials

The following items relating to corporate governance at Merck are available on our website at www.merck.com/company-overview/leadership/board-of-directors:

•	Restated Certificate of Incorporation

•	By-Laws

•	Policies of the Board — a statement of Merck’s corporate governance guidelines

•	Merck Board Committee Charters

•	Merck Code of Conduct — Our Values and Standards

Governance Highlights

We believe good corporate governance is essential to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of our Company and its many stakeholders. For this reason, we devote considerable time and resources to making sure that our policies reflect our values and business goals, we have an effective corporate governance structure, and we operate in an open, honest and transparent way. In addition, we evaluate our practices against prevailing best practices as well as emerging and evolving topics identified in a variety of ways, including through shareholder engagement and corporate governance organizations.

Merck & Co., Inc. 2024 Proxy Statement

12	ç ç ç ç	Corporate Governance Board Leadership Structure

We highlight some significant aspects of our corporate governance practices below.

Independence

•  We have a strong independent Lead Director.

•  Our independent Directors convene regular executive sessions.

•  All four of our standing Board committees (Audit, C&MD, Governance and Research) are comprised solely of independent Directors.

•  Eleven of our twelve Director nominees are independent.

Accountability

•  Every Director stands for re-election every year.

•  Directors are elected by majority vote.

•  An incumbent director who does not receive a majority vote must tender his/her resignation, and the Governance Committee must promptly make a recommendation as to the tendered resignation. The Board must act on the Governance Committee’s recommendation within 90 days after certification of the vote and publicly disclose its decision and rationale.

Best practices

•  Our Board of Directors as a whole, and each Board committee, conducts a self-evaluation every year.

•  The Board actively engages in CEO succession planning.

•  The Board is diverse in terms of gender, ethnicity,
experience and skills.

•  Our Board has a written Diversity Policy incorporated into the Policies of the Board.

Transparency

•  We have strong control over our political spending and disclose corporate political activity and contributions in the U.S., Canada and Australia.

•  We disclose aspects of our public policy engagement, including our key lobbying/advocacy issues.

•  We disclose philanthropic grants and charitable contributions in the U.S.

Board oversight

•  The full Board and each individual Board committee is responsible for overseeing risk.

•  The full Board oversees corporate strategy.

Alignment with shareholder interests

•  Our officers and directors are prohibited from engaging in hedging, pledging or short sale transactions involving Merck common stock.

•  Executives and Directors must hold prescribed meaningful amounts of Merck common stock.

•  We have a robust shareholder engagement program.

•  We have a proxy access provision in our By-Laws under which shareholders who own 3% of our outstanding common stock for at least three years may nominate up to 20% of the members of our Board.

•  Holders of 15% of our shares may call a special meeting.

•  We do not have a shareholder rights plan (also known as a poison pill).

•  We do not have any supermajority voting provisions.

Compensation practices

•  We have conducted an annual say-on-pay advisory vote since 2011.

•  All incentive compensation paid to executives is subject to a clawback policy.

•  Our incentive compensation awards are designed to align pay with performance.

•  Our C&MD Committee uses an independent compensation consultant.

Operating Responsibly

•  We have a longstanding commitment to operating responsibly.

•  All of our employees must adhere to a robust Code of Conduct.

Board Leadership Structure

Currently, the Board is led by Robert M. Davis, who serves as the Chairman of the Board and CEO of Merck, and by Thomas H. Glocer, an independent Director, who serves as the Board’s Lead Director. The Board believes that the Company and our shareholders are best served by allowing the Board to exercise its judgment regarding the most appropriate leadership structure for the Company and the Board at a given time. The Board’s discretion should not be unduly constrained in advance because the most appropriate leadership structure at any given time will depend on a variety of factors, including the leadership, skills and experience of each of the CEO, the independent Lead Director and the other members of the Board, as well as the needs of the business and other factors. The independent Directors evaluate our Board leadership structure at least annually.

Merck & Co., Inc. 2024 Proxy Statement

Corporate Governance Lead Director	÷ ÷ ÷ ÷	13

As Chairman, Mr. Davis presides over meetings of the Board and shareholders and focuses on Board operations and governance matters. He serves as the liaison between the Board and management, working closely with the independent Lead Director. Mr. Davis is also in charge of the general supervision, direction and control of the business and affairs of the Company subject to the Board’s overall oversight. The Board meets in executive session without Mr. Davis at each regular Board meeting. During these executive sessions led by Mr. Glocer as independent Lead Director, the Directors discuss topics such as the Board’s leadership structure, succession planning for the CEO and key management positions, and points of follow-up with management on strategic issues. The Board believes that having Mr. Davis serve as Chairman and CEO adds strategic and operational perspective to the Chairman role because he can draw on his detailed institutional knowledge of the Company and industry experience. At the same time, there is strong independent oversight with Mr. Glocer as independent Lead Director and four independent Board committees chaired by independent Directors. Mr. Glocer can communicate with Mr. Davis between meetings and act as a “sounding board” and advisor and is also vested with key duties and responsibilities as discussed below.

Lead Director

Appointed by the independent members of the Board of Directors, the position of Lead Director has a clear mandate and significant authority and responsibilities set forth in the Policies of the Board. These include:

Board Meetings and Executive Sessions

•  The authority to call meetings of the independent members of the Board.

•  Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent members of the Board.

Communicating with Management	• Serving as the principal liaison on Board-wide issues between the independent members of the Board and the Chairman and CEO.

Agendas	• Approving meeting agendas and information sent to the Board, including supporting material for meetings.

Meeting Schedules	• Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items.

Communicating with Shareholders and Stakeholders	• Being available for consultation and direct communication with major shareholders, as appropriate. • Serving as a liaison between the Board and shareholders on investor matters.

Board Performance Evaluation	• Leading the annual performance evaluation of the Board.

Chairman and CEO Performance Evaluations	• Leading the annual performance evaluation of the Chairman and CEO.

CEO Succession	• Leading the CEO succession planning process.

Each of the Board’s four standing committees is composed solely of independent Directors. As further described below, each of these committees also plays an active role in the Board’s leadership structure. The independent chairs of these committees provide strong leadership to guide the important work of the Board. They work with the Company’s senior executives to ensure the committees are discussing key strategic risks and opportunities of the Company. The Board believes the Company and its shareholders are well-served by the current leadership structure for all the foregoing reasons.

Merck & Co., Inc. 2024 Proxy Statement

14	ç ç ç ç	Corporate Governance Board Meetings and Committees

Board Meetings and Committees

In 2023, the Board of Directors met seven times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, applicable Board committee meetings and annual shareholder meetings.

The independent Directors of the Board met in 6 executive sessions in 2023. The Lead Director of the Board presided over the executive sessions. All 13 Directors nominated for election at the 2023 Annual Meeting of Shareholders attended the meeting.

All Directors attended at least 75% of the meetings of the Board and of the committees on which they served in 2023.

The Board of Directors has four standing committees, each of which is made up solely of independent Directors: Audit Committee; C&MD Committee; Governance Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. All the standing committees are governed by Board-approved charters, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors/. The committees evaluate their performance and review their charters annually. Additional information about the committees is provided below. As a non-independent director, Mr. Davis is not a member of any Board committee, but may participate in meetings at the request of the committees.

Merck & Co., Inc. 2024 Proxy Statement

Corporate Governance Board Meetings and Committees	÷ ÷ ÷ ÷	15

Audit Committee

Pamela J. Craig Chair

 Overview

The Audit Committee oversees our accounting and financial reporting processes, internal controls and audits and consults with management, the internal auditors, and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors (as described on page 89 of this proxy statement) and for the approval of the annual internal audit plan as executed by the internal audit organization.

The Audit Committee’s Report is included on page 89 of this proxy statement.

 The Primary Functions of this Committee are to:

•   Oversee the Company’s accounting and financial reporting processes, internal controls and audits;

•   Appoint, evaluate and retain, and maintain direct responsibility for the compensation, termination and oversight of, the Company’s independent auditors, including evaluating their qualification, performance, and independence;

•   Oversee the Company’s compliance with legal & regulatory requirements, including monitoring compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reporting on these items to the Board;

•   Establish procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

•   Oversee the Enterprise Risk Management process;

•   Regularly meet with the Chief Information Officer regarding the Company’s information technology and have primary responsibility for overseeing the Company’s cybersecurity risk management program; and

•   Review any significant issues concerning litigation and contingencies with management, counsel, and the independent public accountants.

Other Members Douglas M. Baker, Jr. Stephen L. Mayo, Ph.D. Paul B. Rothman, M.D. Christine E. Seidman, M.D. Kathy J. Warden

Number of Meetings in 2023: 9

Financial Experts on Audit Committee

The Board has determined that each of Mr. Baker, Ms. Craig and Ms. Warden is an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.

Compensation and Management Development Committee

Patricia F. Russo Chair

 Overview

The C&MD Committee annually reviews and approves corporate goals and objectives relevant to the compensation opportunity for the Company’s executive officers, including the CEO; evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target TDC and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the Compensation Discussion and Analysis section of this proxy statement beginning on page 45. The independent members of the full Board ultimately make the final compensation decisions for the CEO.

The C&MD Committee Report is included on page 62 of this proxy statement.

 The Primary Functions of this Committee are to:

•   Establish and maintain a competitive portfolio of fair and equitable compensation and benefits policies, practices and programs designed to attract, engage and retain a workforce that helps the Company achieve immediate and long-term success;

•   Discharge the Board’s responsibilities for compensating our officers;

•   Oversee/monitor

–  The competence and qualifications of our executive officers,

–  Officer succession,

–  The soundness of the organizational structure,

–  The Company’s programs, policies and practices related to its management of human capital resources including talent management, culture, diversity, equity and inclusion, and provide input on the same, and

–  Other related matters necessary to ensure the effective management of the business; and

•   Review the Compensation Discussion and Analysis for inclusion in our proxy statement.

Other Members Mary Ellen Coe Thomas H. Glocer Risa J. Lavizzo-Mourey, M.D. Inge G. Thulin Peter C. Wendell(1)

Number of Meetings in 2023: 4

Compensation and Management Development Committee Interlocks and Insider Participation There were no C&MD Committee interlocks or insider (employee) participation during 2023.

(1) Mr. Wendell is retiring from the Board effective as of the 2024 Annual Meeting.

Merck & Co., Inc. 2024 Proxy Statement

16	ç ç ç ç	Corporate Governance Board Meetings and Committees

Governance Committee

Thomas H. Glocer Chair | Lead Director

 Overview

The Governance Committee oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees. Further, the Governance Committee annually reviews the size, structure and needs of the Board and Board committees, reviews possible candidates for the Board and recommends Director nominees to the Board for approval. The details of the review process and assessment of candidates are described under “Board Succession Planning, Criteria for Board Membership, and Director Nomination Process” beginning on page 20 of this proxy statement.

 The Primary Functions of this Committee are to:

•   Coordinate an annual evaluation of Board performance, and review Board compensation, related person transactions and Director and Officer indemnity and fiduciary liability insurance coverage for the Company’s officers and non-employee Directors;

•   Oversee the Board’s Incumbent Director Resignation Policy;

•   Review the Company’s Good Manufacturing Practice compliance, including with respect to internal and external manufacturing as well as internal and external audits; worker safety practices; and privacy policies and practices;

•   Review social, political and economic trends that affect our business; review the positions and strategies we pursue to influence public policy; and

•   Assist the Board in its oversight of the Company’s sustainability matters and strategy related thereto, including: (i) reviewing public policy positions, strategy regarding political engagement, and corporate responsibility initiatives with significant financial and/or reputational impact, as appropriate, and monitoring and evaluating the Company’s corporate responsibility programs and activities, including the support of charitable, political and educational organizations and political candidates and causes, (ii) reviewing the Company’s environmental sustainability practices, its supply chain manufacturing strategy and governance, as well as its third-party sourcing programs, and (iii) ensuring that applicable sustainability matters are subject to review by Board committees with relevant areas of competency.

Other Members Douglas M. Baker, Jr. Pamela J. Craig Patricia F. Russo Inge G. Thulin Kathy J. Warden

Number of Meetings in 2023: 4

Research Committee

Paul B. Rothman, M.D. Chair

 Overview

The Research Committee oversees the overall strategy, direction and effectiveness of the Company’s operations for the research and development of pharmaceutical products and vaccines. As part of this oversight, the Research Committee focuses on a variety of areas, including drug and vaccine discovery, licensing and development strategies, decision-making procedures and outcomes, as well as processes and procedures for identifying, evaluating and capitalizing on cutting edge scientific developments and advancements and enabling technologies.

 The Primary Functions of this Committee are to:

•   Identify areas and activities that are critical to the success of our product and vaccine discovery, development and licensing efforts and evaluate the effectiveness of our strategies and operations in those areas;

•   Keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations; and

•   Assist the Board in its oversight responsibilities to ensure compliance with the highest standards of scientific integrity in the conduct of Merck research and development.

Other Members Mary Ellen Coe Risa J. Lavizzo-Mourey, M.D. Stephen L. Mayo, Ph.D. Christine E. Seidman, M.D. Peter C. Wendell(1)

Number of Meetings in 2023: 4

(1) Mr. Wendell is retiring from the Board effective as of the 2024 Annual Meeting.

Merck & Co., Inc. 2024 Proxy Statement

Corporate Governance Board’s Role in Strategic Planning	÷ ÷ ÷ ÷	17

Board’s Role in Strategic Planning

The Board — acting both as a whole and through its four standing committees — is fully engaged and involved in the Company’s strategic planning process. All of our Directors have an obligation to keep informed about the Company’s business and strategies, so they can provide guidance to management in formulating and developing plans and knowledgeably exercise their decision-making authority on matters of importance to the Company.

The Board’s oversight and guidance are inextricably linked to the development and review of the Company’s strategic plan. By exercising sound and independent business judgment on the strategic issues that are important to the Company’s business, the Board facilitates Merck’s long-term success.

Our Strategic Planning Cycle

Merck & Co., Inc. 2024 Proxy Statement

18	ç ç ç ç	Corporate Governance Risk Oversight

Risk Oversight

Overseeing risk is an important component of the Board’s engagement on strategic planning. The Board’s approach to overseeing risk management leverages the Board’s leadership structure and ensures the Board oversees risk through both a Company-wide approach and specific areas of competency. A summary of this risk oversight approach follows:

Board of Directors Oversees risk through Company-wide Enterprise Risk Management (“ERM”) process and functioning of Board Committees.

Audit Committee

Responsibility for reviewing the ERM process to ensure it is robust and functioning effectively.

Primary responsibility for overseeing the Company’s cybersecurity risk management program.

Oversees risk relating to finance, business integrity and internal controls over financial reporting through its interactions with the Chief Financial Officer, Chief Compliance Officer, Controller and the head of internal audit.

Compensation and Management Development Committee

Evaluates relationships between risk and reward as it relates to our executive compensation program.

When setting incentive plan targets each year, the C&MD Committee is aware of the risk associated with drug pricing, among other things, and ensures our plans do not incentivize risky behavior in order to meet targets.

Oversees the Company’s programs, policies and practices related to its management of human capital resources.

Management Identification, assessment and management of risk through Company-wide ERM process.

Governance Committee

Oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees, considers the size, structure and needs of the Board, reviews possible candidates for the Board, and recommends Director nominees to the Board for approval.

Plays a role in compliance oversight, including in the areas of manufacturing quality, privacy, and worker safety.

Assists the Board in its oversight of sustainability matters and strategy.

Research Committee Oversees overall strategy, direction and effectiveness of the Company’s research and development operations.

The ERM process allows for full Board oversight of the most significant risks facing the Company and was established to ensure a complete Company-wide approach to evaluating risk over six distinct but overlapping risk areas:

Responsibility and Reputation	Risks that may impact the well-being of the Company, its employees, customers, patients, communities or reputation

Strategy	Macro risks that may impact our ability to achieve long-term business objectives

Operations	Risks in operations and cybersecurity that may impact our ability to achieve business objectives

Compliance	Risks related to compliance with laws, regulations and Company values, ethics and policies

Reporting	Risks to maintaining accurate financial statements and timely, complete financial disclosures

Safety	Risks to employee, patient or community health and safety

Merck & Co., Inc. 2024 Proxy Statement

Corporate Governance Risk Oversight	÷ ÷ ÷ ÷	19

Our ERM process seeks to identify emerging risks and address them appropriately to limit negative consequences to the Company and the data it maintains. Its goal is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk and to monitor risk and agreed-upon mitigating action. Furthermore, if a risk transforms into an incident, the ERM process ensures that effective response and business continuity plans are in place. If the ERM process identifies a material risk, it will be elevated through the CEO and the Executive Team to the full Board for consideration. Through the ERM process, each Board committee oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Company’s Executive Team and the heads of business divisions, compliance and corporate functions. A committee may address risks directly with management or, where appropriate, may elevate a risk for consideration by the full Board or another Board committee. The Board committees also oversee risk based on their specific areas of competency. Additional detail with respect to certain key areas of oversight are provided below.

Cybersecurity and Privacy

As discussed in more detail in the 2023 10-K, the Company’s cybersecurity measures are primarily focused on ensuring the security and protection of its information technology systems and data. The Audit Committee and the Board receive periodic reports that include updates on the Company’s cybersecurity risks and threats, the status of projects intended to strengthen its information security systems, assessments of the information security program (including remediation, mitigation, and management of identified vulnerabilities), and the emerging threat landscape. The Company’s information security program is regularly evaluated by internal and external consultants and auditors with the results of those reviews reported to senior management and the Audit Committee.

We have also developed and continually evolve our Global Privacy Program to promote organizational accountability for privacy, data governance, and data protection across our business and with our collaborative partners and suppliers. The program helps us uphold our commitment to data security and privacy, including maintaining 100% compliance to regulatory requirements for active incident monitoring, risk/harm analysis, and on-time notification of data breaches. Our commitment applies not only to our Company’s information, but also to the information entrusted to us by others. We were the first company in the world to obtain regulatory certification in the European Union for Binding Corporate Rules based in part on our existing Asia Pacific Economic Cooperation Cross Border Privacy Rules certification.

We are aware that we must continuously evolve our controls to address new threats, adhere to changing laws and standards, and reduce the risk associated with the introduction of new, innovative technology. While everyone at the Company plays a part in information security, cybersecurity, and data privacy, oversight responsibility is shared by the Board, its committees, and management.

Responsible Party	Oversight Area for Cybersecurity and Privacy Matters
Board	Participates in regular reviews and discussions dedicated to the Company’s risks related to the protection of our data and systems including cybersecurity and privacy.
Audit Committee

Primary responsibility for overseeing the Company’s cybersecurity risk management program. The Audit Committee provides feedback on the Company’s framework for assessing, prioritizing and mitigating cybersecurity risk and receives periodic updates based on this framework, including from third-party and internal audit assessments.

Governance Committee	Responsible for oversight in the area of privacy and receives periodic updates regarding the Company’s Global Privacy Program.
Management

Responsible for implementing and managing the Company’s framework for assessing, prioritizing and mitigating cybersecurity risk. A Chief Information Security Officer manages the Company’s Information Security Program with a group responsible for leading enterprise-wide cybersecurity risk management, strategy, policy, standards, architecture and processes. Manages the Company’s Global Privacy Program. Responds to incidents and issues in a timely manner. Provides periodic updates to the Board and or its committees, as applicable.

Merck & Co., Inc. 2024 Proxy Statement

20	ç ç ç ç	Corporate Governance Board Succession Planning, Criteria for Board Membership, and Director Nomination Process

Sustainability

The Board of Directors and its Committees are responsible and accountable for overseeing the Company’s sustainability matters, and management is responsible for reviewing, refining, and implementing the long-term sustainability strategy and for updating the Board and its Committees.

Responsible Party	Key Oversight Areas
Board	The Board, as a whole and through its Committees, has responsibility for overseeing the Company’s strategy for sustainability-related matters.
Governance Committee

This Committee monitors and assists the Board in overseeing the Company’s strategy for sustainability-related matters, including ensuring review by Board committees with relevant areas of competency. This Committee also reviews the Company’s sustainability strategy, including our approach to access to health, environmental sustainability practices and political engagement.

C&MD Committee

This Committee assists the Board with its oversight of human capital management, including the Company’s programs, policies, and practices related to talent management, culture, diversity, equity and inclusion. This includes maintaining fair hiring and promotion practices, and a commitment to sustain equitable pay for Merck employees of all genders, races and ethnicities. This Committee also oversees the Company’s efforts to link sustainability to compensation.

Audit Committee	This Committee monitors compliance with the Company’s policies on ethical business practices and oversees any sustainability bonds the Company may issue.
Research Committee	This Committee monitors compliance with the highest standards of scientific integrity in the conduct of the Company’s research and development.
Management

Our Executive Team and senior management are responsible for reviewing, refining and implementing our Company’s long-term sustainability strategy. Cross-functional groups, such as the Strategic Policy & Sustainability Council that consists of senior leaders from across the Company, direct the day-to-day supervision for sustainability efforts.

By ensuring ongoing business engagement ownership and accountability with regard to sustainability, management is working to create long-term value, to differentiate our Company as a leader, and to respond to stakeholder requests for information. The alignment of our sustainability strategy with our corporate strategic framework ensures that the Company is meeting our public commitments and expectations of our stakeholders, which are presented in the annual Impact Report.

For more information about our approach to sustainability, please visit our 2022/2023 Impact Report at https://www.merck.com/company-overview/sustainability/.

Board Succession Planning, Criteria for Board Membership, and Director Nomination Process

In Board succession planning, the Governance Committee and the Board consider, among other things, the needs of the Board and the Company in light of the overall composition of the Board, with a view toward achieving a balance of the skills, experience and attributes that are essential to the Board’s oversight role. In particular, the Board is deliberate in ensuring the Board has the right mix of diverse perspectives, skills and expertise to address the Company’s current and anticipated needs as opportunities and challenges facing the Company evolve. The Board also strives to ensure an appropriate mix of tenure on the Board and being balanced with both experienced and newer directors. Such considerations have resulted in the election of five new independent Board members since 2020. The Board also has a policy set forth in the Policies of the Board that Directors may not be nominated for re-election to the Board after they reach the age of 75. The Board believes that, in addition to its ongoing review of the overall composition of the Board, this policy promotes regular refreshment of the Board and is considered as part of overall succession planning.

Merck & Co., Inc. 2024 Proxy Statement

Corporate Governance Board Succession Planning, Criteria for Board Membership, and Director Nomination Process	÷ ÷ ÷ ÷	21

The Governance Committee is responsible for screening and nominating director candidates to be considered for election by the Board. As part of this process, the Governance Committee considers the composition of the Board at the time, including the depth of experience, balance of professional skills, expertise and diversity of perspectives represented by its members at the time. The Governance Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended by other Board members, management, shareholders or search consultants.

Diversity

As a Company, Merck knows that diversity and inclusion are fundamental to the Company’s success and core to future innovation. As a Board, diversity is an important factor considered when identifying prospective nominees for our Board, and the Policies of the Board include a formal diversity policy. The policy reflects the Board’s longstanding commitment to ensuring that Directors represent diverse perspectives and areas of expertise important to fostering the Company’s business success. The policy provides that the Board does not discriminate against potential Directors on the basis of gender, race, age, sexual orientation or ethnic and national background and that having a board composed of diverse individuals is an important contributor to the Board’s overall effectiveness.

Shareholder Recommendations of Director Candidates

The Governance Committee will consider recommendations for Director candidates made by shareholders and will evaluate those individuals using the same criteria applied to other candidates. Shareholder recommendations must be sent to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A., and must include detailed background information regarding the recommended candidate that demonstrates how that candidate meets the Board membership criteria.

Candidates are evaluated initially based on materials submitted by them or on their behalf. If a proposed or recommended candidate continues to be of interest to the Governance Committee, we obtain additional information through inquiries to various sources and, if warranted, interviews.

Individual Experience, Qualifications, Attributes and Skills

In its regular discussions regarding Board composition — and especially in conjunction with the annual Board and committee evaluations — the Governance Committee works with the Board to determine the appropriate mix of professional experience, expertise, educational background and other qualifications that are particularly desirable in light of our current and future business strategies. The Governance Committee uses this input in its planning and Director search process.

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

•	be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

•	have demonstrated ability and sound judgment that usually will be based on broad experience;

•	be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual shareholder meetings;

•	possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

•	be committed to building sound, long-term Company growth.

In addition to these criteria, the following matrix highlights the mix of key skills and qualifications the Board considers for future candidates. These attributes are amply represented by our current Director nominees. Additional biographical information on each nominee is set out starting on page 36.

Merck & Co., Inc. 2024 Proxy Statement

22	ç ç ç ç	Corporate Governance Nominee Skills and Demographic Matrix

The following biographical disclosures include information regarding nominees for election at the 2024 Annual Meeting only. After years of dedicated service, Peter Wendell will retire as of, and not stand for reelection at, the 2024 Annual Meeting, and is not represented in the following biographical disclosures.

Nominee Skills and Demographic Matrix

Skills and Experience of our 2024 Director Nominees

CEO Leadership Experience serving as a chief executive officer at a publicly traded or private organization	●			●	●	●		●	●		●	●

Financial Experience or expertise in financial accounting and reporting processes or the financial management of a major organization	●		●	●					●		●	●

Scientific / Technology Scientific or technological degree or work experience in a scientific or technological field							●	●	●	●	●	●

Healthcare Industry Experience with complex issues within the healthcare industry	●			●			●	●		●	●

Global Strategy & Operations Leadership experience overseeing and/or driving strategic direction and growth of an organization globally	●	●	●	●	●			●	●	●	●	●

Marketing / Sales Experience in marketing, advertising, social media and consumer insight functions, including product development and brand building		●		●	●						●

Digital Experience or expertise in information technology (including cybersecurity and data privacy) or the use of digital media to facilitate business objectives		●	●		●		●	●	●			●

Public Company Governance Experience as a board member of another publicly-traded company	●	●	●	●	●		●		●		●	●

Public Policy & Regulation Experience with public policy and regulation in the healthcare industry or other highly- regulated industries				●	●	●		●		●	●	●

Talent Management Experience in executive recruiting, succession planning and talent management, including retaining key talent and driving employee engagement	●	●	●		●	●		●	●	●	●	●

Capital Markets Experience Experience in corporate lending or borrowing, capital market transactions, significant mergers or acquisitions, private equity or investment banking	●			●	●

Certain Demographic Information

Tenure (years)	2	5	9	3	17	4	3	9	29	4	6	4

Age	65	57	67	57	64	69	62	66	71	71	70	52

Gender	M	F	F	M	M	F	M	M	F	F	M	F

Race/Ethnicity

Black/African American						●	●

White	●	●	●	●	●			●	●	●	●	●

Merck & Co., Inc. 2024 Proxy Statement

Corporate Governance Management Succession Planning	÷ ÷ ÷ ÷	23

Management Succession Planning

Succession planning and talent development are important at all levels within the Company. The Board regularly reviews short- and long-term succession plans for the CEO and other executive officers. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required for an effective CEO in light of the Company’s global business strategies, opportunities and challenges. More broadly, the Board engages with the Company’s leadership team on matters of talent and culture, including around the development of the Company’s talent pipeline and advancing diversity and inclusion efforts across the enterprise. The Board’s succession planning activities are strategic, long-term and supported by the Board’s committees and external consultants, as needed, and Directors have substantial opportunities to engage with possible succession candidates.

Annual Board Evaluation

The Board conducts an evaluation of its performance and effectiveness, as well as that of its four standing committees, on an annual basis. The purpose of the evaluation is to identify ways to enhance the overall effectiveness of the Board and its committees, track progress in certain areas targeted for improvement, and provide opportunities to discuss other important topics. Among other topics, each Director provides feedback on the following topics that the full Board then considers:

•	the Board’s effectiveness in evaluating and monitoring the Company’s strategy and risks;

•	whether the Board has the right mix of skills, experiences, and attributes in light of the current issues facing the Company and its strategy for the future;

•	whether the Board’s leadership structure remains appropriate and effective;

•	evaluating such Director’s contributions as well as the contributions of other Directors; and

•	whether there is adequate time to raise questions, and make comments, both during and between Board meetings.

In addition, each Committee member evaluates their respective Committees, including with respect to leadership, composition, and functioning. The independent Lead Director leads the evaluation process. In 2023, the evaluation was conducted in 3 phases, and led to refinements to meeting agendas, streamlining of materials, and identification of priority agenda topics for the Board to address in 2024.

Merck & Co., Inc. 2024 Proxy Statement

24	ç ç ç ç	Corporate Governance Shareholder Engagement and Feedback

Shareholder Engagement and Feedback

Merck regularly communicates with shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, members of Investor Relations, the Office of the Secretary, Human Resources and the ESG Strategy and Engagement Team, as well as other subject-matter experts within the Company, engage with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns. These teams serve as liaisons between shareholders, members of senior management and the Board. We also regularly seek to take advantage of other engagement opportunities and events.

In addition, we conduct a formal shareholder outreach program twice a year focused on governance, executive compensation and sustainability. We believe it is most productive to discuss these matters well in advance of the Company’s Annual Meeting of Shareholders to enable management and the Board to gather information about shareholder perspectives and make educated and deliberate decisions that are balanced and appropriate for Merck’s diverse shareholder base and in the Company’s best interests. Given our large shareholder base, we concentrate our formal outreach efforts on those of our largest 50 shareholders, who have stewardship teams involved in proxy voting. Our largest 50 shareholders represented approximately 50% of our ownership as of December 31, 2023, based on filings made by our shareholders with the SEC on or before March 5, 2024.

Merck & Co., Inc. 2024 Proxy Statement

Corporate Governance Shareholder Communications with the Board	÷ ÷ ÷ ÷	25

In 2023, specifically, we followed this process and held discussions with a number of our shareholders in the spring before the Annual Meeting of Shareholders that year and once again in late fall. Our independent Lead Director, who is also Chair of the Governance Committee, participated in substantive engagements with some of the Company’s shareholders.

Topics Discussed with Shareholders during 2023

•  Company strategy

•  Board leadership, composition and refreshment

•  Management succession

•  Board and management diversity

•  Human capital management

•  Sustainability reporting and goals

•  Shareholder proposals

• Global access to Merck products • Diversity, equity & inclusion • Risk oversight • Cybersecurity • Executive compensation programs • Policy and pricing environment • Lobbying expenditures	• Climate initiatives • Merck Animal Health • Director tenure • Merck culture • Reputation • Board evaluation process

We heard from a number of shareholders that they appreciated the Company’s disclosures of certain demographic information about Directors but also expressed interest in understanding this information on an individualized basis. Following discussion with the Governance Committee and the Board, we added a matrix on page 22 providing demographic information regarding each Director nominee on an individualized basis.

In addition, we heard that shareholders appreciated the Company’s existing disclosures regarding access and pricing transparency for our medicines and vaccines, but some were interested in additional disclosure focused on the Company’s approach to patents and access. We included such disclosure on pages 26 to 30.

Proxy Access

After engaging with a number of our largest shareholders, our Board proactively amended our By-Laws in 2015 to give shareholders a right to proxy access for Director nominations. Our By-Laws allow a shareholder (or a group of no more than twenty shareholders) who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years to include Director nominees constituting up to 20% of the Board in the Company’s proxy materials for an annual meeting of shareholders. Our By-Laws, which prescribe additional requirements for proxy access, are available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Shareholder Communications with the Board

The Board of Directors welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties may communicate directly with the Board, the independent Lead Director, the non-management or independent Directors as a group or other members of the Board by emailing office.secretary@merck.com, or by writing to the following address: Board of Directors, 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Office of the Secretary for the purpose of determining whether the contents are appropriate for submission to the entire Board, the Chairman, the independent Lead Director or the Chair of a particular committee. The Office of the Secretary will not transmit:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive or abusive content;

•	communications that have no relevance to the role of the Board or to the business of the Company;

•	resumes or other job-related inquiries; and

•	mass mailings, solicitations and advertisements.

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26	ç ç ç ç	Corporate Governance Access and Pricing Transparency for Our Medicines and Vaccines

Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to the Chair of the Governance Committee. Comments or questions regarding executive compensation will be referred to the Chair of the C&MD Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct — Our Values and Standards.

The Merck Code of Conduct is available on our website at www.merck.com/company-overview/culture-and-values/code-of-conduct/values-and-standards/ .

Access and Pricing Transparency for Our Medicines and Vaccines

Our Company

At Merck, our mission is to use the power of leading-edge science to save and improve lives around the world. For more than 130 years, we have worked to help solve the world’s toughest medical challenges. We have developed essential childhood vaccines, introduced the first protease inhibitor, which helped transform AIDS from a death sentence to a chronic disease, and developed the first statin to demonstrate a significant benefit on health outcomes from reducing high cholesterol. More recently, we have been working on the treatment and prevention of cancer. For example, we have been researching and developing KEYTRUDA (pembrolizumab), the Company’s anti-PD-1 (programmed death receptor-1) therapy. Since its first approval in 2014, our Company has demonstrated the efficacy of KEYTRUDA in 39 indications across 17 tumor types and 2 tumor agnostic indications and reached nearly 2 million patients. The impact of KEYTRUDA and other recent treatment advances is difficult to overstate, with a recent American Cancer Society report finding that cancer mortality in the United States has fallen 33% from 1991 to 2021, representing an estimated 4 million Americans whose deaths have been averted.1

Our product GARDASIL is the first FDA-approved vaccine to guard against the human papillomavirus (HPV). HPV is the leading cause of the vast majority of cases of cervical cancer, the fourth most common cancer of women globally. A study of real world evidence published in the New England Journal of Medicine evaluating data from Swedish girls and women between 10 and 30 years of age found a substantially reduced risk of invasive cervical cancer among those who had been fully vaccinated with GARDASIL.2 An American Cancer Society report found similar transformative public health outcomes in the United States, with a 65% decrease in cervical cancer rates in women in their early 20s, following the widespread adoption of HPV vaccines in the United States.3

Our Commitment

We continue to focus on innovative health solutions that advance disease prevention and treatment for both humans and animals and are committed to operating responsibly. This commitment has remained a pillar of strength for us, forming the foundation of our strategic framework and business approach. We are dedicated to putting patients first, upholding ethical standards, demonstrating integrity, showing respect for people, and driving innovation and scientific excellence across all aspects of our operations.

In 2023, we reached more than 500 million people with our innovations across commercial channels, clinical trials, access strategies like our partnership with Gavi and UNICEF, voluntary licensing of antiviral treatments including our investigational antiviral COVID-19 medicine, as well as medicine and vaccine donations.

[1]	Siegel RL, Giaquinto AN, Jemal A. Cancer statistics, 2024. CA: A Cancer J Clin. https://doi.org/10.3322/caac.21820. Published Jan. 17, 2024. Accessed Feb. 3, 2024.
[2]	Lei J, Ploner A, Elfstrom E, et al. HPV Vaccination and the Risk of Invasive Cervical Cancer. N Engl J Med 2020; 383:1340-1348. DOI: 10.1056/NENMoa1917338.
[3]	Siegel RL, Miller KD, Wagle NS, et al. Cancer statistics, 2023. CA: A Cancer J Clin. https://doi.org/10.3322/caac.21763. Published Jan. 12, 2023. Accessed Feb. 3, 2024.

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Corporate Governance Access and Pricing Transparency for Our Medicines and Vaccines	÷ ÷ ÷ ÷	27

We generally report progress on our company-wide Access to Health goals on an annual basis. Our current goals are to:

•	Reach at least 75 percent of countries in the world annually with our products

•	Enable access for 350 million more people to our innovative medicines and vaccines through access strategies, solutions, and partnerships by 2025

•	Advance health equity by reaching 50 million people in low- and middle-income countries (LMICs) and populations underserved by healthcare in high-income countries, by 2025

Information regarding our Company’s progress against these goals is available in our most recent annual Impact Report: https://www.merck.com/wp-content/uploads/sites/124/2023/08/Merck-Impact-Report-22-23.pdf.

Pricing Transparency

We have a long history of making our medicines and vaccines accessible and affordable through responsible pricing practices and industry-leading patient-access programs. We are continuing to work to help patients overcome access and affordability challenges.

To provide information about our pricing practices, we have posted on our website an annual Pricing Transparency Report for the United States. The report provides the average annual list price, net price increases and average discounts across the Company’s U.S. portfolio dating back to 2010.

Access & Regulatory

To advance our goal of enabling more people to access our innovative portfolio, we are focusing on building healthcare capacity, strengthening channels for care delivery and fostering sustainable financing. In building healthcare capacity, we help to create greater efficiency for patients in the healthcare system through collaborations with hospitals and healthcare networks. For example, we work with partners using a data-based approach to understand how a patient’s cancer journey can be optimized from earlier diagnosis through to treatment. We also collaborate with different financial institutions and payers, supporting them to expand funding options that help patients and their families cope with potentially high out-of-pocket costs related to critical illness. Through collaborations that reach underserved populations, we are working with healthcare providers and others in the digital health and financial sectors to develop solutions that enhance disease awareness and healthcare access.

We seek to ensure global access to our medicines and vaccines by obtaining and maintaining up-to-date product registrations around the globe. In order to make our products available to the people who need them throughout the world, we registered 156 products and devices in 2022, the majority of which were registered in LMICs in the Asia-Pacific, Central and Eastern Europe, Middle East and Africa, and Americas regions.

We have also taken steps to address the unique needs of LMICs where the infrastructure and personnel necessary to deliver immunization services can be severely limited. Specifically, we have focused on product improvements such as the introduction of vaccine vial monitors for use to assess controlled temperature-chain conditions. In May 2022, we obtained World Health Organization approval for our HPV vaccines’ compatibility for use outside the cold chain for up to four days. This helps enhance accessibility for hard-to-reach populations.

Patient Assistance Program

When market-based solutions are inadequate or unavailable, we pursue programs to provide direct access to our medicines and vaccines, including product donations and patient assistance programs. Individuals who cannot afford our medicines and have no other means of coverage, public or private, may be eligible to be provided with our medicines, at no charge. In the past five years, our patient assistance program in the United States has helped nearly 800,000 patients to obtain our medicines or vaccines free of charge, with an estimated value of $7.8 billion.4

[4]	Periods prior to June 2021 include products included in spin-off to Organon & Co.

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28	ç ç ç ç	Corporate Governance Access and Pricing Transparency for Our Medicines and Vaccines

Patent Exclusivity and Access

Innovation and access to health are central to our Company’s purpose as a research-intensive biopharmaceutical company. Our Access to Health Guiding Principles, available at https://www.merck.com/wp-content/uploads/sites/124/2021/08/Merck-Access-to-Health-Principles_Update-2021.pdf, guide our global approach to access to health.

We believe intellectual property is an enabler and not a barrier to access to innovative, quality-assured medicines and vaccines. Strong intellectual property systems are the cornerstone of innovation, catalyzing the investment needed to embark on the long, costly, and high-risk process of developing new and improved medicines and vaccines. Intellectual property systems not only reward innovation, but also allow scientists to build on each other’s discoveries and provide a framework for collaboration.

In the pharmaceutical industry, a product’s market exclusivity is generally determined by two forms of intellectual property rights: patents owned or controlled by the innovator company and any forms of regulatory exclusivity to which the innovative medicine is entitled. Patents provide our Company with the right to exclude others from practicing an invention for a limited time. Without a meaningful period of market exclusivity, our Company’s ability to invest in research and development (R&D) to discover and develop promising new medicines may be limited.

The extensive R&D process typically leads to numerous types of innovations associated with a medicine. Patents related to a commercial product may cover, among other things, the product’s active ingredient(s), different uses of the product (such as methods of treating a disease), pharmaceutical formulations directed to specific compositions of active and inactive ingredients within the product, delivery mechanisms, and processes for (or intermediates useful in) the manufacture of the product.

We believe it is important to protect our Company’s ability to innovate by continuing to file for core intellectual property rights that protect important innovations. Because of how the patent system is structured, a patent application typically needs to be filed before the Company will know whether the disclosed invention will be relevant to a product candidate in development, or even to a marketed product, or can effectively evaluate the patient-access situation for the disclosed invention. Often, after a related patent application is filed, years of clinical development are still needed to determine a product candidate’s safety and efficacy and whether or not to pursue regulatory approval and what the access situation may be if regulatory approval were to be pursued and received. As such, our Company evaluates all patent applications and resulting patents annually to assess whether they should be maintained.

Our Company conducts a fact-specific and complicated scientific and legal analysis of new innovations discovered during the R&D process to determine whether or not to pursue patent protection. We evaluate our innovations for potential patenting using similar processes deployed by patent offices when they examine the merits of applications for patentability. Each potential patent application is evaluated separately, including the timing of when and where to file on a particular innovation.

Each patent application is subject to rigorous review by individual patent offices in the countries and/or regions in which it is filed. A patent is granted only when determined to meet the standards of patentability in that country or region. Protection afforded by patents may vary from country to country and depends upon the type of patent and its scope of coverage. In the 2023 10-K, we disclosed the various estimated minimum patent exclusivity dates for each of our key products in the U.S., EU (as specifically represented by France, Germany, Italy and Spain), Japan and China, which is typically the expiration of the patent that claims the active ingredient of the product.

A patent directed to the active ingredient(s) of a potential drug product is typically the first application associated with the potential product to be filed, before any clinical testing occurs. Continued investment in R&D occurs through the drug development process, and often also occurs after the drug product is first commercialized to explore additional potential benefits for patients. For example, additional research may demonstrate that a medicine can also be used to treat different states of the same disease, such as earlier stages of cancer, or to treat completely different conditions, including different forms of cancer or different diseases altogether. In other cases, additional research may lead to a demonstration of increased safety or effectiveness of the medicine, new dosage forms, or new forms of administration of a medicine that can improve patient adherence or convenience, leading to better patient outcomes.

By way of example, since 2014, when KEYTRUDA was first approved to treat advanced or unresectable melanoma, our Company has worked tirelessly to investigate its use in treating additional types of cancers. The FDA requires innovators to

Merck & Co., Inc. 2024 Proxy Statement

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prove their products work by conducting clinical trials for patients having each distinct type of cancer. Each of these clinical trials can take several years to conduct, and there is no guarantee of success. While more than 45 pivotal trials studying KEYTRUDA produced results that enabled the approvals of KEYTRUDA described above, there are more than 25 pivotal trials studying KEYTRUDA that did not produce results supportive of approval.

Between 2011, when our focused KEYTRUDA research program began, and 2023, Merck has invested approximately $30 billion in our own internal clinical development efforts, $14 billion in research collaborations and acquisitions to further the study of KEYTRUDA with other compounds, and $2 billion in capital expenditures to scale up our processes and facilities to manufacture the medicine in large quantities. We expect to invest another $18 billion in KEYTRUDA clinical studies into the 2030s.5

Patents play a key role in safeguarding the investments made in researching and developing additional uses, and our Company prioritizes obtaining intellectual property for those innovations that provide the greatest medical benefit to patients. Importantly, however, patents directed to, for example, additional indications or combination treatments (so-called “secondary or tertiary” patents), which might be added to a product’s label in the future, do not extend the patent life of earlier patents covering the initial innovation associated with a product. This is because each patent has its own respective exclusivity period, which is limited to the specific scope of the patent’s claims. To bring its version of KEYTRUDA to the market, a biosimilar manufacturer does not need to “copy” the subsequent innovation that our Company has made around KEYTRUDA and protected with patents. The FDA enables biosimilar manufacturers to seek approval for fewer than all conditions of use for which the innovator product has been approved. To this end, we continue to expect manufacturers will offer biosimilar options for that initial discovery of pembrolizumab, the active ingredient in KEYTRUDA, by late 2028 when the patent covering the pembrolizumab antibody structure expires.

Access Planning

We build on our legacy of putting patients first by inventing medicines and vaccines to address areas of unmet medical need. This is evident in our strategic priorities that include investing in, augmenting and accelerating our pipeline to deliver life changing products and demonstrating value to our stakeholders and extending access to solutions that address unmet medical needs.

Embedded within our R&D process, we systematically evaluate our candidates to identify the potential to address significant public health burden and unmet medical needs in underserved healthcare settings. This evaluation process informs our product access strategies, with the goal of making our medicines and vaccines available to as many people as possible through sustainable solutions.

To facilitate access, we undertake a systematic evaluation at the onset of Phase 2 clinical studies to determine a candidate’s potential to address unmet medical needs in LMICs. For candidates with significant potential in LMICs as well as settings with underserved populations,6 access planning may start in the pre-clinical phase. Additionally, understanding where health system infrastructure and funding mechanisms are in place is an important component of enabling safe and effective usage, which ultimately facilitates meaningful patient access.

Our R&D Governance Committee is accountable for the evaluation process, and all recommendations are reviewed by our Strategic Policy and Sustainability Council, an internal cross-divisional forum of senior leaders. When a medicine or vaccine candidate with the potential to address significant public health burden in underserved healthcare settings is identified, the access planning process includes engaging all parts of our enterprise, as well as external stakeholders, to identify the optimal solution.

Once approved, we commit to making the product available in all countries where clinical trials have been conducted. Products continue to be evaluated for their potential to address disease burden throughout their life cycle to account for changes in the external environment.

Sometimes the evaluation of a candidate during the R&D process reveals barriers to access in LMICs or underserved settings. In these situations, the evaluation process can inform our approach to strengthening health systems and improving health equity. We recognize that addressing the complex and multi-faceted challenges to accessing healthcare in LMICs requires the collaboration of multiple stakeholders. We actively seek partnerships to achieve solutions that enable access.

[5]	Figures in this paragraph are rounded.
[6]

Underserved populations are defined as those that face health disparities due to disadvantages related to insurance status, social determinants of health, race, ethnicity, gender identity/sexual orientation, age and/ or language preference.

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30	ç ç ç ç	Corporate Governance Political Contributions and Lobbying Expenditure Oversight and Disclosure

For our manufacturing efforts, this means we are balancing internal and external licensing opportunities, including assessing new voluntary licensing and technology transfer strategies and expanding our network for supply chain design. This business strategy enables enterprise-level strategic segmentation, highlighting the specific access gaps in markets and guiding us to commercially sustainable solutions, including new archetypes for manufacturing and supply execution. Our manufacturing division engages early in the lifecycle of a program through a new product development and commercialization process to understand and facilitate future manufacturing, supply chain and network needs. While not all elements will be known, an early concept of the supply and manufacturing strategy will be critical to preserve future options. This means we start supply chain design early in Phase 1 of clinical development.

Extending access to innovations that address unmet medical need is considered when deciding how to exercise our legitimate intellectual property rights. Future access to our Company’s new medicines and/or new images or uses is considered at multiple stages in a product’s life cycle, including as it approaches the regulatory approval process, after approval of the medicine, and during litigation or any licensing around the product. We only obtain intellectual property by lawful and ethical means, and only enforce those intellectual property rights we believe to be valid. While we continue to believe it is important to protect innovation with intellectual property rights, as a product life-cycle develops, we are deeply committed to making decisions about enforcement or licensing of those rights in a manner consistent with our mission and commitment, including impact on patient access. This may include choosing not to file or enforce our patents in certain parts of the world, partnering with multilateral organizations, non-governmental organizations, and governments to enable greater access in certain markets, particularly in LMICs, and providing financial or free product support through a comprehensive global network of patient assistance programs to qualified patients where allowed by local law. We also support and participate in fair dealing with respect to arms-length, commercial patent settlements entered into with generic manufacturers.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

Merck is committed to participating constructively and responsibly in the political process and to providing clarifying analysis and information regarding the issues that affect our business and patient care. The Company advocates for public policies that foster research into innovative medicines and improve access to medicines, vaccines and healthcare. Our participation in the political process is guided by the following principles: improving patient access to healthcare, including access to medicines and vaccines, improving access to animal health products, and encouraging innovation. The Company’s public policy positions are determined by senior management with oversight by the Governance Committee. Our political contributions are made in accordance with all applicable laws and Company policies and procedures and are overseen by senior management. The Governance Committee monitors all such contributions, and the full Board receives a bi-annual report.

In addition, the Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures on our website at www.merck.com/company-overview/responsibility/transparency-disclosures/. This information includes the Company’s contributions, categorized by state, candidate and amount, for our corporate political and political action committee contributions in the U.S., Canada and Australia. These disclosures include information for the past 5 years. In addition, this information includes a list of U.S. industry and trade groups in which we are members where our dues are greater than $25,000 and the portion of our dues that these groups use for advocacy and/or political activities.

Independence of Directors

The Policies of the Board require that a substantial majority of our Directors be independent. In making independence determinations, the Board observes all relevant criteria established by the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”), as well as categorical independence standards set forth in the Policies of the Board. The Board considers all relevant facts and circumstances in making an independence determination.

To be considered independent, an outside director must meet the bright line independence tests established by the NYSE, and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company.

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Corporate Governance Related Person Transactions	÷ ÷ ÷ ÷	31

The Board also rigorously considers all relevant heightened independence requirements for members of the Audit Committee and the C&MD Committee. The Governance Committee reviews the Board’s approach to determining director independence periodically and recommends changes, as appropriate, for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards reflected in the Policies of the Board, the Board reviewed relationships between the Company and each Director. As a result of that review, the Board has determined that, with the exception of Robert M. Davis, our Chairman, CEO and President, each Director has only immaterial relationships with the Company, and accordingly, each is independent under these standards. The Board also has determined that each member of the Audit Committee, the C&MD Committee and the Governance Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and the rules of the SEC.

In making these determinations, the Board considered relationships that exist between the Company and other organizations where Directors serve, as well as the fact that in the ordinary course of business, transactions may occur between such organizations and the Company or one of our subsidiaries. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence.

Drs. Lavizzo-Mourey and Seidman are employed at medical or academic institutions with which the Company engages in purchase and/or sale transactions in the ordinary course of business. The Board reviewed transactions with each of these entities and determined that the applicable individual Director had no role with respect to the Company’s decision to make any of the purchases or sales, and the aggregate amounts in each case were less than 2% of the consolidated gross revenues of the other organization and the Company.

Related Person Transactions

Related Person Transaction Policy

The Board has adopted a written Related Person Transaction Policy (the “Policy”) that is incorporated into the Policies of the Board and administered by the Governance Committee. The Policy governs the review and approval of any transactions involving amounts exceeding $120,000 to which the Company or a subsidiary is a party and in which a “related person” has a direct or indirect material interest. A “related person” is any Director, Director nominee, executive officer or holder of more than 5% of any outstanding class of the Company’s voting securities, as well as immediate family members or certain affiliated entities of any of the foregoing persons.

Pursuant to the Policy, management determines whether a transaction requires review by the Governance Committee, in which case the transaction, along with all material information, will be disclosed to the Governance Committee for review, approval, ratification or termination. In the event a related person transaction is approved by the Governance Committee, such transaction will be subject to ongoing monitoring to ensure that the transaction remains fair and reasonable to the Company. For additional information, the full Policy is available on the Company’s website at www.merck.com/company-overview/leadership/board-of-directors/ in the Policies of the Board.

Certain Related Person Transactions

Each Director and executive officer of Merck annually, and each Director nominee before such nominee’s nomination, completes and submits to the Company a Director & Officer (“D&O”) Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer or their immediate family members had an interest in any transaction or proposed transaction with Merck or its subsidiaries or has a relationship with a company that has entered or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions and appropriate supplemental information to the Governance Committee for its review. Based on this information for 2023, the Governance Committee has determined that no transactions require disclosure under Item 404(a) of SEC Regulation S-K.

Merck & Co., Inc. 2024 Proxy Statement

32	ç ç ç ç	Corporate Governance Compensation Consultants

Compensation Consultants

Role of Compensation Consultants

The C&MD Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. Since 2008, the C&MD Committee has retained FW Cook as its compensation consultant. In addition, the Governance Committee has retained, and may in the future retain FW Cook to assist with a review of the Directors’ compensation program.

Independence of the Compensation Consultant

The C&MD Committee annually reviews the services provided by FW Cook and has concluded that FW Cook is independent in providing executive compensation consulting services. The C&MD Committee evaluated its relationship with FW Cook in 2023 and determined that FW Cook’s work for the C&MD Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and the NYSE. In making this determination, the C&MD Committee reviewed information provided by FW Cook on the following factors:

•	the provision of other services to Merck by FW Cook;

•	the fees received from Merck by FW Cook as a percentage of the total revenue of FW Cook;

•	the policies and procedures of FW Cook that are designed to prevent conflicts of interest;

•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee of FW Cook and a member of the C&MD Committee;
•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee at FW Cook and an executive officer of Merck; and

•	any stock of Merck owned by any member of FW Cook’s consulting team advising the C&MD Committee or any other employee at FW Cook or their immediate family members.

In particular, the C&MD Committee noted that (i) FW Cook provided no other services to Merck; and (ii) FW Cook’s work is performed directly on behalf of the Board working in cooperation with management, to assist both the C&MD Committee and the Governance Committee, as applicable, with executing their respective responsibilities.

Services Performed During 2023

During 2023, FW Cook supported the C&MD Committee in the following areas:

•	competitive market data with respect to the compensation of the CEO and other senior executive compensation;

•	guidance and analysis on executive compensation plan design, market trends, regulatory developments and best practices;

•	design and setting of performance goals in the variable incentive plans;
•	target TDC and payouts under the Executive Incentive Plan for the CEO;

•	preparation of public filings related to executive compensation, including the Compensation Discussion and Analysis, CEO pay ratio, Pay versus Performance disclosure, and the accompanying tables and footnotes;

•	review of Merck’s primary peer group; and

•	adoption of an SEC compliant policy for the recoupment of incentive-based compensation in the event of an accounting restatement.

Since 2010, management has retained Pay Governance LLC to provide consulting services on an as-needed basis. Although Pay Governance did not provide any services during 2023, they will perform their biennial risk assessment of our compensation programs in November 2024.

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Stock Ownership Information

Stock Ownership of Directors and Officers

The table below reflects the number of shares of Merck common stock beneficially owned by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation table; and (c) all Directors and executive officers as a group. These numbers are rounded to the nearest whole share. As of February 29, 2024, 2,533,298,070 shares of Merck common stock were issued and outstanding. Unless otherwise noted, the information is stated as of February 29, 2024, and the beneficial owners exercise sole voting and/or investment power over their shares. In addition, unless otherwise indicated, the address for each person named below is c/o Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, New Jersey 07065.

	Company Common Stock
Name of Beneficial Owner	Shares Beneficially Owned(1)	Right to Acquire Beneficial Ownership Under Options/Stock Units Exercisable/Distributable Within 60 Days(2)	Percent of Class	Phantom Stock Units(3)

Robert M. Davis	348,327	275,441	*	—

Douglas M. Baker, Jr.	1,000	—	*	4,502

Mary Ellen Coe	10	—	*	20,822

Pamela J. Craig	1,715	—	*	26,323

Thomas H. Glocer	5,100	—	*	93,087

Risa J. Lavizzo-Mourey	1,000	—	*	10,306

Stephen L. Mayo	100	—	*	7,582

Paul B. Rothman	100	—	*	26,323

Patricia F. Russo	13,148	—	*	51,887

Christine E. Seidman	100	—	*	12,859

Inge G. Thulin	100	—	*	19,360

Kathy Warden	500	—	*	10,437

Peter C. Wendell(4)	1,000	—	*	124,525

Sanat Chattopadhyay	157,192	232,394	*	14,803

Richard DeLuca	137,013	212,224	*	—

Dean Li	46,242	145,789	*	—

Caroline Litchfield	50,908	192,933	*	—

All Directors and Executive Officers as a Group (26 individuals)	926,956	1,411,677	*	422,816
*	Less than 1% of the Company’s outstanding shares of common stock.

(1)

Includes equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, for the accounts of individuals as follows: Mr. DeLuca — 1,230 shares, and all Directors and executive officers as a group — 2,839 shares.

(2)	This column reflects the number of shares that could be acquired within 60 days of February 29, 2024, through the exercise of outstanding stock options.

(3)	Represents phantom shares denominated in Merck common stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck Deferral Program.

(4)	Mr. Wendell is retiring from the Board effective as of the 2024 Annual Meeting.

Merck & Co., Inc. 2024 Proxy Statement

34	ç ç ç ç	Stock Ownership Information Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors, and beneficial owners of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, to our knowledge, all such reports for 2023 were filed on a timely basis, except one Form 3/A by Chirfi Guindo filed on April 28, 2023 solely to restate the number of shares beneficially and directly owned by Mr. Guindo, and one Form 4 by Joseph Romanelli filed on June 30, 2023 solely to report purchases and sales that were not directed by Mr. Romanelli, but were rather executed by a brokerage firm for the benefit of Mr. Romanelli’s managed account without his knowledge.

Stock Ownership of Certain Beneficial Owners

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Merck common stock as of December 31, 2023. As of December 31, 2023, 2,531,633,273 shares of Merck common stock were issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	244,767,034(1)	9.66%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	201,836,434(2)	8.00%

(1)

As reported on Amendment No. 9 to Schedule 13G (the “Vanguard filing”) filed with the SEC on February 13, 2024. According to the Vanguard filing, of the 244,767,034 shares of Merck common stock beneficially owned by The Vanguard Group (“Vanguard”) as of December 31, 2023, Vanguard has the shared power to vote or direct the vote with respect to 3,215,979 shares, sole power to dispose or to direct the disposition of 233,574,886 shares, and shared power to dispose or to direct the disposition of 11,192,148 shares.

(2)

As reported on Amendment No. 14 to Schedule 13G (the “BlackRock filing”) filed with the SEC on January 26, 2024. According to the BlackRock filing, of the 201,836,434 shares of Merck common stock beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2023, BlackRock has the sole power to vote or direct the vote with respect to 182,531,000 shares and sole power to dispose or to direct the disposition of 201,836,434 shares.

Merck & Co., Inc. 2024 Proxy Statement

Proposal 1 Election of Directors	| | | |	35

The Board has recommended 12 nominees for election as Directors at the 2024 Annual Meeting: Mr. Douglas M. Baker, Jr., Ms. Mary Ellen Coe, Ms. Pamela J. Craig, Mr. Robert M. Davis, Mr. Thomas H. Glocer, Dr. Risa J. Lavizzo-Mourey, Dr. Stephen L. Mayo, Dr. Paul B. Rothman, Ms. Patricia F. Russo, Dr. Christine E. Seidman, Mr. Inge G. Thulin, and Ms. Kathy J. Warden. All nominees, other than Mr. Davis, our Chairman and Chief Executive Officer, satisfy the NYSE independence requirements. Mr. Peter Wendell will be retiring from the Board effective as of the 2024 Annual Meeting. Mr. Wendell has a distinguished history of insightful contributions since joining the Board in 2003, and the Board has benefited from his extensive management, financial and venture capital expertise.

All Director nominees currently serve on the Board and were elected by the shareholders at the 2023 Annual Meeting of Shareholders.

In addition, all Director nominees meet the Board’s criteria for membership and were recommended by the Governance Committee, and approved by the Board, for election by shareholders at the 2024 Annual Meeting. All of them hold, or have held, senior leadership positions in large, complex organizations, including multi-national corporations, medical or academic institutions, or charitable organizations. In these positions, our Director nominees have demonstrated their leadership, intellect and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities at the Company. Their varied roles and experiences reflect a diversity of perspectives, skills and expertise to address the Company’s current and anticipated needs as the Company’s opportunities and challenges evolve. If elected, each nominee will serve until the 2025 Annual Meeting of Shareholders or until a successor has been duly elected and qualified, subject to their earlier resignation, death or removal.

Any Director nominee who does not receive a majority of the votes cast with respect to his or her election will not be re-elected as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent Directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election will be “held over” and continue as Directors of the Company until they resign, or their successors are elected at the next election of directors. Our Incumbent Director Resignation Policy, included in the Policies of the Board, provides that an incumbent Director who is not re-elected must promptly submit a resignation. The Governance Committee will evaluate whether to accept such resignation and make a recommendation to the full Board. The Board must act on the recommendation no later than 90 days following certification of the shareholder vote and publicly disclose its decision and rationale.

If any Director nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute Director nominee or nominees as may be designated by the Board, unless the Board reduces its size.

There are no family relationships among the Company’s executive officers and Directors.

We provide below biographical information for each Director nominee, including key experience, qualifications and skills such Director nominee contributes to the Board in light of our current needs and business priorities.

FOR The Board of Directors recommends that the shareholders vote FOR the election of each of the Director Nominees.

Merck & Co., Inc. 2024 Proxy Statement

36	ç ç ç ç	Proposal 1 Election of Directors

Douglas M. Baker, Jr. Independent
Age: 65

Director Since: 2022

Committees:

Audit	Governance

Experience

Mr. Baker has wide-ranging expertise in corporate governance and general and organizational management, including a deep understanding of global marketing, sales and operations of public companies. Mr. Baker is a Founding Partner of E2SG Partners, a company that invests in environmentally sustainable technologies. Previously, Mr. Baker was Chairman & Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. Mr. Baker is also a member of the Board of Target Corporation and served as their Lead Independent Director from 2015 to 2021. This directorship as well as his previous directorship at U.S. Bancorp provide him with deep experience on governance issues facing large public companies.

Career Highlights
E2SG Partners • Founding Partner (2022-Present) Ecolab Inc. • Executive Chairman (2021-2022) • Chairman and Chief Executive Officer (2006-2020) • Chief Executive Officer (2004-2006)
Other Public Directorships

Current • Target Corporation (Since 2013) Former • Ecolab Inc. (2006-2022) • U.S. Bancorp (2008-2018)

Mary Ellen Coe Independent
Age: 57

Director Since: 2019

Committees:

Compensation and Management Development	Research

Experience

Ms. Coe has a deep understanding of the digital, media and technology landscape, as well as global strategy and operations, due to her experience as a senior leader at YouTube Inc. and Google Inc. At YouTube, Ms. Coe currently serves as the Chief Business Officer, leading all global business operations, content plus distribution partnerships across multiple areas and YouTube’s monetization ecosystem, including streaming businesses like YouTube TV, YouTube Music and YouTube Premium, in addition to supporting the company’s advertising business. At Google, Ms. Coe previously served as the President of Google Customer Solutions, overseeing the global ads business for mid-market and small businesses, serving millions of customers and thousands of partners worldwide. She also has extensive marketing and sales expertise from her leadership position at McKinsey and other global marketing consulting firms.

Career Highlights

YouTube Inc.

•  Chief Business Officer (2022-Present)

Google Inc.

•  President, Google Customer Solutions (2017-2022)

•  Vice President, Go-to-Market Vice President, Go-to-Market Operations and Strategy (2012-2017)

Other Public Directorships

Current • None Former • Whole Foods Market, Inc. (2016-2017)

Merck & Co., Inc. 2024 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	37

Pamela J. Craig Independent
Age: 67

Director Since: 2015

Committees:

Audit (Chair)	Governance

Experience

Ms. Craig has extensive finance, management, operational, technology and international business expertise, including her history of accomplishment and executive ability as Chief Financial Officer of Accenture plc. In addition, her directorships at other public companies, including her service as a member of the Audit Committee and Chair of the Compensation & Talent Committee of 3M Company, as a member of the Audit and Corporate Responsibility and Sustainability Committees of Corning Incorporated, and as chair of the Technology Committee and a member of the Compensation Committee of Progressive Insurance, provide her with valuable experience on governance issues facing public companies.

Career Highlights

Accenture plc, global management consulting, technology services and outsourcing company

•  Chief Financial Officer (2006-2013)

•  Senior Vice President, Finance
(2004-2006)

•  Group Director, Business Operations and Services (2003-2004)

•  Managing Partner, Global Business Operations (2001-2003)

Other Public Directorships

Current • Progressive Insurance (since 2018) • Corning Incorporated (since 2021) Former • 3M Company (2019-2023) • Akamai Technologies, Inc. (2011-2019) • Wal-Mart Stores, Inc. (2013-2017)

Robert M. Davis Management
Age: 57

Director Since: 2021

Experience

Mr. Davis, Merck’s Chairman, Chief Executive Officer and President, has extensive management, financial, and operational expertise. Previously, Mr. Davis served as Merck’s President, with responsibility for Merck’s operating divisions, Human Health, Animal Health, Manufacturing and Merck Research Laboratories. Prior to that, he served as Merck’s Chief Financial Officer and Executive Vice President, Global Services, with broad responsibilities, including with respect to finance, risk management, real estate operations, corporate strategy, business development, information technology and procurement. In addition, Mr. Davis’s service on the board of directors of Duke Energy, including his roles as Chair of the Finance & Risk Management Committee and member of the Corporate Governance Committee, has provided him with valuable experience on governance issues facing public companies. Prior to joining Merck in 2014, Mr. Davis held leadership roles at Baxter International, Inc., including as Corporate Vice President and President of Medical Products and Corporate Vice President and Chief Financial Officer.

Career Highlights

Merck & Co., Inc.

•  Chairman (2022-present)

•  Chief Executive Officer and President (2021-present)

•  Chief Financial Officer and Executive Vice President, Global Services (2016-2021)

•  Chief Financial Officer and Executive Vice President (2014-2016)

Baxter International, Inc.

•  Corporate Vice President and President, Medical Products (2010-2014)

•  Corporate Vice President and Chief Financial Officer (2006-2010)

•  Corporate Vice President and Treasurer (2004-2006)

Other Public Directorships

Current • Duke Energy (since 2018) Former • C.R. Bard (2015-2017)

Merck & Co., Inc. 2024 Proxy Statement

38	ç ç ç ç	Proposal 1 Election of Directors

Thomas H. Glocer Independent Lead Director
Age: 64

Director Since: 2007

Committees:

Compensation and Management Development	Governance (Chair)

Experience

Mr. Glocer has extensive management, operational, technology and international business expertise, including his history of accomplishment and executive ability as CEO and a Director of Thomson Reuters Corporation. In addition, his directorships at other public companies, including his service as Lead Director and as a member of the Governance Committee at Morgan Stanley, provide him with valuable experience on governance issues facing public companies.

Career Highlights

Angelic Ventures LP, a family office investing in early-stage technology and data companies

•  Founder and Managing Partner (2012-present)

Thomson Reuters Corporation, multi-national media and information firm

•  Chief Executive Officer (2008-2011)

•  Chief Executive Officer, Reuters Group PLC (2001-2008)

Other Public Directorships

Current • Morgan Stanley (since 2013) • Publicis Groupe (since 2016) Former • None

Risa J. Lavizzo-Mourey, M.D. Independent
Age: 69

Director Since: 2020

Committees:

Compensation and Management Development	Research

Experience

Dr. Lavizzo-Mourey has extensive health policy experience, serving as Robert Wood Johnson Foundation Population Health and Health Equity Professor Emerita and formerly as President and Chief Executive Officer of Robert Wood Johnson Foundation, the nation’s largest healthcare-focused philanthropic organization. Her role at Robert Wood Johnson Foundation provided her with deep management, strategic, human capital and talent development expertise. In addition, her directorships at other public companies, including her service as Lead Director and Chair of the Governance Committee of GE Healthcare Technologies, Inc., provide her with extensive experience on corporate governance matters. Dr. Lavizzo-Mourey was elected to the National Academy of Medicine, American Academy of Arts and Sciences and The American Philosophical Society.

Career Highlights

University of Pennsylvania

•  Robert Wood Johnson Foundation Population Health and Health Equity Professor Emerita (2021-Current)

•  Penn Integrates Knowledge Professor of Health Equity and Health Policy
(2018-2021)

Robert Wood Johnson Foundation

•  President Emerita (2017-present)

•  President and Chief Executive Officer (2003-2017)

•  Senior Vice President and Director (2001-2002)

Other Public Directorships

Current • GE HealthCare Technologies, Inc. (since 2023) • Intel Corporation (since 2018) Former • Better Therapeutics (2021-2023) • General Electric Company (2017-2023) • Hess Corporation (2004-2020)

Merck & Co., Inc. 2024 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	39

Stephen L. Mayo, Ph.D. Independent
Age: 62

Director Since: 2021

Committees:

Audit	Research

Experience

Dr. Mayo has extensive scientific experience relevant to the biopharmaceutical industry, including being the Bren Professor of Biology and Chemistry, Merkin Institute Professor and former Chair of the Division of Biology and Biological Engineering at the California Institute of Technology (“Caltech”) and co-founder of Xencor, a public antibody engineering company. In addition, in his role as the former Vice Provost at Caltech, Dr. Mayo oversaw Caltech’s technology licensing program. Elected to the National Academy of Sciences in 2004 for his pioneering contributions in the field of protein design, Dr. Mayo has also served as a presidential appointee on the National Science Foundation’s National Science Board and as an elected board member for the American Association for the Advancement of Science. Dr. Mayo also serves as a member of the board of directors of Sarepta Therapeutics, Inc and Allogene Therapeutics, Inc.

Career Highlights

California Institute of Technology

•  Merkin Institute Professor (2021-present)

•  Bren Professor of Biology and Chemistry (2007–present)

•  Chair, Division of Biology and Biological Engineering (2010–2020)

•  Vice Provost for Research (2007–2010)

Howard Hughes Medical Institute,

non-profit medical research organization

•  Investigator (1994–2007)

Other Public Directorships

Current • Allogene Therapeutics (since 2021) • Sarepta Therapeutics (since 2021) Former • None

Paul B. Rothman, M.D. Independent
Age: 66

Director Since: 2015

Committees:

Audit	Research (Chair)

Experience

Dr. Rothman has extensive expertise in patient care, science and medicine relevant to the pharmaceutical industry, including through his past experiences as (a) the CEO of Johns Hopkins Medicine and the Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and (b) Dean and Head of Internal Medicine at Carver College of Medicine at the University of Iowa. His vast operational and management experience leading a large-scale medical organization provide him with a deep understanding of the complexities of the U.S. healthcare delivery system and policy environment.

Career Highlights

Johns Hopkins University

•  Dean of the Medical Faculty and Vice President for Medicine (2012-2022)

Johns Hopkins Medicine

•  Chief Executive Officer (2012-2022)

Carver College of Medicine at the University of Iowa

•  Dean (2008-2012)

•  Head of Internal Medicine (2004-2008)

Other Public Directorships

Current • Labcorp (since 2023) Former • None

Merck & Co., Inc. 2024 Proxy Statement

40	ç ç ç ç	Proposal 1 Election of Directors

Patricia F. Russo Independent
Age: 71

Director Since: 1995(1)

Committees:

Compensation and Management Development (Chair)	Governance

Experience

Ms. Russo has extensive management, operational, international business and financial expertise, as well as a broad understanding of the technology industry, which includes her career achievements during her tenure as CEO and Director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her roles as the Non-executive Chair of Hewlett Packard Enterprise Company and Chair of the Governance and Corporate Responsibility Committee of General Motors, provide her with deep experience on governance issues facing large public companies.

Career Highlights

Hewlett Packard Enterprise Company, technology company

•  Non-executive Chair (2015-present)

Alcatel-Lucent, global telecommunications equipment company

•  Chief Executive Officer and Director (2006-2008)

•  Chairman, Lucent Technologies Inc. (2003-2006)

•  President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Other Public Directorships

Current

•  General Motors Company (since 2009), Independent Lead Director (2010-2014; 2021-present)

•  Hewlett Packard Enterprise Company (since 2015), Non-executive Chair (since 2015)

•  KKR Management Inc. (the managing partner of KKR & Co., L.P.) (since 2011)

Former

•  Arconic, Inc. (2016-2018) formerly Alcoa, Inc. (2008-2016)

(1)	Ms. Russo was on the Board of Directors of Schering-Plough Corporation from 1995 until 2009 when the Company became Merck & Co., Inc.

Christine E. Seidman, M.D. Independent
Age: 71

Director Since: 2020

Committees:

Audit	Research

Experience

Dr. Seidman has extensive scientific experience relevant to the biopharmaceutical industry, including being the Thomas W. Smith Professor of Medicine and Genetics at Harvard Medical School and the director of the Cardiovascular Genetics Center. Her role leading the Seidman Laboratory, a research laboratory focusing on integrating clinical medicine and molecular technologies to define disease-causing gene mutations and genetic variations that increase disease risk, provides Dr. Seidman with managerial experience relevant to scientific research. The recipient of many honors, Dr. Seidman was elected to the American Society for Clinical Investigation, the National Academy of Sciences, American Academy of Arts and Sciences and the National Academy of Medicine.

Awards

•  The Ray C. Fish Award for Scientific Achievement (2020)

•  American Heart Association Medal for Genomic and Precision Medicine (2019)

•  Vanderbilt Prize in Biomedical Sciences (2019)

Career Highlights

Harvard Medical School/Brigham and Women’s Hospital (Harvard University)

•  Thomas W. Smith Professor of Medicine and Genetics (2005-present)

•  Professor of Genetics and Medicine (1998-2005)

•  Professor of Medicine (1997-1998)

Howard Hughes Medical Institute, non-profit medical research organization

•  Investigator (1994-present)

Brigham and Women’s Hospital

•  Director, Cardiovascular Genetics Center (1992-present)

•  Attending Physician, Cardiovascular Division (1987-present)

Other Public Directorships

Current • None Former • None

Merck & Co., Inc. 2024 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	41

Inge G. Thulin Independent
Age: 70

Director Since: 2018

Committees:

Compensation and Management Development	Governance

Experience

Mr. Thulin has extensive management, operational, technology and international business expertise, as demonstrated by a track record of success leading 3M Company. Mr. Thulin possesses broad industry experience drawn from 3M’s diverse businesses, commitment to research and strong life sciences division. He also brings valuable insight into driving innovation, based on his experience with new product development and manufacturing. In addition, his previous directorships at other public companies provide him with deep experience on governance issues facing large public companies.

Career Highlights

3M Company, global technology company

•  Executive Chairman (2018-2019)

•  Chairman, President and Chief Executive Officer (2012-2018)

•  President and Chief Executive Officer (2012)

•  Executive Vice President and Chief Operating Officer (2011-2012)

•  Executive Vice President, International Operations (2004-2011)

Other Public Directorships

Current • None Former • 3M Company (2012-2019) • Chevron Corporation (2015-2019)

Kathy J. Warden Independent
Age: 52

Director Since: 2020

Committees:

Audit	Governance

Experience

Ms. Warden has broad experience in operational leadership as Chair, CEO and President of Northrop Grumman Corporation, an innovative company using science, technology and engineering to create and deliver products and services. Ms. Warden has extensive expertise in strategy, performance and business development in government and commercial markets, as well as cybersecurity expertise. Prior to joining Northrop Grumman, Ms. Warden held leadership roles at General Dynamics and General Electric. In addition, Ms. Warden is a former chair of the board of the Richmond Federal Reserve Bank.

Career Highlights

Northrop Grumman Corporation, global security company

•  Chair, Chief Executive Officer and President (2019-present)

•  President and Chief Operating Officer (2018)

•  Corporate Vice President and President, Mission System Sector (2016-2017)

•  Corporate Vice President and President, Information Systems Sector (2013-2015)

•  Vice President, Cyber Intelligence Division (2011-2012)

Other Public Directorships

Current • Northrop Grumman Corporation (since 2018) Former • None

Merck & Co., Inc. 2024 Proxy Statement

42	ç ç ç ç

Director Compensation

Our non-employee Directors receive cash compensation, as well as cash-settled equity compensation in the form of deferred stock units, for their Board service. During 2023, non-employee Directors were compensated for their Board service as shown in the chart below.

2023 Schedule of Director Fees

Compensation Element(1)	Director Compensation Program
Annual Retainer	$120,000
Annual Mandatory Deferral	$220,000 credit to Director’s Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$30,000 for the Audit Committee(2)
$20,000 for the Governance Committee(3)
$20,000 for the Compensation and Management Development Committee
$20,000 for the Research Committee
Audit Committee Member Retainer	$10,000(2)
Lead Director Retainer	$40,000(3)
(1)	All compensation is annual. Retainers are paid in quarterly installments and may be voluntarily deferred at the Director’s election.
(2)	The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.
(3)

The Lead Director is the Chair of the Governance Committee as prescribed by the Governance Committee charter. As a result of the combined responsibility, the Lead Director retainer totals $60,000 in the aggregate.

Directors’ Deferral Plan

Annual Retainer

Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”), each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash installments or as a lump sum generally no sooner than one year after service as a Director ceases.

Annual Mandatory Deferral

In addition to the annual retainer, upon election (or re-election) at an Annual Meeting of Shareholders, each Director receives a credit, which for 2023, was valued at $220,000 in the form of phantom shares denominated in Merck common stock to the Director’s account under the Directors’ Deferral Plan. Directors who join the Board after an Annual Meeting of Shareholders are credited with a pro-rata portion. All distributions from the Directors’ deferred account are payable in cash installments or as a lump sum and are generally made no sooner than one year after service as a Director ceases.

Expenses and Matching Gift Program

We reimburse all Directors for travel and other necessary business expenses incurred in the performance of their services for us. We also extend coverage to Directors under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Merck Foundation Matching Gift Program. The maximum gift total for an active Director participating in the matching gift program is $30,000 in any calendar year.

Director Stock Ownership Guidelines

Upon joining the Board, each Director must own at least one share of Merck common stock. Directors must attain a target Merck common stock ownership level having a value equal to five times the annual cash retainer within five years of joining the Board, or as soon thereafter as practicable. Deferred stock units held in the Merck common stock account under the Directors’ Deferral Plan are counted toward the target goal. Any Director may request that the Governance Committee consider whether the target ownership level is appropriate in view of such Director’s personal circumstances.

As of December 31, 2023, all Directors serving at least three years have either met or exceeded these stock ownership requirements. Mr. Baker joined the Board effective May 24, 2022 and, as of the date hereof, has met his stock ownership requirements.

Merck & Co., Inc. 2024 Proxy Statement

2023 Director Compensation	÷ ÷ ÷ ÷	43

2023 Director Compensation

The table below summarizes the annual compensation for our non-employee Directors for the fiscal year ended December 31, 2023.

Mr. Davis is the only Director who was an officer and employee of the Company during 2023, and he did not receive any additional compensation for his Board service in 2023.

	Director Compensation for Fiscal Year Ended December 31, 2023
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)

Douglas M. Baker, Jr.	$127,639	$220,000	$347,639

Mary Ellen Coe	122,361	220,000	342,361

Pamela J. Craig	150,000	250,000	400,000

Thomas H. Glocer	180,000	250,100	430,100

Risa J. Lavizzo-Mourey, M.D.	120,000	245,000	365,000

Stephen L. Mayo, Ph.D.	130,000	220,000	350,000

Paul B. Rothman, M.D.	150,000	230,000	380,000

Patricia F. Russo	140,000	220,000	360,000

Christine E. Seidman, M.D.	130,000	220,000	350,000

Inge G. Thulin	120,000	220,000	340,000

Kathy J. Warden	130,000	220,000	350,000

Peter C. Wendell(2)	120,000	250,000	370,000
(1)	Represents credits in the form of cash-settled deferred stock units (phantom shares) of Merck common stock to the Directors’ Deferral Plan.
Figures also include charitable contributions made by the Merck Foundation under its matching gift program on behalf of the following Directors:

Director Name	Matched Charitable Contribution ($)

Craig	30,000

Glocer	30,100	*

Lavizzo-Mourey	25,000

Rothman	10,000

Wendell	30,000
* Includes $25,000 of charitable contributions made by the Merck Foundation in 2023 in connection with gifts made by Mr. Glocer during the 2022 calendar year.
(2)	Mr. Wendell is retiring from the Board effective as of the 2024 Annual Meeting.

Changes to Non-Employee Director Compensation Program effective 2024

The Governance Committee reviews the Company’s non-employee Director compensation program on a biennial basis. In 2023, the Governance Committee conducted such a review in consultation with FW Cook, the C&MD Committee’s independent compensation consultant.

The review included FW Cook’s analysis of both compensation levels and program design compared to Merck’s peer groups that are used for executive compensation competitive benchmarking—a U.S. pharmaceutical peer group and a supplemental peer group comprised of the Dow Jones Industrial Average companies, excluding financial services companies (as described on page 49). Based on this review and the recommendation of FW Cook, the Governance Committee submitted its findings to the full Board in November 2023 and recommended that the full Board approve changes to the non-employee Director compensation program to better align leadership position retainers with external peer companies prior to the Governance Committee’s biennial Director compensation program review in 2025. Based on the results of FW Cook’s analysis and the Governance Committee’s recommendation, the Board approved the following changes to the non-employee Director compensation program effective April 1, 2024:

•	Increased Lead Director retainer from $40,000 to $50,000; and

•	Increased Committee chair retainer from $20,000 to $25,000.

The Governance Committee will continue to conduct, on a biennial basis, a competitive assessment of our non-employee Director compensation program with the goal of maintaining it at or near the median of our external peer groups.

Merck & Co., Inc. 2024 Proxy Statement

44	| | | |	Proposal 2 Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables, beginning on page 45. As described in the CD&A, our executive compensation programs are principally designed to reward executives based on the achievement of Company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our NEOs is also designed to enable us to attract, engage and retain talented, high-performing and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our NEOs is allocated to annual cash incentives and long-term equity incentives, which are both directly linked to Company and/or stock price performance. For 2023, approximately 91% and 82%, respectively, of the CEO’s and other NEOs’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

In addition, management and the C&MD Committee continually review the compensation programs for the NEOs to ensure they achieve the desired goals of reinforcing alignment of officer incentives with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 48 to further align pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking.

We are asking shareholders to indicate their support for the NEO compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2024 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 45-87 of this proxy statement, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management, the C&MD Committee or the Board and will not be construed as overruling any decision by management, the C&MD Committee or the Board. However, the Board and the C&MD Committee value the opinions of our shareholders as expressed through their votes and other communications. In 2023, shareholders continued their support of our executive compensation programs with approximately 91% of the votes cast for approval of a similar proposal. We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

At our 2023 Annual Meeting of Shareholders, our shareholders voted in support of annual advisory votes on future executive compensation proposals. The Board of Directors has adopted a policy providing for annual “say on pay” advisory votes. The Board expects that the next “say on pay” vote will occur in 2025.

FOR The Board of Directors recommends that shareholders vote FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

Merck & Co., Inc. 2024 Proxy Statement

Compensation Discussion and Analysis	| | | |	45

This CD&A describes the material elements of compensation for our 2023 Named Executive Officers.

Named Executive Officers

Robert M. Davis Chairman, Chief Executive Officer and President

Caroline Litchfield Executive Vice President and Chief Financial Officer

Sanat Chattopadhyay Executive Vice President and President, Merck Manufacturing Division

Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health

Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories

Merck & Co., Inc. 2024 Proxy Statement

46	ç ç ç ç	Compensation Discussion and Analysis Executive Summary

Executive Summary

In 2023, our Company continued to make progress on developing and delivering transformative therapies and vaccines to help save and improve lives around the world. We achieved strong operational performance and made significant advancements in our pipeline, including with strategic acquisitions, collaborations, and partnerships to provide patients the next generation of innovations.

The excellence of our commercial and operational execution enabled us to deliver 12% sales growth (excluding the impact of foreign exchange and sales of LAGEVRIO). As a result, we exceeded the Revenue and Pre-Tax Income targets in our 2023 Scorecard. Our commercial success was driven by robust performance across key areas, particularly Oncology, Vaccines, and Animal Health. KEYTRUDA experienced exceptional growth of 21% (excluding foreign exchange), reaching over $25 billion in sales, driven by increased uptake in earlier-stage cancers and continued strong global need of patients with metastatic disease. Our vaccines portfolio also showed strong growth, with GARDASIL/GARDASIL 9 sales growing by 33% (excluding foreign exchange), due to strong global demand, particularly in China. Our continued launch of VAXNEUVANCE, for the prevention of pediatric pneumococcal disease, generated $665 million in sales. Our Animal Health business achieved solid growth of 3% (excluding foreign exchange), driven equally by Companion Animal and Livestock product segments.

In addition to commercial success, our Company made significant progress in our pipeline. We initiated over 20 phase 3 studies across eight novel assets and received over 25 regulatory approvals in major markets around the world, highlighting the breadth and depth of our pipeline. Examples of our progress in 2023 include the FDA’s grant of priority review for sotatercept, our Company’s novel investigational activin signaling inhibitor, for the treatment of adult patients with pulmonary arterial hypertension, the FDA’s grant of priority review for our new Biologics License Application for V116, our Company’s investigational 21-valent pneumococcal conjugate vaccine specifically designed to help prevent invasive pneumococcal disease and pneumococcal pneumonia in adults, and the FDA’s approval of an additional indication for WELIREG in patients with advanced renal cell carcinoma, making it the first novel therapeutic class available for this population since 2015.

Our pipeline advancements were complemented by strategic business development activities, including the acquisitions of Prometheus Biosciences, Inc. and Imago BioSciences, Inc., and a collaboration with Daiichi Sankyo. These initiatives expanded our Company’s capabilities and potential reach in the fields of autoimmune conditions, hematology, and antibody-drug conjugates across multiple types of cancer.

Furthermore, we are proud of our ability to have reached more than 500 million people in 2023 with our medicines and vaccines. Our science-led strategy, which keeps patients at the center of everything we do, helps drive long-term value creation. As previewed in last year’s proxy and summarized below, we increased our focus on driving sustainable business outcomes by linking the compensation of most employees, including our executives, to sustainability metrics focused on driving greater access to health to patients around the world and on the engagement and inclusion of employees.

In summary, our success in 2023 was driven by exceptional operational execution, robust commercial growth, significant advancements in our pipeline, and strategic business development. These achievements position our Company for continued success in discovering and delivering innovative therapies and vaccines to save and improve lives.

Scorecard Performance 2023(1)

Financial Performance

	Target($B)	Actual($B)	Weighting	Score
Revenue	$57.94	$60.29	35%	158%
Pre-Tax Income	$21.20	$22.52	35%	152%
Non-Financial Performance
Pipeline			20%	147%
Sustainability			10%	100%
Total Payout				148%

PSU Performance (2021–2023)(1)

	Target	Actual	Weighting	Score

1-Year EPS(2)	$6.58	$7.17	33%	175%

	Peer Median	Merck	Weighting	Score

3-Year R-TSR(2)	3.70%	14.60%	67%	154%

Total Payout				161%

(1)	Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design, as discussed below; rounded.
(2)

As previously disclosed, due to the complexities associated with disentangling our Organon business from a multi-year financial plan, we adjusted the design of the 2021 PSU program to truncate the performance period for EPS to one-year and to adjust the weighting of EPS and R-TSR. With having completed the spin-off in 2021 as planned, we reverted to a three-year cumulative EPS and R-TSR design beginning with the 2022 PSU program, with 50% tied to EPS and 50% tied to R-TSR (described in more detail on pages 57-58).

Merck & Co., Inc. 2024 Proxy Statement

Compensation Discussion and Analysis Executive Compensation Overview	÷ ÷ ÷ ÷	47

Executive Compensation Overview

Our Industry Environment

The pharmaceutical industry is science-focused and requires experimentation and long-term commitment of financial resources to foster innovation. The Company is at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals. Ultimately, our work has the potential to have an enormous impact on global health and well-being. Because of the inherent complexity and dynamic science of human and animal health, even with flawless execution, we risk failure. In addition:

•	The costs associated with innovation are increasing while relative return is decreasing due to ongoing pricing pressure.

•	The number of products available to treat or prevent a particular disease or condition typically increases over time, which can limit the commercial potential of key products.

•	Generally, it takes 10 to 15 years to discover, develop, and bring a new medicine or vaccine to market.

•	Competition for qualified talent in the pharmaceutical industry, both in the U.S. and internationally, is intense.

Our Executive Compensation Strategy

We strive to balance the need to deliver market-competitive pay within a framework that provides the appropriate mix of fixed and variable, at-risk compensation to attract, retain, and motivate talent and align with our pay-for-performance objectives.

Our executive compensation program is designed to…

Support our efforts to attract and retain the brightest and most innovative minds in business, research, and academia.

Align the interests of our executives with the interests of our shareholders to ensure prudent actions that will generate long-term value.

Reward our executives based on the achievement of sustained financial and operational performance and demonstrated leadership.

Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

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48	ç ç ç ç	Compensation Discussion and Analysis Executive Compensation Overview

Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking. To help us accomplish these important objectives, we have adopted the following policies and practices:

We do…	We do not…

Utilize a relative total shareholder return metric in the PSU program to align the payout with long-term stock performance and shareholder experience

  Allow Directors and management employees, including officers, to engage in transactions involving short sales, publicly traded options, hedging or pledging of Merck common stock

  Grant stock options with an exercise price less than fair market value

  Re-price underwater stock options without shareholder approval

  Pay tax gross-ups on any payments made in connection with a change in control event

Monitor LTI program share utilization regularly relative to both industry standards and versus our primary and supplemental peer groups
Conduct annual competitive benchmarking to ensure executive officer compensation is aligned to market
Include caps on annual cash incentive and PSU program payouts and thresholds below which no payouts are earned
Offer limited perquisites that are supported by business interests
Retain an independent compensation consultant that reports directly to the C&MD Committee
Maintain robust stock ownership requirements and share retention policies
Maintain a rigorous incentive recoupment (i.e., clawback) policy that exceeds the NYSE listing requirements
Conduct assessments to identify and mitigate risk in our compensation programs
Provide dividend equivalents only on earned Restricted Stock Units (“RSUs”) and PSUs
Require double-trigger vesting of equity in the event of a change in control (i.e., there must be both a change in control and an involuntary termination)

Avoid employment agreements

Say-on-Pay Advisory Vote

In 2023, shareholders continued their historically strong support for our executive compensation programs with approximately 91% of the votes cast in favor of the say-on-pay proposal. Based on this outcome and the C&MD Committee’s ongoing analysis of the program’s ability to support our strategic, financial, and human capital objectives, we did not make significant changes to our executive compensation program in 2023. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&MD Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 44.

Merck & Co., Inc. 2024 Proxy Statement

Compensation Discussion and Analysis Peer Groups	÷ ÷ ÷ ÷	49

Peer Groups

Merck’s Primary Peer Group

Individual executive officer compensation levels and opportunities are compared to a peer group of large multinational pharmaceutical companies approved by the C&MD Committee that participate in a pharmaceutical industry compensation survey conducted by Willis Towers Watson, an independent consulting firm. In setting compensation levels for 2023, the C&MD Committee reviewed the survey results for the following peer companies that Merck competes with to attract talented, high-performing executives (the “primary peer group”). The C&MD Committee regularly reviews segmented information focused on the companies in the primary peer group that are headquartered in the U.S. because practices outside the U.S. can differ geographically.

Primary Peer Group

Companies

AbbVie

Amgen

AstraZeneca

Bristol-Myers Squibb

Eli Lilly

Gilead Sciences

GlaxoSmithKline

Johnson & Johnson

Novartis

Pfizer

Roche Holding AG

Sanofi

All numbers are as of 12/31/2023

Merck’s Supplemental Peer Group

In addition to the primary peer group described above, we also use a supplemental peer group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a secondary reference for CEO compensation and for other compensation-related practices (for example, share usage and dilution, change in control policy design, and stock ownership and retention guidelines). Merck is a member of the Dow Jones Industrial Average, and we believe this group provides insight into practices among companies of similar scale and complexity that operate across a variety of industries, providing us with a broader view of market pay, policies, and practices.

Supplemental Peer Group Companies(1)
3M Amgen Apple Boeing Caterpillar Chevron Cisco Systems Coca-Cola Dow Home Depot Honeywell IBM Intel	Johnson & Johnson McDonald’s Microsoft Nike Procter & Gamble salesforce.com UnitedHealth Group Verizon Visa Walgreens Walmart Walt Disney
(1) Reflects Dow Jones Industrial Average companies (excluding the financial services companies) as of the beginning of 2023. All numbers are as of 12/31/2023

Our overarching strategy is to position our executives’ target TDC at the median, on average, with variability by individual executive based on scope and complexity of role, market availability of proven talent, experience, leadership, sustained performance over time, potential for advancement as part of succession planning, and other unique factors that may exist from time to time. This median target compensation philosophy ensures that actual realized compensation varies above or below market levels based on attainment of longer-term goals and changes in shareholder value, and overall costs and share dilution are reasonable and sustainable relative to market practices.

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50	ç ç ç ç	Compensation Discussion and Analysis Detailed Discussion and Analysis

Detailed Discussion and Analysis

Additional information regarding our 2023 Named Executive Officers and the material elements of their compensation, as reported in the Summary Compensation Table on page 63, is described below*.

Compensation Decisions for 2023
Robert M. Davis Chairman, Chief Executive Officer and President	• Increased base salary by $70,000 • Maintained annual incentive target percentage • Increased LTI target by $1,750,000 • Changes resulted in a 12.3% increase in target TDC
Age: 57

Tenure*: 10 Years

Compensation Decisions for 2023
Caroline Litchfield Executive Vice President and Chief Financial Officer	• Increased base salary by $150,000 • Maintained annual incentive target percentage • Increased LTI target by $1,500,000 • Changes resulted in a 38.3% increase in target TDC
Age: 55

Tenure*: 33 Years

* Compensation shown for each executive is rounded to the nearest dollar and length of tenure is rounded to the nearest year.

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Compensation Discussion and Analysis Detailed Discussion and Analysis	÷ ÷ ÷ ÷	51

Compensation Decisions for 2023
Sanat Chattopadhyay Executive Vice President and President, Merck Manufacturing Division	• Set base salary at $941,806 • Set annual incentive target at 100% • Set LTI target at $3,300,000
Age: 64

Tenure*: 14 Years

Compensation Decisions for 2023
Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health	• Increased base salary by $75,000 • Maintained annual incentive target percentage • Increased LTI target by $200,000 • Changes resulted in a 7.4% increase in target TDC
Age: 61

Tenure*: 12 Years

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52	ç ç ç ç	Compensation Discussion and Analysis Detailed Discussion and Analysis

Compensation Decisions for 2023
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	• Increased base salary by $150,000 • Maintained annual incentive target percentage • Increased LTI target by $1,700,000 • Changes resulted in a 31.3% increase in target TDC
Age: 61

Tenure*: 7 Years

Merck & Co., Inc. 2024 Proxy Statement

Compensation Discussion and Analysis The Elements of 2023 Compensation	÷ ÷ ÷ ÷	53

The Elements of 2023 Compensation

How Our Compensation Program Works

What We Reward	How We Link Pay To Performance	How We Pay

•  Top and bottom-line performance that meets or exceeds the Board approved annual and long-term operating plans

•  Pipeline accomplishments that advance our position as an industry-leading biopharmaceutical company

•  Achievement of strategic sustainability priorities that focus on greater access to health and on the engagement and inclusion of employees

•  Decision-making that yields long-term value creation for shareholders

•  Executing on our growth strategy by consistently seeking opportunities that complement or supplement our broad portfolio in key areas including Oncology, Vaccines, Cardiometabolic, and Animal Health

•  Inclusion of key financial and non-financial metrics in our annual cash incentive plan to ensure executives are rewarded for top and bottom-line performance, pipeline advancement that leads to longer-term revenue opportunities, and metrics focusing on driving sustainable business outcomes

•  Long-term incentives comprised of a mix of performance share units and stock options, linking a substantial amount of pay opportunity to long-term company performance and increased shareholder value

•  Majority of total target pay opportunity is at-risk and tied to company performance and/or long-term stock value

•  Overall target total pay opportunity, as well as each pay element, is assessed for competitiveness relative to primary and/or supplemental peer groups, which include similarly-sized pharmaceutical peers and Dow Jones Industrial Average companies, excluding financial services companies

•  Competitive positioning is targeted to median of market; actual positioning varies based on a variety of factors, including scope and complexity of role, years of experience, demonstrated performance over time, and other factors

*Rounded based on full year long-term incentive and annual incentive targets (excluding one-time special awards).

Each year, the C&MD Committee recommends, and the independent members of the Board of Directors approve, the compensation for our CEO. The C&MD Committee reviews and approves compensation for all other NEOs each year based on a variety of factors, including scope and complexity of role, experience, sustained leadership, and performance and competitive positioning as compared to our primary and supplemental peer groups as described in more detail on page 49.

Additional details regarding the roles and responsibilities of the C&MD Committee are provided on page 15.

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54	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2023 Compensation

Base Salary

The C&MD Committee must balance the need to deliver a competitive level of base salary with ensuring the appropriate mix of fixed to variable compensation for each NEO.

The table shows adjustments made to base salaries in 2023. All annual base salary increases were based on Merck’s U.S. salary increase budget for all employees, including the NEOs.

	Named Executive Officer	Annual Base Salary Increase %		Market Adjustment %		New Base Salary(1)
	Davis	4.5%		No change		$1,615,000
	Litchfield	4.5		10.9%		1,125,000
	Chattopadhyay	—	(2)	—	(2)	941,806
	DeLuca	4.5	(2)	4.3	(2)	925,000
	Li	4.5		7.5		1,400,000

(1)  Reflects base salary as of December 31, 2023.

(2)  Mr. Chattopadhyay was not an NEO in 2022. Although Mr. DeLuca was not an NEO in 2022, he was an NEO in 2021. As such, pursuant to SEC rules, we have included his 2022 compensation information in the Summary Compensation table.

Annual Cash Incentive

The NEOs participate in the Executive Incentive Plan (“EIP”).

Award amounts under the EIP are determined based upon achievement of Company performance measures as reflected by the Company Scorecard. The overall EIP award fund cannot exceed 200% of the aggregate total target incentive amount for all participants. The maximum award amount for each NEO for 2023, excluding the impact of the Company Scorecard, is listed in the Grants of Plan-Based Awards table on page 73.

	Named Executive Officer			2022 Target Annual Incentive % of Base Salary(1)		2023 Target Annual Incentive % of Base Salary(1)
	Davis			150%		150%
	Litchfield			100		100
	Chattopadhyay			—	(2)	100
	DeLuca			100	(2)	100
	Li			100		100

(1)  Reflects annual incentive targets as of December 31 of the applicable year.

(2)  Mr. Chattopadhyay was not an NEO in 2022. Although Mr. DeLuca was not an NEO in 2022, he was an NEO in 2021. As such, pursuant to SEC rules, we have included his 2022 compensation information in the Summary Compensation table.

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Compensation Discussion and Analysis The Elements of 2023 Compensation	÷ ÷ ÷ ÷	55

2023 Company Scorecard

Our Company Scorecard helps translate our strategic priorities into operational terms that enable tracking and measurement of our progress and performance against annual operating goals and critically important strategic drivers of long-term value creation, including goals tied to our research and development pipeline — each of which is measured in the context of compliance, health, safety, and environmental outcomes. The Company Scorecard may be adjusted based on an evaluation of these outcomes, recognizing the importance they play in driving Merck’s values and a culture of integrity. For 2023, no such adjustment was applied. We believe creating greater accountability for the sustainable delivery of business goals will help drive financial results and long-term shareholder value. As a result, the C&MD Committee approved a new measure in our 2023 Company Scorecard that links the compensation of most employees, including our executives, to certain Sustainability metrics. The new design reflects our focus on driving greater access to health to patients around the world and on the engagement and inclusion of our employees, each of which is a strategic priority. Revenue and Pre-Tax Income are equally weighted at 35% (previously 40%), each based on the C&MD Committee’s belief that they are the key financial measures of our success during the year. The Pipeline goals are collectively weighted at 20% and are designed to ensure we are focused on internal and external early discovery opportunities, late-stage clinical development progression, and regulatory filings and approvals. Finally, our new Sustainability metrics are collectively weighted at 10%.

The target, threshold, and maximum Revenue and Pre-Tax Income goals are set in relation to the Board-approved annual operating plan and the expectations of management. Each year, the Pipeline goals are recommended by the President of Merck Research Laboratories, reviewed by the Research Committee, and approved by the C&MD Committee. The Sustainability metrics are recommended by Merck’s Global Market Access, ESG, and Human Resources teams and approved by the C&MD Committee. Failure to achieve threshold performance on any of the metrics would result in forfeiture of the entire opportunity for that metric. If the combined results of the four metrics do not total at least 50, there would be no payout. The overall results of the Company Scorecard are calibrated so individuals may receive between 50% and 200% of their target award opportunity established for the annual performance period. Adjustments are applied to Revenue and Pre-Tax Income results using a consistent framework of adjustments to our reported financial results for incentive program purposes approved by the C&MD Committee to accurately reflect the operating performance of our business. For further explanation of these adjustments, please refer to Appendix B on page 106. The 2023 Company Scorecard results are summarized below.

2023 Company Scorecard(1)

Financial	Weighting	Performance	Score
Revenue ($ Billions)	35%	$53.88 (threshold); $57.94 (target) – 100% payout; $61.99 (maximum) – 200% payout; $60.29 (actual)	55
Pre-Tax Income ($ Billions)	35%	$19.29 (threshold); $21.20 (target) – 100% payout; $23.74 (maximum) – 200% payout; $22.52 (actual)	53

Non-Financial	Weighting	Component	Component Weighting	Performance	Score (component)	Score
Pipeline	20%	Discovery & Early Development	7.5	Above Target	10.1	29
		Global Development	4.0	Above Target	6.6	
		Approvals	4.0	Above Target	5.8	
		Filings	3.5	Above Target	5.8	
		Health Technology Assessment	1.0	At Target	1.0	
Sustainability	10%	Access to Health	6.0	At Target	6.0	10
		Employees	4.0	At Target	4.0	

Total Payout 148(2)

(1)	Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design.
(2)	Rounded to the nearest whole number.

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56	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2023 Compensation

Revenue:

Reported revenue of $60.12B was adjusted to $60.29B to exclude the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan) and the associated impact of hyper-inflation in certain markets (consistent with plan design).

Pre-Tax Income:

Non-GAAP pre-tax income of $5.99B was adjusted to $22.52B to exclude the effect of certain business development transactions as well as the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan) and the associated impact of hyper-inflation in certain markets (all consistent with plan design).

Named Executive Officer 2023 Annual Incentive Payouts

The table below shows the 2023 annual cash incentives paid to the NEOs. The “Final Award” for each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

		Target
Named Executive Officer	Annual Base Salary (as of 12/31/23) ($)	Annual Incentive (%)	Annual Incentive ($)	Company Scorecard Result (%)	Final Award ($)

Davis	$1,615,000	150%	$2,422,500	148%	$3,585,300

Litchfield	1,125,000	100	1,125,000	148	1,665,000

Chattopadhyay	941,806	100	941,806	148	1,393,873

DeLuca	925,000	100	925,000	148	1,369,000

Li	1,400,000	100	1,400,000	148	2,072,000

Long-Term Equity Incentives

The long-term incentive program, consisting of a mix of PSUs and stock options, provides our NEOs with the opportunity to own Merck common stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders. We use these two vehicles to ensure that our LTI program remains balanced, sustainable, and supportive of its objectives over a multi-year period.

2023 Equity Award Mix

Performance Share Units
PSUs link realized compensation value to the achievement of critical financial objectives and align executives’ interests with those of our shareholders. The earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by relative stock price performance and dividend yield.

Stock Options

Stock options align our executives’ interests with the interests of our shareholders because options only have financial value to the recipient if the price of our common stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.

Current LTI Grant Practices

All grants to executive officers are made under the Merck & Co., Inc. 2019 Stock Incentive Plan and approved by the C&MD Committee and, in the case of our CEO, recommended by the C&MD Committee and approved by the independent members of the Board of Directors. Annual PSU grants (with a three-year performance period) are generally made on the last business day in March and annual stock option grants are made on the third business day following the announcement of

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Compensation Discussion and Analysis The Elements of 2023 Compensation	÷ ÷ ÷ ÷	57

our first quarter earnings. We may also selectively grant PSUs, stock options, and RSUs to executive officers on the third business day following the announcement of quarterly earnings generally as part of a new hire sign-on or for retention purposes. These dates were chosen to ensure that grants are made shortly after we have released information about our financial performance to the public. However, the C&MD Committee reserves the right to change the date when grants are made, in view of its responsibility to consider all facts and circumstances to ensure that grants are consistent with our compensation philosophy and objectives.

Stock options are granted at no less than fair market value on a fixed date or date of a particular event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of Merck common stock on the grant date. The re-pricing of stock options is not permitted under the Incentive Stock Plan without prior shareholder approval.

2023 LTI Grant Values

The 2023 annual LTI grant values for the CEO and other NEOs, as compared to the prior year, are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 73. The LTI grant value for Mr. Davis was increased by the Board and the LTI grant values for the other NEOs were increased by the C&MD Committee to strengthen their competitive position versus our primary peer group and reflect their expected future contributions in creating sustained long-term shareholder value.

	Target Grant Value(1)			Increase in Target Grant Value
Executive Officer	2022		2023

Davis	$11,750,000		$13,500,000	+$1,750,000

Litchfield	2,750,000		4,250,000	+1,500,000

Chattopadhyay	—	(2)	3,300,000	—

DeLuca	3,000,000	(2)	3,200,000	+200,000

Li	3,900,000		5,600,000	+1,700,000
(1)

Grant values shown above will be different from the values shown in the Summary Compensation and Grants of Plan-Based Awards tables based on the fair value on grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) and SEC disclosure rules which consider factors other than share price.

(2)

Mr. Chattopadhyay was not an NEO in 2022. Although Mr. DeLuca was not an NEO in 2022, he was an NEO in 2021. As such, pursuant to SEC rules, we have included his 2022 compensation information in the Summary Compensation table.

PSU Program

At the beginning of each year, we review the design of our PSU program to ensure that our metrics are focused on the long-term measures that are most applicable to driving value for the Company and its shareholders over a three-year performance period. Payouts under the PSU program are formulaic and, as such, the C&MD Committee does not consider individual performance or use discretion when determining final awards.

Financial targets applicable to the PSUs are established based on our three-year financial plan, which considers a variety of factors, including management, Board, and external expectations and aspirations of our long-term performance. The financial targets for our currently outstanding PSUs are EPS and R-TSR. R-TSR performance versus our primary peer group is measured at the end of the three-year period and compares Merck’s average annual TSR to the median TSR of that peer group. Each percentage point of outperformance or underperformance versus the median modifies the earned award up or down by five percentage points. In the event of underperformance by more than 10 percentage points, there will not be a payout on the R-TSR portion of the award. In the event of outperformance, the payout on the R-TSR portion of the award cannot exceed 200%. If our annualized TSR is negative, the payout on this portion of the award cannot exceed 100%, even if our R-TSR outperforms the median of the peer group.

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58	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2023 Compensation

The 2021 PSU program concluded at the end of 2023 and the payout is described below. Due to the complexities associated with disentangling our Organon business from a multi-year financial plan, we adjusted the design for the 2021 program as described below. Our Organon business was successfully spun off in June 2021. Following the completion of the spin-off, we reverted to a three-year cumulative EPS and R-TSR design beginning with the 2022 PSU program, with 50% tied to EPS and 50% tied to R-TSR.

Program Performance Period	Original Program Design	Program Design as a result of the Organon Spin-off

2021-2023(1)	50% 3-Year EPS 50% 3-Year R-TSR	33% 1-Year (2021) EPS 67% 3-Year R-TSR

2022-2024 2023-2025	50% 3-Year EPS 50% 3-Year R-TSR	Not Applicable
(1)	Alternative design was established on grant date and part of original grant terms.

Payouts Under the 2021–2023 PSU Program Performance Period

For grants issued in 2021, 70% of each NEO’s annual target LTI was converted to PSUs based on the closing price of Merck stock on the date of grant. The number of PSUs ultimately earned is based on our performance against the pre-established EPS target and R-TSR performance. As a result of the spin-off of Organon, the original number of PSUs granted were adjusted to preserve the same intrinsic value as was in place immediately prior to the adjustments.

For the 2021-2023 performance period, as a result of the Organon spin-off, one-year (2021) EPS was weighted at 33%, and three-year R-TSR versus our primary peer group was weighted at 67%. If the Organon spin-off did not occur, three-year cumulative EPS would have been used. The outcome of the combined performance resulted in an actual payout of 161% as illustrated below.

The 161% payout was based on our strong EPS and R-TSR performance (both above 150%) during the performance period due to the Emergency Use Authorization of LAGEVRIO in the United States in 2021 and our TSR outperforming the median of our primary peer group by nearly 11%.

(1)

As a result of the Organon spin-off, the performance period for EPS was adjusted to one year, the weighting for EPS was reduced from 50% to 33%, and the weighting for R-TSR was increased from 50% to 67%.

(2)	Rounded to the nearest whole percentage.

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Compensation Discussion and Analysis The Elements of 2023 Compensation	÷ ÷ ÷ ÷	59

Named Executive Officer PSU Distribution

Based on the final payout of 161%, the NEOs received the following number of shares of Merck common stock, including dividends accrued during the performance period and paid in shares:

Named Executive Officer	Pre-Spin Target Award (# of shares)	Adjusted Post-Spin Target Award(1) (# of shares)	Final Award(2) (# of shares)

Davis	83,539	86,102	148,374

Litchfield	19,977	20,590	35,481

Chattopadhyay	25,425	26,205	45,157

DeLuca	24,517	25,269	43,544

Li	27,241	28,077	48,384
(1)	As a result of the Organon spin-off, the original number of PSUs granted in 2021 were adjusted to preserve the same intrinsic value that was in place immediately prior to the adjustments.
(2)	Includes accrued dividends distributed in shares following final award determination.

Additional information regarding the payouts under the 2021-2023 PSU performance period is provided in the Option Exercises and Stock Vested table on page 77.

To accurately reflect the operating performance of our business, the C&MD Committee approved a consistent framework of adjustments to our reported financial results for incentive program purposes. For further explanation of these adjustments and our GAAP versus Non-GAAP results, please refer to Appendices A and B on pages 104 and 106, respectively.

Other Employee Benefits

Similar to Merck’s other salaried, U.S.-based employees, the NEOs participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a highly competitive market. Pension and savings plans help employees save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that we have a healthy, productive, and focused workforce.

Additionally, senior management employees, including the NEOs, are provided a limited number of other benefits, which the C&MD Committee believes are reasonable, appropriate, and consistent with our executive compensation philosophy.

These benefits, which are described in more detail below, are reflected in the “All Other Compensation” column of the Summary Compensation table.

•

Financial and tax planning. Executives receive a $10,000 cash allowance each December to encourage consultation with knowledgeable financial and tax planning experts who can help them understand the compensation and benefits programs in which they participate.

•

Personal use of Company aircraft. Our global security organization regularly evaluates the travel risk for our CEO. As a result of these assessments and based on our security team’s recommendation, our Board of Directors has determined that our CEO must use Company-provided aircraft for all business and personal travel. Personal use of Company aircraft by other executives requires CEO approval and is only permitted under exceptional circumstances. Other than our CEO, there was no such reported usage for any other NEO in 2023.

•

Personal use of Company car and driver. Our CEO is provided with a car and driver to ensure his individual safety and security. Personal use of a car and driver is also provided to a select number of other executives, primarily for commuting purposes, allowing them to devote additional time to critical Company business. In 2023, personal use of a company car and driver was provided to Mr. Chattopadhyay and Dr. Li.

•

Residential security systems. Reimbursement for the installation, maintenance and remote access of residential security systems is provided to select executives, when deemed necessary by our internal global security team. Executives are responsible for paying monthly security monitoring fees, which are not reimbursable. Other than for our CEO, there was no reimbursement for any other NEO in 2023.

Merck & Co., Inc. 2024 Proxy Statement

60	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2023 Compensation

2024 Compensation Actions

As part of our annual compensation review, the C&MD Committee reviewed and approved target TDC opportunities for each executive officer, including our NEOs, for 2024. The Board of Directors (excluding Mr. Davis) reviewed and approved Mr. Davis’s target TDC for 2024.

Mr. Davis’s target TDC for 2024 increased by 11.4% based on a review of his performance and the competitive positioning of his compensation relative to the primary and supplemental peer groups. Consistent with our compensation strategy that supports a pay-for-performance culture, the Board intends to continue to adjust Mr. Davis’s target TDC, and when appropriate, increase it to ensure it remains competitive to these peer groups and aligned with the Board’s assessment of his business performance and leadership. As part of Mr. Davis’s target TDC increase, no change was made to his annual base salary or target annual cash incentive percent. His target LTI was increased by $2,000,000 to $15,500,000.

The target TDC for our other NEOs increased between 1.3% and 1.5%, reflecting an increase of 4% to their annual base salaries. There were no changes to their target annual cash incentive percentages or target LTI grants.

The following table summarizes adjustments made to CEO and other NEO compensation for 2024.

Named Executive Officer	Target Total Direct Compensation Increase %	Annual Base Salary Increase %	Target Annual Incentive % of Base Salary	Target LTI Grant Value Increase $

Davis	+11.4%	No Change	No change	+$2,000,000

Litchfield	+1.4	+4.0%	No change	No change

Chattopadhyay	+1.5	+4.0	No change	No change

DeLuca	+1.5	+4.0	No change	No change

Li	+1.3	+4.0	No change	No change

Other Compensation Practices

Stock Ownership Requirements

The C&MD Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy that requires the CEO and other senior executives to hold a certain amount of Merck common stock for so long as they remain in office. The amount of Merck common stock an executive is required to hold is based on a designated multiple of the executive’s base salary. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU settlements (100% for the CEO and 75% for the other NEOs). In calculating the attainment of our stock ownership requirements, we exclude (1) unexercised stock options and (2) unvested PSUs and RSUs. All NEOs have met their stock ownership requirements.

Merck & Co., Inc. 2024 Proxy Statement

Compensation Discussion and Analysis The Elements of 2023 Compensation	÷ ÷ ÷ ÷	61

The following table sets forth the stock ownership requirements and current stock ownership status as a multiple of base salary for the CEO and other NEOs as of February 29, 2024.

Return of Incentive Compensation (“Clawback Policy”)

The C&MD Committee adopted a clawback policy, effective December 1, 2023, in compliance with Rule 10D-1 of the Securities Exchange Act of 1934 and Section 303A.14 of the New York Stock Exchange Listed Company Manual (the “Dodd-Frank Clawback Policy”).

In addition to the Dodd-Frank Clawback Policy, executives are also subject to the recoupment of incentive-based cash compensation, equity-based compensation and any proceeds or earnings received in respect to such compensation, where the C&MD Committee determines that (a) the executive engaged in misconduct or failed to reasonably supervise an employee who engaged in misconduct, that resulted in a (i) material violation of a written Company policy relating to the research, development, manufacturing, sales or marketing of the Company’s products or (ii) conduct detrimental to the Company, including the Company’s overall goodwill or reputation to the Company, and (b) a significant negative impact on the Company’s financial operating results or reputation occurred.

Hedging and Pledging

As part of our insider trading policy, Merck prohibits Directors and management level employees, including officers, from engaging in short sales, publicly traded options, hedging transactions, and pledging of Merck common stock.

Tax Deductibility of Compensation

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the C&MD Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our shareholders.

Merck & Co., Inc. 2024 Proxy Statement

62	ç ç ç ç	Compensation Discussion and Analysis Compensation Risk Assessment

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The C&MD Committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program and have adopted policies and practices that mitigate undue risk while preserving the incentive/variable nature of the compensation. These policies and practices are described in more detail in the Compensation Policies and Practices chart on page 48.

In 2022, Merck engaged Pay Governance, a compensation consultant to management, to perform a formal assessment of our executive compensation program, policies, and practices based on generally accepted compensation practices. The results of the assessment were reviewed by FW Cook, the C&MD Committee’s independent compensation consultant, and then discussed with the C&MD Committee in November 2022. The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. In addition to ongoing monitoring of our programs and policies, we are committed to performing formal assessments on a periodic basis. The next formal assessment is scheduled for review and discussion with the C&MD Committee in November 2024.

Compensation and Management Development Committee Report

The C&MD Committee, comprised of independent Directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the C&MD Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

Compensation and Management Development Committee

Patricia F. Russo (Chair)

Mary Ellen Coe

Thomas H. Glocer

Risa J. Lavizzo-Mourey, M.D.

Inge G. Thulin

Peter C. Wendell

Merck & Co., Inc. 2024 Proxy Statement

÷ ÷ ÷ ÷	63

Summary Compensation Table

The following table summarizes the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended December 31, 2023, 2022, and 2021. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers as of December 31, 2023. All amounts in the following table are rounded to the nearest dollar.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
Robert M. Davis Chairman, Chief Executive Officer and President	2023		$1,603,091	$0	$9,997,585		$4,050,000	$3,585,300	$651,163	(7)	$386,148	$20,273,287
	2022		1,538,613	0	8,868,587		3,524,995	4,125,150	180,259	(8)	412,490	18,650,093
	2021		1,319,959	0	6,324,576		2,760,003	2,834,606	235,640		247,337	13,722,121
Caroline Litchfield Executive Vice President and Chief Financial Officer	2023		1,093,063	0	3,147,375		1,275,003	1,665,000	792,534	(9)	327,410	8,300,385
	2022		959,959	0	2,075,595		824,999	1,735,500	0	(10)	326,605	5,922,657
	2021		805,060	0	1,512,420		660,001	1,184,203	0	(11)	434,946	4,596,630
Sanat Chattopadhyay Executive Vice President and President, Merck Manufacturing Division	2023		934,923	0	2,443,907		989,997	1,393,873	317,466		160,194	6,240,360
	2022	(14)	—	—	—		—	—	—		—	—
	2021	(14)	—	—	—		—	—	—		—	—
Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health	2023		910,027	0	2,369,846		959,999	1,369,000	470,087	(12)	118,931	6,197,890
	2022	(14)	840,522	0	2,264,301		899,993	1,513,000	0	(13)	101,011	5,618,828
	2021		790,247	0	3,856,115	(15)	809,999	1,184,000	128,732		71,907	6,841,000
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	2023		1,368,819	0	4,147,202		1,679,999	2,072,000	339,249		172,146	9,779,414
	2022		1,095,055	0	2,943,574		1,169,998	2,225,000	210,204		122,233	7,766,063
	2021		937,104	0	2,062,363		900,003	1,400,799	114,593		66,057	5,480,919
(1)

Amounts shown reflect actual base salary earnings and are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded nonqualified savings plan.

For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes on page 81.
(2)

The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the Named Executive Officers during 2023, 2022, and 2021, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year. Please refer to pages 57-59 for more information on PSU awards. For discussion of the assumptions used in these valuations, see Note 13 to the Company’s Consolidated Financial Statements in the 2023 10-K.

The maximum value of the PSU awards granted to the Named Executive Officers during 2023 assuming achievement of the highest level of performance (200%) was:

Named Executive Officer	Maximum Value of PSU Awards ($)
Davis	$19,995,171
Litchfield	6,294,751
Chattopadhyay	4,887,813
DeLuca	4,739,691
Li	8,294,403

For more information on the awards granted during 2023, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 73.
(3)

The amounts shown in this column represent the full grant date fair value of stock options granted to each of the Named Executive Officers during 2023, 2022 and 2021, respectively, as calculated in accordance with FASB ASC Topic 718. The stock option values were calculated using the Black-Scholes option pricing model and may not represent the actual value realized by the Named Executive Officers during the respective year. For discussion of the assumptions used in these valuations, see Note 13 to the Company’s Consolidated Financial Statements in the 2023 10-K.

Merck & Co., Inc. 2024 Proxy Statement

64	ç ç ç ç	Summary Compensation Table

For more information on stock options granted during 2023, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 73.
(4)	Represents amounts paid under the EIP. For more information, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 73.

Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the Merck Deferral Program. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 81.

(5)

Amounts shown are solely an estimate of the aggregate change in actuarial present value of the Named Executive Officers’ accrued benefits under the Company’s pension plans from December 31, 2022 to December 31, 2023. These plans include the Merck U.S. Pension Plan, MSD Supplemental Retirement Plan, and U.K. Pension Plan (Ms. Litchfield only). For more information about the U.S. plans, see the Pension Benefits table and accompanying narrative beginning on page 78.

The Merck Deferral Program, an unfunded nonqualified savings plan, does not provide for above market or preferential earnings. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 81.

(6)

See the All Other Compensation table on page 65 for additional details on amounts. See footnotes 1 and 4 to the All Other Compensation table for an explanation of how financial and tax planning benefits, as well as installation, maintenance, and remote access of home security, are valued. For all other personal benefits provided to the Named Executive Officers, in accordance with SEC disclosure rules, we calculated the cost of those benefits as the incremental cost of providing them. Each benefit serves a business purpose, as described further in the Other Employee Benefits section on page 59.

(7)	For 2023, the change in value is primarily due to increases in earnings compared to 2022.
(8)	For 2022, the change in value compared to the previous year is less primarily due to an increase in discount rates as of December 31, 2022.
(9)

For 2023, the U.S. change in pension value and U.K change in pension value are both positive. The UK change in value increased primarily due to the annual inflationary increase as well as a decrease in the discount rate.

(10)

For 2022, the U.S. change in pension value is positive; however, the U.K. change in pension value is negative primarily due to an increase in discount rates, resulting in an aggregate negative change in pension value that is reported as $0 in accordance with SEC rules.

(11)

For 2021, the U.S. change in pension value is positive; however, the U.K. change in pension value is negative due to an increase in discount rates and change in mortality assumptions, resulting in an aggregate negative change in pension value that is reported as $0 in accordance with SEC rules.

(12)	For 2023, the change in value for Mr. DeLuca is primarily due to a decrease in discount rates as of December 31, 2023.
(13)	For 2022, the change in value for Mr. DeLuca is negative primarily due to an increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.
(14)

Mr. Chattopadhyay was not a Named Executive Officer in 2021 and 2022. Mr. DeLuca was not a Named Executive Officer in 2022. While Mr. DeLuca was not a Named Executive Officer in 2022, he was a Named Executive Officer in 2021. As such, pursuant to SEC rules, we have included Mr. DeLuca’s 2022 compensation information in this Summary Compensation table.

(15)	Includes value of $2,000,000 RSU retention grant that will vest on May 4, 2024, subject to his continued employment.

Merck & Co., Inc. 2024 Proxy Statement

Summary Compensation Table	÷ ÷ ÷ ÷	65

All Other Compensation

Name	Year		Financial/Tax Counseling & Tax Preparation Services ($)(1)	Company Aircraft ($)(2)	Company Car and Driver ($)(3)	Installation, Maintenance and Remote Access of Home Security ($)(4)	Relocation Expense and Tax Equalization ($)		Savings Plan Company Match and Credits ($)(5)	Total ($)

Davis	2023		$10,000	$91,519	$15,224	$11,824	$0		$257,580	$386,148

	2022		10,000	191,073	8,113	6,689	0		196,615	412,490

	2021		10,000	94,552	11,353	26,258	0		105,174	247,337

Litchfield	2023		10,000	0	0	0	190,245	(7)	127,165	327,410

	2022		10,000	0	0	0	220,220	(7)	96,385	326,605

	2021		10,000	0	0	0	375,176	(7)	49,770	434,946

Chattopadhyay	2023		10,000	0	36,044	0	0		114,150	160,194

	2022	(6)	—	—	—	—	—		—	—

	2021	(6)	—	—	—	—	—		—	—

DeLuca	2023		10,000	0	0	0	0		108,931	118,931

	2022	(6)	10,000	0	0	0	0		91,011	101,011

	2021		10,000	0	0	0	0		61,907	71,907

Li	2023		10,000	0	579	0	0		161,567	172,146

	2022		10,000	0	0	0	0		112,233	122,233

	2021		10,000	0	0	0	0		56,057	66,057
(1)	The Named Executive Officers receive a cash allowance each December for financial and tax planning benefits.

(2)

The value of any personal use of Company aircraft by the Named Executive Officers is based on the aggregate incremental per-hour cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit is taxable to the Named Executive Officers. As further described in the Other Employee Benefits section on page 59, personal use of Company aircraft is required for the CEO for security purposes.

(3)

The value of any personal use of Company car and driver by the Named Executive Officers is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit is taxable to the Named Executive Officers.

The incremental cost calculation for personal use of Company car and driver by the Named Executive Officers includes driver overtime, meals, travel pay, maintenance and fuel costs. Personal use of a car and driver is also provided to a select number of other executives, primarily for commuting purposes, as further described in the Other Employee Benefits section on page 59.

(4)	Installation, maintenance, and remote access of home security are valued at actual costs billed by outside vendors.

(5)

The Named Executive Officers received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan and a 4.5% credit of eligible compensation in excess of the IRS limit to the Named Executive Officers’ accounts under the Merck Deferral Program.

(6)

Mr. Chattopadhyay was not a Named Executive Officer in 2021 and 2022. Mr. DeLuca was not a Named Executive Officer in 2022. While Mr. DeLuca was not a Named Executive Officer in 2022, he was a Named Executive Officer in 2021. As such, pursuant to SEC rules, we have included Mr. DeLuca’s 2022 compensation information in this All Other Compensation table.

(7)

Prior to her appointment as our Chief Financial Officer, Ms. Litchfield served on an expatriate assignment that entitled her to receive certain tax equalization benefits, consistent with the Company’s standard practices for employees serving in an expatriate capacity. The tax equalization benefits are designed to mitigate the impact of an expatriate assignment by covering tax expense in excess of what the employee would have incurred had the employee remained in their home country.

Merck & Co., Inc. 2024 Proxy Statement

66	ç ç ç ç

CEO Pay Ratio

Introduction

The following is a disclosure of (1) total annual compensation for our CEO, (2) the median total annual compensation for our employees globally, excluding our CEO and (3) the ratio of those two numbers.

Median Total Annual Compensation

We used base salary as of October 31, 2023 to identify the employee with the median total annual compensation (excluding our CEO). For this purpose, we annualized base salary for all full and part-time employees (excluding our CEO) hired after January 1, 2023 and employed as of October 31, 2023. We converted foreign currency to U.S. dollars using a twelve-month average exchange rate between November 1, 2022 through October 31, 2023.

Employee Population

Merck’s employee population as of October 31, 2023 included 29,358 (39%) employees in the United States and 46,859 (61%) employees outside the United States. After excluding 3,810 employees in 15 countries, as detailed in the table below and up to the 5% limit allowable under the SEC disclosure rules, we identified our median employee from a group of approximately 72,407 employees globally.

Country	Number of Employees	Country	Number of Employees

Algeria	35	Jordan	23

Bosnia and Herzegovina	8	Latvia	18

Colombia	1,040	Malaysia	371

Dominican Republic	7	Nigeria	1

Egypt	185	North Macedonia	3

Honduras	5	Philippines	206

India	1,489	Vietnam	253

Indonesia	166

TOTAL			3,810

The Ratio

The total annual compensation of our median employee as calculated under the Summary Compensation table requirements for calculating total annual compensation was $110,827 comprised of base salary, annual cash incentive, savings plan company match, and change in pension value. The total annual compensation for our CEO was $20,273,287. A reasonable estimation of the ratio of our CEO’s compensation to our median employee’s compensation is 183 to 1.

Under the SEC rules, companies may identify the median total annual compensation using a wide variety of methods, including reasonable assumptions and estimations. It is, therefore, difficult to compare Merck’s ratio to the ratios of other companies.

Merck & Co., Inc. 2024 Proxy Statement

÷ ÷ ÷ ÷	67

Pay Versus Performance
Introduction
The following disclosure and tables are provided in compliance with the requirements of Item 402(v) of Regulation
S-K
(the “Pay versus Performance” or “PVP rules”) to summarize information regarding the relationship between Compensation Actually Paid (“CAP”), as calculated under applicable SEC rules, for our CEO and non-CEO
NEOs, on an average basis, and the Company’s financial performance for the fiscal years presented below.
The C&MD Committee does not utilize CAP as the basis for making compensation decisions, nor does it use the performance measures that have been prescribed by the SEC to assess performance under the Company’s short-term or long-term incentive plans.
For information on the objectives and strategy of our executive compensation program and how we align pay with performance, refer to the Executive Compensation Overview on page 47.
Most Important Metrics Used to Link Pay and Performance
In accordance with the PVP rules, the most important performance metrics used to link our NEOs’ pay to performance in 2023 are listed below. These metrics align with the measures used in our Company Scorecard, as described on page 55, and our PSU Program, as described on page 57. These metrics help translate our strategic priorities into operational terms that enable us to measure and track our progress against annual operating goals and long-term strategic drivers of sustainable value creation, aligning the pay of our executives to company performance. Although stock price performance, as reflected by our Total Shareholder Return (“TSR”), is not a metric used in our current programs to set or evaluate the level of pay for our executives and, therefore, is not included in the list below, it directly impacts the value of long-term incentives granted to our NEOs.

Company Scorecard Metrics	PSU Program Metrics

Revenue	Relative Total Shareholder Return

Pre-Tax Income	Non-GAAP Earnings Per Share (EPS)

Pipeline

Sustainability
Summary Compensation Table Versus Compensation Actually Paid
The
Summary Compensation
Table (“SCT”) discloses a mix of compensation earned during the year, e.g., base salary and annual cash incentive, the full grant date fair value of equity granted during the year, and changes in the present value of pension benefits, which can be impacted by various actuarial assumptions. The CAP definition of pay adjusts compensation reported for a particular year to reflect an annualized value of compensation by removing the values mandated by the SCT for equity granted during the year and changes in the present value of pension benefits and instead including the value of equity vesting during the year, the potential change in value of unvested equity granted in prior years, the value of dividends accrued or paid during the year, and the value of pension benefits earned during the year. It is important to note that the executive did not actually earn or receive the amount defined as CAP in the applicable year. The following illustrates the amounts added and subtracted to SCT compensation to arrive at the SEC’s definition of CAP.

Merck & Co., Inc.
2024 Proxy Statement

68	ç ç ç ç	Pay Versus Performance Pay Versus Performance Table

Pay Versus Performance Table
The following table* summarizes the SCT compensation and CAP for our CEO(s) and the average for our non-CEO
NEOs for the last four fiscal years ending December 31, 2023. In accordance with the PVP rules, the table also includes certain prescribed performance related measures.

	Summary Compensation Table Total for CEO (Davis)	Summary Compensation Table Total for CEO (Frazier)	Compensation Actually Paid to CEO (Davis) (5)	Compensation Actually Paid to CEO (Frazier) (5)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (5)	Value of Initial Fixed $100 Investment Based on
Fiscal Year							Total Shareholder Return (6)	Peer Group Total Shareholder Return (7)	GAAP Net Income ($ 000’s)	Non-GAAP EPS (8)

2023 (1)	$20,273,287	—	$26,701,326	—	$7,629,512	$9,360,664	$142.53	$142.00	$364,655	$1.51

2022 (2)	18,650,093	—	52,474,235	—	8,406,647	22,341,814	141.12	138.11	14,519,000	7.48

2021 (3)	13,722,121	15,196,920	14,390,893	13,328,924	6,709,905	7,004,950	94.47	130.44	12,345,000	5.37

2020 (4)	—	22,088,429	—	10,578,487	6,041,722	3,582,756	92.79	106.53	4,519,000	2.97
(1)	Non-CEO NEOs for 2023 are Ms. Litchfield, Mr. Chattopadhyay, Mr. DeLuca, and Dr. Li.
(2)	Non-CEO NEOs for 2022 are Mr. Frazier, Ms. Litchfield, Mr. Guindo, Dr. Li, and Ms. Zachary. Since Mr. Davis was CEO for all of 2022, only his compensation is shown in the CEO SCT and CAP columns.
(3)
Non-CEO
NEOs for 2021 are Ms. Litchfield, Mr. Clyburn, Mr. DeLuca, and Dr. Li. As a result of Mr. Frazier’s retirement as CEO, effective June 30, 2021, and Mr. Davis’s promotion to CEO, effective July 1, 2021, the Pay versus Performance table includes the compensation for both executives as CEO in 2021. The SCT and CAP amounts reported for Mr. Davis and Mr. Frazier reflect compensation for all of 2021, not just the respective periods in which they were CEO.

(4)	Non-CEO NEOs for 2020 are Mr. Davis, Mr. Chattopadhyay, Dr. Perlmutter, and Ms. Zachary. Since Mr. Frazier was CEO for all of 2020, only his compensation is shown in the CEO SCT and CAP columns.
(5)	See following table for additional details on the calculation of the CAP value.
(6)
TSR assumes an initial $100 investment in Merck stock beginning on December 31, 2019. TSR is cumulative, with the value determined at the end of each applicable fiscal year, calculated in accordance with Item 201(e) of Regulation
S-K.

(7)
Peer Group TSR assumes an initial $100 investment in Merck’s primary peer group (market cap-weighted).
As described on page 49, Merck’s primary peer group consists of the following companies: AbbVie, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, Gilead Sciences, GlaxoSmithKline, Johnson & Johnson, Novartis, Pfizer, Roche Holding AG, and Sanofi.

(8)
The SEC requires the disclosure of a company selected measure, representing the most important financial metric used for determining CAP for the current fiscal year. As described in more detail on page 71, the selected measure for 2023 is non-GAAP
EPS. Refer to Appendix A on page 104 for a reconciliation between GAAP and non-GAAP
financial measures. Appendix B on page 106 provides an explanation of adjustments to non-GAAP
results for incentive plans purposes.

* Compensation shown is rounded to the nearest dollar.

Merck & Co., Inc.
2024 Proxy Statement

Pay Versus Performance Pay Versus Performance Table	÷ ÷ ÷ ÷	69

The following table* provides additional information on how CAP for each reporting year was determined, starting with SCT compensation and applying each of the required adjustments, as applicable, in accordance with the PVP rules.

	Summary Compensation Table Total Compensation	Value of Pension Benefits Deducted from SCT (1)	Value of Equity Deducted from SCT	Value of Pension Benefits Per CAP Definition (2)	Fair Value of Equity Compensation Granted in Current Year (3)	Year-Over-Year Change in Fair Value of Unvested Equity (4)	Change in Fair Value of Equity that Vested During the Year (5)	Value of Dividends Accrued or Paid on Stock Awards (6)	Compensation Actually Paid
CEO (Davis)

2023	$20,273,287	$651,163	$14,047,586	$271,130	$18,028,095	$(97,780)	$1,522,952	$1,402,391	$26,701,326

2022	18,650,093	180,259	12,393,581	280,085	26,824,642	14,171,478	3,931,065	1,190,712	52,474,235

2021	13,722,121	235,640	9,084,579	265,823	10,649,030	(669,339)	(661,118)	404,596	14,390,893
CEO (Frazier)

2021	15,196,920	—	10,615,096	418,183	12,443,073	(2,633,787)	(2,435,189)	954,819	13,328,924

2020	22,088,429	2,288,641	15,502,597	379,037	17,150,711	(5,340,113)	(7,290,425)	1,382,086	10,578,487
Average Non-CEO NEOs

2023	7,629,512	479,834	4,253,332	152,186	5,458,528	(43,471)	475,952	421,122	9,360,664

2022	8,406,647	42,041	5,514,804	122,447	9,133,936	6,336,440	3,346,846	552,343	22,341,814

2021	6,709,905	107,732	4,261,734	122,147	4,829,729	(247,588)	(208,749)	168,972	7,004,950

2020	6,041,722	498,315	3,518,845	157,683	3,892,938	(1,222,908)	(1,583,911)	314,391	3,582,756
(1)
Represents the aggregate change in actuarial present value of the NEOs’ accrued benefits under the Company’s pension plans. The change in pension value for Mr. Frazier is negative in 2021, primarily due to age and an increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.

(2)
These amounts represent the present value of expected pension benefit accruals earned in the current year and reflects assumptions used for financial statement reporting purposes. They do not reflect the change in the present value of the accumulated pension benefit due to changes in assumptions such as discount rate from year to year.

(3)
These amounts represent the fair value as of the indicated fiscal year-end
of the outstanding and unvested stock and option awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes. The fair value differs from the value in the SCT because for purposes of CAP the fair value for equity granted in the current year is determined as of the last day of the applicable year. Fair values in the SCT are determined as of the grant date.

(4)
These amounts represent the change in fair value during the indicated fiscal year of each stock and option award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(5)
These amounts represent the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock and option award that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.

(6)
These amounts represent the dollar value of any dividends or other earnings accrued or paid on stock or option awards in the applicable fiscal year or for awards that vested in the fiscal year, prior to the vesting date, that are not otherwise reflected in the fair value of such awards or included in any other
component of total compensation for the applicable fiscal year.

* Compensation shown is rounded to the nearest dollar.

Merck & Co., Inc.
2024 Proxy Statement

70	ç ç ç ç	Pay Versus Performance Pay Versus Performance Table

Relationship Between CAP and TSR
The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and Merck’s TSR and Peer Group TSR. As noted above, the peer group for each listed fiscal year consists of the companies listed as our current primary peer group. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO
NEO CAP. To better reflect the CAP for the average
non-CEO
NEO, for 2022, we have illustrated both the average
non-CEO
NEO CAP with and without Mr. Frazier.

As described on page 57, our PSU program utilizes three-year cumulative EPS and
R-TSR,
each weighted at 50%. Performance versus our peer group is measured at the end of the three-year period and compares Merck’s average annual TSR to the median TSR of our primary peer group. For purposes of this disclosure, Merck TSR and peer group TSR are based on the following performance periods.

Reporting Year	Beginning	End	Number of Years

2023	12/31/2019	12/31/2023	4 years

2022	12/31/2019	12/31/2022	3 years

2021	12/31/2019	12/31/2021	2 years

2020	12/31/2019	12/31/2020	1 year

Merck & Co., Inc.
2024 Proxy Statement

Pay Versus Performance Pay Versus Performance Table	÷ ÷ ÷ ÷	71

Relationship Between CAP and Net Income
The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and Merck’s GAAP net income. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO
NEO CAP. To better reflect the CAP for the average
non-CEO
NEO, for 2022, we have illustrated both the average
non-CEO
NEO CAP with and without Mr. Frazier. For 2023, GAAP net income reflects the impact of $17.1 billion in business development activity, including the acquisitions of Prometheus and Imago, and the collaborations with Daiichi and Kelun.

Relationship Between CAP and the Company-Selected Measure
The SEC requires the disclosure of a company-selected measure, defined as the most important financial metric used for determining CAP for the current fiscal year. For 2023, we consider non-GAAP
EPS to be the most important financial measure used to link pay with performance because EPS represents 50% of our PSU program design, PSUs represent 70% of annual LTI grants, and LTI represents the majority of our executives’ target TDC. Specifically, for 2023, non-GAAP
EPS influences nearly 27% of our CEO’s target TDC and 23% of the average target TDC for our non-CEO
NEOs. It is worth noting that the SEC requires the disclosure of single year metrics for purposes of comparing CAP to a company-selected measure. While our PSU program design employs three-year non-GAAP
EPS, in the graph below, CAP is being compared to one year
non-GAAP
EPS.

Merck & Co., Inc.
2024 Proxy Statement

72	ç ç ç ç	Pay Versus Performance Pay Versus Performance Table

The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and Merck’s non-GAAP
EPS for the applicable reporting year. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO
NEO CAP. To better reflect the CAP for the average
non-CEO
NEO, for 2022, we have illustrated both the average
non-CEO
NEO CAP with and without Mr. Frazier. For 2023,
non-GAAP
EPS was negatively affected by $6.21 of charges for certain upfront and pre-approval
milestone payments related to collaborations and licensing agreements, as well as charges related to pre-approval
assets obtained in transactions accounted for as asset acquisitions.

As described on page 57, our PSU program utilizes a
non-GAAP
EPS goal, established based on a three-year financial plan, which considers a variety of factors including management, Board, and external expectations and aspirations of our long-term performance. Appendix A on page 104 provides a reconciliation between GAAP and non-GAAP
financial measures. Appendix B on page 106 provides an explanation of adjustments to non-GAAP
results for incentive plans purposes.

Merck & Co., Inc.
2024 Proxy Statement

÷ ÷ ÷ ÷	73

Grants of Plan-Based Awards

The following table provides information concerning each award made in 2023 to the Named Executive Officers under any incentive plan.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2023

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Award Type	Thres- hold ($)(1)	Target ($)(1)	Maximum ($)(1)	Thres- hold (#)(2)	Target (#)(2)	Maximum (#)(2)

Davis	3/31/23	3/27/23	PSU				0	88,824	177,648				$9,997,585

	5/2/23	1/23/23	Options								186,722	$117.89	4,050,000

			EIP	$0	$2,422,500	$4,845,000

Litchfield	3/31/23	3/27/23	PSU				0	27,963	55,926				3,147,375

	5/2/23	1/23/23	Options								58,783	117.89	1,275,003

			EIP	0	1,125,000	2,250,000

Chattopadhyay	3/31/23	3/27/23	PSU				0	21,713	43,426				2,443,907

	5/2/23	1/23/23	Options								45,643	117.89	989,997

			EIP	0	941,806	1,883,612

DeLuca	3/31/23	3/27/23	PSU				0	21,055	42,110				2,369,846

	5/2/23	1/23/23	Options								44,260	117.89	959,999

			EIP	0	925,000	1,850,000

Li	3/31/23	3/27/23	PSU				0	36,846	73,692				4,147,202

	5/2/23	1/23/23	Options								77,455	117.89	1,679,999

			EIP	0	1,400,000	2,800,000
(1)

Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2023. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

(2)

The payout of PSUs can range from zero for below threshold performance to a maximum of 200% of target, depending on the level of achievement of the applicable performance goals. For more information on PSUs, see the PSU Program section on page 57 and the narrative to the Grants of Plan-Based Awards table on page 74.

(3)	For more information on RSUs, see the narrative to the Grants of Plan-Based Awards table on page 74.
(4)

Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date. For more information on stock options granted to the NEOs in 2023, please see Current LTI Grant Practices on page 56.

(5)

This column represents the full grant date fair value of PSUs, RSUs and stock options granted to each of the NEOs, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the NEOs during 2023.

Merck & Co., Inc. 2024 Proxy Statement

74	ç ç ç ç	Grants of Plan-Based Awards Narrative Information Relating to the Grants of Plan-Based Awards Table

Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the EIP

The EIP is a shareholder-approved plan that is administered by the C&MD Committee. It is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as follows:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The Company performance component (as reflected by the Company Scorecard) is multiplied by the target award opportunity.

•	The Company performance component can range between 50% and 200% of target.

•	If the combined results of the metrics do not total at least 50, no payout will be made.

General Information Regarding Long-Term Incentives

Stock Options

Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. The exercise price of a stock option is set as the closing price of Merck common stock as reported on the NYSE on the grant date.

Subject to their terms, stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

RSUs

RSUs, subject to their terms, generally vest and become payable in equal installments in shares of Merck common stock on the first, second and third anniversaries of the grant date. Dividend equivalents are accrued and paid out in cash if, and when, the RSUs vest.

PSUs

PSUs, subject to their terms, generally vest and become payable in shares of Merck common stock at the end of a three-year performance period provided that minimum performance goals are met. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. PSU awards for continuing executives and performance goals are approved by the C&MD Committee within the first 90 days of the applicable performance cycle.

For PSUs granted in 2023, final awards will be determined based on the following:

•	50% of the award will be determined by the Company’s cumulative EPS versus target for the three-year performance period (2023-2025).

•

50% of the award will be determined by the Company’s average annual TSR (inclusive of reinvested dividends) relative to the median TSR for our primary peer group for the three-year performance period (2023-2025).

Payouts can range from zero (for below threshold performance) to a maximum of 200% of target.

Dividend equivalents are accrued and paid in shares if, and when, the PSUs vest, and are only applied to the portion of the award that is earned.

Merck & Co., Inc. 2024 Proxy Statement

÷ ÷ ÷ ÷	75

Outstanding Equity Awards

The following table provides details about each outstanding equity award held by the Named Executive Officers as of December 31, 2023.

Outstanding Equity Awards for Fiscal Year Ended December 31, 2023

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Davis	116,370			05/03/19	$77.62	05/03/20	05/02/29

	124,529			05/01/20	75.36	05/01/21	04/30/30

	193,512	96,760		05/04/21	73.73	05/04/22	05/03/31

	76,051	152,104		05/03/22	87.10	05/03/23	05/02/32

		186,722		05/02/23	117.89	05/02/24	05/01/33

										200,488	(3)	$21,857,202

										177,648	(4)	19,367,185

Litchfield	38,291			05/01/15	58.08	05/01/16	04/30/25

	41,997			05/10/16	53.06	05/10/17	05/09/26

	26,465			05/05/17	62.07	05/05/18	05/04/27

	22,630			05/04/18	56.04	05/04/19	05/03/28

	17,455			05/03/19	77.62	05/03/20	05/02/29

	20,313			05/01/20	75.36	05/01/21	04/30/30

	46,274	23,139		05/04/21	73.73	05/04/22	05/03/31

	17,799	35,599		05/03/22	87.10	05/03/23	05/02/32

		58,783		05/02/23	117.89	05/02/24	05/01/33

										46,922	(3)	5,115,436

										55,926	(4)	6,097,053

Chattopadhyay	66,913			05/03/19	77.62	05/03/20	05/02/29

	87,170			05/01/20	75.36	05/01/21	04/30/30

	58,894	29,449		05/04/21	73.73	05/04/22	05/03/31

	19,417	38,835		05/03/22	87.10	05/03/23	05/02/32

		45,643		05/02/23	117.89	05/02/24	05/01/33

										51,188	(3)	5,580,516

										43,426	(4)	4,734,303

Merck & Co., Inc. 2024 Proxy Statement

76	ç ç ç ç	Outstanding Equity Awards

Outstanding Equity Awards for Fiscal Year Ended December 31, 2023

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

DeLuca	58,185			05/03/19	$77.62	05/03/20	05/02/29

	77,830			05/01/20	75.36	05/01/21	04/30/30

	56,792	28,396		05/04/21	73.73	05/04/22	05/03/31

	19,417	38,835		05/03/22	87.10	05/03/23	05/02/32

		44,260		05/02/23	117.89	05/02/24	05/01/33

								27,126	$2,957,277

										51,188	(3)	$5,580,516

										42,110	(4)	4,590,832

Li	14,702			05/05/17	62.07	05/05/18	05/04/27

	15,087			05/04/18	56.04	05/04/19	05/03/28

	17,455			05/03/19	77.62	05/03/20	05/02/29

	21,014			05/01/20	75.36	05/01/21	04/30/30

	3,891			05/01/20	75.36	05/01/21	04/30/30

	63,100	31,554		05/04/21	73.73	05/04/22	05/03/31

	25,242	50,486		05/03/22	87.10	05/03/23	05/02/32

		77,455		05/02/23	117.89	05/02/24	05/01/33

										66,544	(3)	7,254,627

										73,692	(4)	8,033,902

(1)

Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date, and expire on the day before the tenth anniversary of the grant date. The date set forth in the “Vesting Date” column represents the first vesting date for such award.

(2)

The grant and vesting dates of the unvested RSU award in this column are as follows for Mr. DeLuca: the grant date of the 27,126 RSUs is May 4, 2021. This was a special one-time RSU retention grant that is scheduled to vest in its entirety on May 4, 2024, subject to Mr. DeLuca’s continued employment. The RSUs are payable in shares of Merck common stock.

(3)

Maximum (200% of target) of PSUs granted during 2022 that may be earned based on Merck’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2024.

(4)

Maximum (200% of target) of PSUs granted during 2023 that may be earned based on Merck’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2025.

(5)	The market value of the units reported in this column was computed by multiplying the number of such units by $109.02, the closing price of Merck common stock on December 29, 2023.

Merck & Co., Inc. 2024 Proxy Statement

÷ ÷ ÷ ÷	77

Option Exercises and Stock Vested

The following table provides information about stock options that were exercised and stock units that vested during 2023.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)

Davis	143,329	$8,440,688	148,374	(a)	$17,720,307

Litchfield	—	—	36,347	(a)(b)	4,337,493

Chattopadhyay	218,049	12,488,854	45,157	(a)	5,393,101

DeLuca	141,599	8,027,422	43,544	(a)	5,200,460

Li	—	—	49,446	(a)(b)	5,901,130

(1)

This column represents the values realized upon stock option exercises during 2023, which were calculated based on the difference between the market price of Merck common stock at the time of exercise and the exercise price of the option.

(2)	This column represents the vesting during 2023 of the following:

(a)

PSUs granted in 2021 that were paid on January 22, 2024, including dividends accrued and paid in shares. The number of PSUs that vested for Ms. Litchfield was 35,481 and the total after-tax number of shares of Merck common stock received from the vesting was 19,208. The number of PSUs that vested for Dr. Li was 48,384 and the total after-tax number of shares of Merck common stock received from the vesting was 25,760. The total net after-tax number of shares of Merck common stock received from the vesting of PSUs was 76,510 for Mr. Davis, 26,716 for Mr. Chattopadhyay, and 23,296 for Mr. DeLuca.

(b)

In addition to the 2021 PSU grant, Ms. Litchfield and Dr. Li also had RSUs that were granted on May 1, 2020, prior to them becoming Section 16 Officers, and that partially vested in 2023. These RSUs vested in equal installments on the first, second and third anniversaries of the grant date. The number of RSUs that vested for Ms. Litchfield was 866 and the total after-tax number of shares of Merck common stock received from the vesting was 439. The number of RSUs that vested for Dr. Li was 1,062 and the total after-tax number of shares of Merck common stock received from the vesting was 538.

(3)

The value realized for PSUs was determined by multiplying the number of vested units by the market price of Merck common stock on January 22, 2024. The value realized for RSUs granted on May 1, 2020 was determined by multiplying the number of vested units by the market price of Merck common stock on May 1, 2023.

Merck & Co., Inc. 2024 Proxy Statement

78	ç ç ç ç

Pension Benefits

The table below provides information concerning the present value of benefits accumulated by the Named Executive Officers from the Merck U.S. Pension Plan (the “Qualified Plan”), MSD Supplemental Retirement Plan (the “SRP”), and U.K. Pension Plan (see footnote 4 below). The terms of the Qualified Plan and SRP are described below.

Pension Benefits for Fiscal Year Ended December 31, 2023

Name	Plan Name	Number of Years Credited Service (#)(1)	Number of Years Cash Balance Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)

Davis	Qualified Plan	—	9.67	$266,289	$0

	SRP	—	9.67	2,241,757	0

Litchfield(4)	Qualified Plan	—	33.25	141,103	0

	SRP	—	33.25	663,386	0

	U.K. Pension Plan	26.25	—	2,646,601	0

Chattopadhyay	Qualified Plan	10.00	14.08	621,463	0

	SRP	10.00	14.08	2,847,348	0

DeLuca	Qualified Plan	8.00	12.25	518,902	0

	SRP	8.00	12.25	2,484,870	0

Li	Qualified Plan	—	6.75	192,053	0

	SRP	—	6.75	778,198	0

(1)

This column shows the number of years of Credited Service that is used for benefit accrual purposes and eligibility purposes under the Final Average Pay formula of the Qualified Plan and the SRP. The Final Average Pay formula is applicable only for participants who were actively employed on December 31, 2012. Participants hired (or rehired) after December 31, 2012 receive benefits under a Cash Balance formula that does not rely on Credited Service.

For employees actively employed on December 31, 2012, Credited Service for the Final Average Pay formula begins with the January 1 or July 1 that coincides with or follows a participant’s hire date and ends with the last full month of employment. Credited Service is earned through the earlier of termination or December 31, 2019. After December 31, 2019, all benefits will be calculated under the Cash Balance formula. A maximum of 35 years of Credited Service may be earned. Mr. Davis, Ms. Litchfield and Dr. Li do not have Credited Service because they entered the Qualified Plan and SRP after December 31, 2012 and only have a benefit under the Cash Balance formula. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and not eligible for the Qualified Plan and SRP.

The number of years of Credited Service for Ms. Litchfield in the U.K. Pension Plan row shown is used for benefit accrual purposes while she participated in the plan prior to her transfer from the U.K. to the U.S.

(2)	This column shows the number of years of Cash Balance Service that is used for benefit accrual purposes under the Cash Balance formula of the Qualified Plan and the SRP.

Cash Balance Service begins on a participant’s first day of employment, includes all years and completed months of service, and ends on the participant’s date of termination of employment.

The Cash Balance Service for Ms. Litchfield is based on her original hire date and is used to determine the pay credit level under the Cash Balance formula. Benefit accruals under the Cash Balance formula did not start until January 1, 2020, effective with her transfer to the U.S. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and, therefore, not eligible for the Qualified Plan and SRP.

(3)

For the Qualified Plan and the SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). The earliest unreduced retirement age is the earlier of age 62 and 10 years of Credited Service (including service under the Cash Balance formula) or age 65 with no service requirement. As of December 31, 2023, the balance (under the Cash Balance formula) is projected to the earliest unreduced retirement age based on the assumed interest crediting rate. Mr. Davis, Ms. Litchfield, and Dr. Li have only a Cash Balance benefit, which is valued as of December 31, 2023. Some key assumptions include:

•	Discount rate equals 5.25% for the Qualified Plan and 5.38% for the SRP;

•	Interest crediting rate equals 5.35% for both the Qualified Plan and the SRP;

Merck & Co., Inc. 2024 Proxy Statement

Pension Benefits	÷ ÷ ÷ ÷	79

•	Mortality based on 100% of the sex distinct Pri-2012 White Collar Mortality Table, with projection based on modified MP-2021 Projection Scale using a 0.75% ultimate rate at most ages;

•

Future lump sum conversion factors calculated by implied forward rates embedded in the 12/31/2023 Willis Towers Watson RATE:Link 60th to 90th percentile yield curve and mortality defined in Internal Revenue Code Section 417(e)(3); and

•	Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity for the Qualified Plan and assumes 100% of retirees elect a lump sum for the SRP.

(4)

The amounts in the table for the U.K. Pension Plan for Ms. Litchfield reflect benefits accrued during her participation in the plan plus legally required U.K. pension consumer price index increases. The amounts reported represent the actuarial present value of the accrued benefit payable at age 65 and converted from GBP to USD using an exchange rate ($1/£) of 1.274242 as of December 31, 2023.

The NEOs participate in both U.S. defined benefit plans, as do other U.S.-based Merck Sharp & Dohme LLC salaried employees. Benefits payable under the Qualified Plan and the SRP are based on several formulas.

Beginning in 2013, a Cash Balance formula was added to replace the Final Average Pay (“FAP”) formula. Employees eligible for U.S. benefits on December 31, 2012 receive transition benefits, which provide the greater of the benefit under the Cash Balance and FAP formulas through December 31, 2019, or the date the participant terminates employment or loses retirement plan eligibility, if earlier. Only Mr. DeLuca and Mr. Chattopadhyay are eligible for transition benefits.

Final Average Pay Formula: For service prior to January 1, 2013, benefits are calculated and shown as a single life annuity normally payable at age 65 (normal retirement date or “NRD”). The amount equals:

* Limited to 31.25

Final Average Pay. The average of a participant’s highest five consecutive calendar years of Total Pay for the 10 years before the earlier of:

•	Termination of employment, or

•	December 31, 2019, if eligible for the transition provisions.

Cash Balance Formula: For service starting January 1, 2013, benefits are calculated and shown as an account balance that grows with annual pay credits according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance
At Least	Less Than

—	40	4.5%

40	50	5.5%

50	60	6.5%

60	70	8.0%

70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Total Pay is generally base salary and EIP for both the FAP and Cash Balance formulas for the NEOs.

Vesting. A participant is generally vested after three years of vesting service. All NEOs are vested. A participant who is vested and terminates employment can commence receiving a reduced pension benefit after attaining age 55. FAP benefits are reduced on an actuarial basis. Participants who only have vested benefits under the Cash Balance formula can commence payment of their Qualified Plan benefit immediately upon termination.

Merck & Co., Inc. 2024 Proxy Statement

80	ç ç ç ç	Pension Benefits

Early Retirement Subsidies. Under the FAP formula, a participant who is age 55 with at least 10 years of credited service is entitled to early retirement subsidies. Under this provision, unreduced benefits may begin at age 62 and benefits that begin before 62 are only reduced by 3% per year. As of December 31, 2023, Mr. Chattopadhyay, and Mr. DeLuca are retirement eligible under the Qualified Plan and the SRP (i.e., at least age 55 and having completed at least 10 years of Credited Service).

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code. The SRP is an unfunded plan maintained to provide benefits according to the formulas described above without regard to those limits. The SRP also may include benefits based on compensation deferred into the Merck Deferral Program.

Forms of Benefit. In the Qualified Plan and in the SRP for accruals prior to 2005, a participant generally can choose from several annuity options or a lump sum. SRP accruals post-2004 are payable in a lump sum or installments of 5 to 10 years. All forms of benefit are actuarially equivalent to the single life annuity.

Merck & Co., Inc. 2024 Proxy Statement

÷ ÷ ÷ ÷	81

Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings, and account balances for the Named Executive Officers in the Merck Deferral Program, an unfunded, nonqualified, unsecured deferred compensation plan. The Merck Deferral Program allows participants who are executive officers to defer all or a portion of annual bonus and/or up to 50% of base salary, subject to certain limitations.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2023

Name	Executive Contributions in 2023 ($)	Registrant Contributions in 2023 ($)(1)	Aggregate Earnings in 2023 ($)(2)	Aggregate Withdrawals/ Distributions in 2023 ($)	Aggregate Balance at 12/31/23 ($)(3)

Davis	$0	$242,730	$213,020	$0	$1,517,885

Litchfield	0	112,315	42,976	0	310,519

Chattopadhyay	0	99,300	700,674	0	11,068,547

DeLuca	226,950	94,081	937,585	0	4,877,634

Li	0	146,717	100,553	0	525,693

(1)

The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation table for each applicable NEO for 2023.

(2)	This column represents dividends earned plus changes in market and account value (investment earnings or losses) for the period of January 1, 2023 to December 31, 2023.

(3)

This column includes deferred compensation earned in earlier years which was disclosed as “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation” in the Summary Compensation table of prior proxy statements as follows: Mr. Davis, $182,890 for 2022 and $92,124 for 2021; Ms. Litchfield, $82,660 for 2022 and $36,720 for 2021; Dr. Li, $98,508 for 2022 and $43,007 for 2021; and Mr. DeLuca, $48,857 for 2021. Mr. Chattopadhyay was not an NEO in 2022 and 2021. Although Mr. DeLuca was not an NEO for 2022 and his 2022 compensation information was not disclosed in prior proxy statements, pursuant to SEC rules, his 2022 compensation information is included in the Summary Compensation table in this year’s proxy, and the balance listed for him in this column includes a Company credit of $77,286 for 2022.

Merck Deferral Program Investments. Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan.

Distributions. When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year (regardless of whether employment has then ended) or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Merck common stock fund are made in shares, with cash payable for any partial share.

Merck & Co., Inc. 2024 Proxy Statement

82	ç ç ç ç

Potential Payments Upon

Termination or a Change in Control

The section below describes the payments and benefits that may be made to the NEOs upon termination from employment, including in connection with a change in control (as defined below). For payments that may be made to the NEOs upon retirement, see the Pension Benefits table and related narrative beginning on page 78.

Merck & Co., Inc. U.S. Separation Benefits Plan, as amended (the “Separation Plan”)

The Separation Plan provides severance pay and benefits to certain eligible employees, including the NEOs, whose employment is terminated due to organizational changes, including discontinuance of operations, location closings, corporate restructuring, or a work force reduction. For the NEOs, the following severance pay and benefits are payable under the Separation Plan:

•	A cash lump sum severance payment, the amount which for the NEOs, is determined as follows:

Years of Continuous Service at Separation Date	Severance Pay (base salary in weeks)

Less than 1 year	26

1-4 years	40

5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

•	Continued participation in the Company’s medical, dental, and basic life insurance plans at active-employee rates for 26 to 78 weeks (determined based on years of continuous service); and

•	Outplacement services for up to 12 months.

To be eligible for the severance pay and benefits described above, a general release of claims is required, as well as compliance with applicable restrictive covenants.

Effects of Termination on Other Awards or Under Other Benefit Plans

The NEOs may be eligible for additional payments and benefits upon termination from employment as described below.

•	EIP Awards. The NEOs may be eligible for payments in lieu of EIP bonus payouts as follows:

Timing of Termination	Eligibility for Pay in Lieu of EIP	Determination of Amount of Pay in Lieu of EIP

Termination occurs following the end of the performance year	Eligibility determined in accordance with same terms and conditions as other employees participating in the EIP	Amount determined in accordance with same terms and conditions as other employees participating in the EIP

Termination occurs between January 1 and June 30 of the performance year	Eligible for special payment if NEO is retirement eligible	Amount of the special payment is based on the NEO’s target award and the number of months worked in the performance year

Termination occurs after June 30 and before December 31 of the performance year	Eligible for special payment	Amount of the special payment is based on the NEO’s target award and the number of months worked in the performance year

•

Retirement Plan Bridge. NEOs who are age 50 or above with at least 10 years of Cash Balance Service as of December 31 of the year of separation may be eligible for a pro-rata portion of the early retirement subsidies described in the Pension Benefits section beginning on page 78. The pro-rata portion equals the percentage of the employee’s Credited Service on the separation date divided by the Credited Service the employee would have had if employment had continued until the employee was first eligible to be treated as an early retiree. This benefit is only provided in exchange for a valid release of claims.

Merck & Co., Inc. 2024 Proxy Statement

Potential Payments Upon Termination or a Change in Control Merck & Co., Inc. U.S. Separation Benefits Plan, as amended (the “Separation Plan”)	÷ ÷ ÷ ÷	83

•

Retiree Healthcare Bridge. NEOs who are age 50 or above with 10 years of Cash Balance Service as of December 31 of the year of separation may be eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees, as may be amended from time to time. This benefit is only provided in exchange for a valid release of claims.

Options, RSUs and PSUs

•	Upon retirement:

•

Options: If an NEO retiree has unvested stock options, the portion of the applicable stock option that would have become vested and exercisable according to its original schedule within one year of the retirement date will vest and become exercisable on its applicable vesting date and the remainder of the stock option will expire immediately. All vested stock options (including those that become vested in connection with the NEO’s retirement) will expire on the earlier of (a) the fifth anniversary of the NEO’s retirement date or (b) the original expiration date of the stock options.

•

RSUs: If an NEO retiree has unvested RSUs, a pro rata portion of the unvested RSUs will vest and the underlying shares of Merck common stock and the applicable accrued dividend equivalents will be distributed to the retiree on the next scheduled vesting date following the retirement date. The pro rata portion is determined based on the number of completed months of employment during the three-year vesting period relative to the total length of the period, i.e., 36 months, less any RSUs that had already vested under the applicable award. The remaining unvested portion of the award is forfeited as of the retirement date.

•

PSUs: On the regularly scheduled determination date set forth in the applicable award agreement, an NEO retiree will become vested in a pro-rata portion of the PSUs that become eligible to vest based on the actual attainment level of the applicable performance metrics, if any, and the underlying shares of Merck common stock and applicable accrued dividend equivalents will be distributed on the original settlement date set forth in the applicable award agreement. The pro rata portion is determined based on the number of completed months of employment during the three-year performance period relative to the total length of the period, i.e., 36 months. The remaining unearned portion of the award is forfeited as of the retirement date.

•	Upon involuntary termination (other than in the case of a termination by reason of non-performance of duties, sale, death, disability, or gross misconduct):

•

Options: Unvested stock options expire on the termination date. Vested stock options as of the termination date may be exercised for one year following the NEO’s termination (but not beyond the original term of the stock option).

•

RSUs: If the NEO has unvested RSUs, a pro rata portion of the unvested RSUs will vest and the underlying shares of Merck common stock and the applicable accrued dividend equivalents will be distributed to the NEO on the next scheduled vesting date following the NEO’s termination, so long as such termination occurs on or after the first anniversary of the grant date. The pro rata portion is determined based on the number of completed months of employment during the three-year vesting period relative to the total length of the period, i.e., 36 months, less any RSUs that had already vested under the applicable award. The remaining unvested portion of the award is forfeited as of the termination date.

•

PSUs: On the regularly scheduled determination date as set forth in the applicable award agreement, the NEO will become vested in a pro-rata portion of the PSUs that become eligible to vest based on the actual attainment level of the applicable performance metrics, if any, so long as such termination occurs on or after the first anniversary of the first day of the applicable performance period, and the underlying shares of Merck common stock and the applicable accrued dividend equivalents will be distributed on the original settlement date set forth in the applicable award agreement. The pro rata portion is determined based on the number of completed months of employment during the three-year performance period relative to the total length of the period, i.e., 36 months. The remaining unearned portion of the award is forfeited as of the termination date.

•

NEOs who are entitled to the Retirement Plan Bridge, as described above, are also eligible to be treated in accordance with the equity plan’s provisions applicable to retired employees with respect to stock options granted to them before 2013. For stock option, RSU and PSU grants occurring during or after 2013, generally, separated “bridged” employees are eligible to be treated in accordance with the equity plan’s provisions applicable to retired employees only if they are also eligible for subsidized retiree medical benefits. If the “bridged” employees are not also eligible for subsidized retiree medical benefits, separated bridged employees will be treated in accordance with the equity plan’s provisions applicable to involuntarily terminated employees, as described above.

Merck & Co., Inc. 2024 Proxy Statement

84	ç ç ç ç	Potential Payments Upon Termination or a Change in Control Individual Agreements and Arrangements

Individual Agreements and Arrangements

When Robert M. Davis was appointed Executive Vice President and Chief Financial Officer by the Board, effective April 23, 2014, to compensate Mr. Davis for pension benefits he forfeited upon leaving his prior employer, his offer letter provides for a cash payment of $2,000,000 within 90 days of his termination of employment (other than for cause) provided that he was employed for at least 10 years with no breaks in service. The terms of this offer letter continue in full force and effect following his promotions that occurred in 2021 and 2022.

Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans

Merck & Co., Inc. Change in Control Separation Benefits Plan, as amended (the “Change in Control Plan”)

The Change in Control Plan provides for the following severance payments and benefits upon a termination without “cause,” or a resignation by the NEO for “good reason,” in each case within two years following a change in control:

•

Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three (for the CEO) or two (for the other NEOs) times the sum of (x) the NEO’s base salary, plus (y) the lesser of (a) the NEO’s target bonus amount or (b) the average of the actual bonuses paid to the NEO in the three years immediately preceding termination while the NEO was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position;

•	Pro-rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination;

•

Continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO and for up to two years for the other NEOs, which are reduced by benefits obtained from a subsequent employer;

•

If the NEO would have attained specified age and service levels within two years following the change in control, then the NEO is entitled to (a) subsidized and/ or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after termination of employment, and (b) subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active-employee rates as described above;

•	An NEO who is a participant in the Company’s pension plan will become vested (if not already) in the applicable accrued benefit as of the termination date;

•	Continued financial planning benefits for up to 12 months; and

•	Outplacement services for a period of time as provided under the Separation Plan.

An NEO is not eligible for benefits under the Change in Control Plan following a termination due to death or permanent disability.

For purposes of the Change in Control Plan:

•	A “change in control” generally consists of:

(i)	an acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company);

(ii)	the current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company;

(iii)

the consummation of a merger, consolidation or reorganization, unless (a) the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor, (b) the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor, and (c) no person owns 30% or more of the voting securities of the Company or the successor; or

(iv)	shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

•	A termination for “good reason” generally includes any of the following actions without the executive’s written consent:

(i)	significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title or reporting level) other than:

(a)	an isolated, insubstantial and inadvertent action not taken in bad faith that the Company remedies promptly after receiving notice;

Merck & Co., Inc. 2024 Proxy Statement

Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans	÷ ÷ ÷ ÷	85

(b)	a change in the person to whom (but not the position to which) the NEO reports;

(c)	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

(d)	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;
(ii)	reducing annual base salary or level of bonus opportunity;

(iii)

changing the executive’s office location so the executive must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

(iv)	failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

(v)

failing to continue any material compensation plan or program in which the executive participates, including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue the executive’s level of participation in those plans;

(vi)

failing to continue to provide the executive with pension and welfare benefits substantially similar to those in which he or she participates, or materially reducing any of those benefits or depriving the executive of any material fringe benefit;

(vii)	failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the Change in Control Plan; and

(viii)	any purported termination of the executive’s employment by the Company or its subsidiaries that is not properly effected pursuant to the notice provisions of the Change in Control Plan.

•	A termination by the Company for “Cause” generally includes:

(i)

willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered;

(ii)	willful misconduct or gross negligence by the executive that is demonstrably and materially injurious to the Company or any of its subsidiaries; or

(iii)	conviction, or entry of a plea of nolo contendere, to a felony or any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To be eligible for the severance pay and benefits described above, a general release of claims is required, as well as compliance with applicable restrictive covenants. The severance benefits provided under the Change in Control Plan are in lieu of (or offset by) any other severance benefits to which an NEO may be entitled under other arrangements.

The NEOs are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code in connection with a change in control.

Treatment of Equity Upon a Change in Control under the Merck & Co., Inc. 2010 Stock Incentive Plan and Merck & Co., Inc. 2019 Stock Incentive Plan (the “Equity Plans”)

The Equity Plans and applicable equity award terms and conditions provide for the following treatment of stock options, RSUs and PSUs upon termination of employment and/or a change in control:

•

In general, stock options that become vested may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of a termination by reason of death or retirement or for gross misconduct.

•

If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for each stock option in an amount equal to the difference between the price paid to shareholders in the change in control and the applicable exercise price.

Effects of Change in Control under Other Benefit Plans

Our compensation and employee benefit plans, programs and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

Merck & Co., Inc. 2024 Proxy Statement

86	ç ç ç ç	Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans

The following table estimates the dollar value of the payments and benefits the NEOs would have been entitled to receive under the applicable plans and arrangements described above, assuming termination from employment occurred on December 31, 2023, including in connection with a change in control. As of December 31, 2023, Ms. Litchfield, Mr. Chattopadhyay and Mr. DeLuca are retirement eligible (i.e., at least age 55 and having completed at least 10 years of Credited Service). As of December 31, 2023, Mr. Davis would be retirement eligible within two years of a change in control and therefore would be eligible for subsidized retiree medical benefits.

Name	Type of Payment or Benefit	Involuntary Termination Before Change in Control ($)	Change in Control ($)	Involuntary Termination After Change in Control ($)

Davis	Severance Pay(1)	$1,552,885	—	$12,112,500

	Supplemental Pension and Retiree Medical(2)	—	—	92,468

	Welfare Benefits Continuation	24,755	—	73,177

	Stock Option Accelerated Vesting(3)	—	—	1,667,060

	PSU Accelerated Vesting(4)	—	—	5,104,636

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$1,582,290	—	$19,064,490

Litchfield	Severance Pay(1)	$1,687,500	—	$4,500,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	35,694	—	47,592

	Stock Option Accelerated Vesting(3)	—	—	390,165

	PSU Accelerated Vesting(4)	—	—	1,607,009

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$1,727,844	—	$6,559,416

Chattopadhyay	Severance Pay(1)	$1,086,699	—	$3,767,224

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	14,053	—	28,106

	Stock Option Accelerated Vesting(3)	—	—	425,632

	PSU Accelerated Vesting(4)	—	—	1,247,827

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$1,105,402	—	$5,483,438

DeLuca	Severance Pay(1)	$996,154	—	$3,700,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	19,521	—	39,042

	Stock Option Accelerated Vesting(3)	—	—	425,632

	PSU Accelerated Vesting(4)	—	—	1,210,012

	RSU Accelerated Vesting(4)	—	—	410,733

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$1,020,325	—	$5,800,068

Li	Severance Pay(1)	$1,184,615	—	$5,600,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	26,821	—	71,522

	Stock Option Accelerated Vesting(3)	—	—	2,220,194

	PSU Accelerated Vesting(4)	4,240,274	—	7,644,264

	RSU Accelerated Vesting(4)	—	—	—

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$3,590,703	—	$13,904,570

(1)

Amounts included under “Involuntary Termination Before Change in Control” are based on the severance benefits payable to each named executive officer under the Separation Plan. Amounts included under “Involuntary Termination After Change in Control” are based on the severance benefits payable to each named executive officer under the Change in Control Plan. Amounts do not include any discretionary special payment in lieu of the EIP bonus payout.

Merck & Co., Inc. 2024 Proxy Statement

Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans	÷ ÷ ÷ ÷	87

(2)	SRP enhancements include the incremental value of benefits provided upon a change in control. The amount for Mr. Davis represents the cost to provide retiree medical coverage at December 31, 2023.
(3)

Regarding involuntary termination after change in control, unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the full number of unvested stock option shares held as of December 31, 2023, multiplied by the difference between the closing price of Merck common stock on December 29, 2023, which was $109.02, and the exercise price of the option.

(4)

The value equals the pro-rated or full total number of accelerated shares as of December 31, 2023, as applicable, multiplied by the closing price of Merck common stock on December 29, 2023, which was $109.02 and does not include any amounts attributable to accrued dividend equivalents.

Merck & Co., Inc. 2024 Proxy Statement

88	| | | |	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2024

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2024, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, a proposal for the ratification of the appointment of PwC will be presented at the 2024 Annual Meeting even though ratification is not legally required. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the 2024 Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

FOR

The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

The Audit Committee’s Report for 2023 follows.

Merck & Co., Inc. 2024 Proxy Statement

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2024	÷ ÷ ÷ ÷	89

Audit Committee’s Report

The Audit Committee is made up entirely of independent Directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2023, at each of its regularly scheduled meetings (which include meetings scheduled in conjunction with the regular Board meetings, as well as meetings to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of the Company’s financial management, the independent auditors and internal auditors. In addition, at each meeting in connection with regular Board meetings, the Audit Committee held separate private sessions with senior management, the independent auditors, internal audit, and the Senior Vice President, Chief Ethics and Compliance Officer to confirm that all were carrying out their respective responsibilities.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Audit Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures, and whether its accounting principles and underlying estimates are appropriate, as well as other matters that are required to be discussed by applicable regulatory standards. The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2023 10-K. Additional information about the Audit Committee and its responsibilities may be found on page 15 of this proxy statement. The Audit Committee Charter is available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Audit Committee

Douglas M. Baker, Jr.

Pamela J. Craig (Chair)

Stephen L. Mayo, Ph.D.

Paul B. Rothman, M.D.

Christine E. Seidman, M.D.

Kathy J. Warden

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to specifically pre-approve audit and non-audit services performed by the independent auditors to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee also will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Merck & Co., Inc. 2024 Proxy Statement

90	ç ç ç ç	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2024

Fees for Services Provided by the Independent Registered Public Accounting Firm

Fees for PwC, our independent auditors, for 2023 and 2022 are as follows:

Type of Payment or Benefit	2023 ($ in millions)	2022 ($ in millions)

Audit Fees(1)	$32.9	$30.6

Audit-Related Fees(2)	3.3	5.2

Tax Fees(3)	2.5	2.9

All Other Fees(4)	0.1	0.1

Total Fees	$38.8	$38.8

(1)

Audit Fees included fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits.

(2)	Fees for audit-related services primarily related to employee benefit plan audits, other audit-related reviews, agreed-upon procedures and systems pre-implementation review procedures.

(3)	Fees for tax services reported above included approximately $0.3 and $0.4 million, in 2023 and 2022, respectively, for tax compliance services.

(4)

Consisted of fees not included in the Audit, Audit-Related or Tax categories, including fees for reviews performed to maintain compliance with various government regulations relating to the healthcare industry.

None of the services provided by PwC for fiscal years 2023 or 2022 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable SEC rules.

Merck & Co., Inc. 2024 Proxy Statement

Shareholder Proposals	| | | |	91

The Board of Directors Recommends that the Company’s Shareholders Vote AGAINST Proposals 4, 5 and 6.

The text, including any image(s), of the shareholder proposals and supporting statements below appear exactly as received by the Company. All statements and images contained in the proposals and supporting statements are the sole responsibility of the proponent(s) and may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each of the shareholder proposals.

The addresses of the proponents will be provided promptly upon request. Requests should be sent in writing to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

Proposal 4 – Shareholder Right to Act by Written Consent

Kenneth Steiner, of Great Neck, NY, owner of at least $2,000 in market value of the Company’s common stock, has given notice that he intends to present for action at the Annual Meeting the following proposal:

Proposal 4 — Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won our 42%-support at the 2020 Merck annual meeting. And the 2020 proposal could have recived a higher vote if it pointed out that a Merck director can only be removed for cause which is another way to say it is impossible for shareholder to remove a director, which makes the right to act by written consent to replace a director all the more valuable to shareholders.

The 42%-support was all the more important because it takes more shareholder conviction to vote for a shareholder proposal, and thereby disregard the Board of Director’s position, than to simply go along with the Board’s position.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. For instance 3 Merck directors were each rejected by more than 100 million votes repeatedly since 2020.

The shareholder ability to replace a director by written consent could give Merck directors more of an incentive to improve their performance. Three Merck directors again each received more than 13 7 million against votes in 2023.

Ms. Patricia Russo received 228 million against votes in 2021, 250 million against votes in 2022 and 258 million against votes in 2023. Ms. Russo’s 2023 against votes were up to 50-times the against votes received by a number of other Merck directors. Ms. Russo also repeatedly received the most against votes at General Motors where she is also a director.

Mr. Thomas Glocer, Lead Director, with 137 million against votes violates the most important attribute of a Lead Director—independence. As director tenure goes up director independence goes down. Mr. Glocer has 17-years director tenure at Merck. It is disappointing that Mr. Robert Davis, a relatively new Merck Chairman and CEO, received 157 million against votes.

A shareholder right to act by written consent still affords Merck’s Board of Directors strong protection for a holdout mentality for the status quo during the current rapidly changing business environment. Any action taken by written consent would still need 70% supermajority approval from the shares that normally cast ballots at the Merck annual meeting to equal the required majority vote from all Merck shares outstanding.

Whoever wrote the Board of Director’s text next to the 2020 proposal on this topic apparently thinks there are multiple deep-pocket parties hovering over Merck who can hardly wait to take their chance at getting a 70% approval vote at Merck.

Please vote yes:

Shareholder Right to Act by Written Consent — Proposal 4

Merck & Co., Inc. 2024 Proxy Statement

92	ç ç ç ç	Proposals 4-6 Shareholder Proposals

Board of Directors’ Statement in Opposition to Proposal 4

The Board has carefully considered the proposal concerning a shareholder right to act by written consent and believes it would not enhance shareholder value and is not in the best interests of the Company and all of its shareholders. The Company routinely monitors and evaluates trends in corporate governance, reviews them against our current practices and structures and regularly asks for and receives input from shareholders and other stakeholders. The Governance Committee considers all this input when reviewing proposals to change our practices. Following a comprehensive review of the Company’s governance structures, the Board recommends voting against the proposal for the reasons discussed below.

Our shareholders can take action in a multitude of ways, including, but not limited to, by calling and acting at a special meeting and by submitting shareholder proposals for consideration at an Annual Meeting of Shareholders.

One way our shareholders can take action is through calling a special meeting. The right to call a special meeting gives shareholders the ability to appropriately act on matters between annual meetings. After substantial outreach to shareholders and consideration of the feedback received as well as the best interests of all shareholders, the Board amended the Company’s By-Laws in 2014 to lower the threshold share ownership required to call a special meeting to 15% (from 25%). Our 15% threshold, to our knowledge, is lower than the thresholds at a majority of S&P 500 companies that afford shareholders the right to call a special meeting. In addition, under New Jersey corporate law, holders of 10% or more of the Company’s stock may submit to the New Jersey Superior Court a request for a special shareholder meeting, which the Court may order upon a showing of good cause. Shareholders also have the right to submit shareholder proposals in accordance with the Company’s By-Laws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for consideration at our annual shareholder meetings.

Adopting written consent could disenfranchise many shareholders, is less transparent and less democratic than action at a shareholder meeting, and could create confusion and disruption for shareholders and the Company.

The Company’s Restated Certificate of Incorporation requires that all shareholder action be taken at an annual or special meeting to which all shareholders receive notice and have the ability to express themselves, rather than by written consent, as written consent can potentially exclude many shareholders from the notice and voting process. Our existing requirement ensures that all shareholders have a voice in critical matters affecting the Company, as well as meaningful and structured opportunities to exchange views. If a small subset of shareholders, who have no fiduciary duties to other shareholders and may have short-term or special interests, could act by written consent without a meeting, amendments to the Company’s By-Laws and other significant corporate actions could be taken without all shareholders having an opportunity to provide input on the decision. Actions taken by written consent are less transparent and less democratic than actions taken at a shareholder meeting because shareholder action by written consent could deprive shareholders of the critical opportunities to receive notice, assess, discuss and vote on the merits of proposed actions, and does not require that a proxy statement containing accurate and complete information be distributed to shareholders before proposed actions. Moreover, allowing shareholders to act by written consent could result in confusion and disruption, as different shareholder groups may solicit multiple written consents simultaneously, some of which may be duplicative or contradictory, which, in turn, could create administrative and financial burdens for the Company without a corresponding benefit to shareholders. In addition, we have received this shareholder proposal in nine of the past thirteen years, and our shareholders have never approved it.

Our Board has demonstrated consistently its commitment to sound corporate governance principles.

The special meeting rights described above are just some of the examples of our Board’s commitment to sound corporate governance principles. Others include:

•

our By-Laws provide a “proxy access” right that allows a group of as many as 20 shareholders, who have held at least 3% of the outstanding shares for at least 3 years, to nominate individuals representing up to 20% of the Board;

•	we have a robust shareholder engagement program through which the Board has received and responded to shareholder feedback;

•	we do not have a shareholder rights plan (also known as a poison pill);

•	we do not have any supermajority voting provisions;

•	11 of our 12 Director nominees are independent;

•	every director stands for re-election every year;

•	our directors are elected by majority vote, other than in contested elections;

•	we have a strong Lead Independent Director; and

•	the Board is diverse in terms of gender, race, ethnicity, experience and skills.

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2024 Proxy Statement

Proposals 4-6 Shareholder Proposals	÷ ÷ ÷ ÷	93

Proposal 5 – Shareholder Proposal Regarding Government Censorship Transparency Report

National Legal and Policy Center, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 5 — Government Censorship Transparency Report

RESOLVED: Shareholders request the Board to provide a report, published on the Company website and updated at reasonable intervals—omitting proprietary information and at reasonable cost—that specifies the Company’s policy in response to requests, whether from agencies of the United States Government or from state governments, to aid censorship.

This transparency report would be most valuable if it itemizes requests it has received. Helpful information would include the name and title of the public official making the request; the nature and scope of the request; the date of the request; and the Company’s decision about the request.

Supporting Statement

The United States Government colluded with technology, social media and pharmaceutical companies during the COVID pandemic to censor the speech of American citizens for the purported cause to prevent the spread of so-called “disinformation,”1 which violated their First Amendment rights,2 and suppressed the dissemination of real-time evidence and statistics that could have helped avoid other harms.3

In Bantam Books, Inc. vs. Sullivan (1963), and in other cases, the U.S. Supreme Court has ruled that private entities may not suppress speech at the behest of government.

In a July 18, 2023 letter to Merck & Co., Inc. (“Company”) Chairman/CEO Robert Davis, Rep. Jim Jordan, Chairman of the Committee on the Judiciary of the U.S. House of Representatives, wrote:4

According to documents obtained by the Committee, personnel from Merck were invited in December 2020 to meet with personnel from other pharmaceutical companies, Executive Branch agencies, and Stanford University to discuss “a coalition to respond to COVID-19 vaccine disinformation.” The entanglement of Executive Branch agencies, third-party organizations, and technology companies to moderate speech-related content online raises questions about the extent to which these actions affected the civil liberties of American citizens. Other reporting indicates that the pharmaceutical industry pressured social media platforms to take down posts....

In the letter, Chairman Jordan also asked Mr. Davis to provide the Judiciary Committee copies of all communications and documents the Company possesses regarding its participation in efforts to censor U.S. citizens.

Evidence shows the Company received overtures from government to censor. For example, the purpose of the meeting that included Company personnel apparently helped plan the Stanford Internet Observatory’s “Virality Project.” The Project partnered “with several government agencies,” including the Cybersecurity and Infrastructure Security Agency, the Office of the Surgeon General, and the Centers for Disease Control.5 The Project “worked directly with employees at Facebook, Google, YouTube, TikTok, and more.... Those companies regularly assured the Project that they were addressing the content it flagged.”

The Company has admitted that it asks social media companies to censor.6

Shareholders need to know whether the Company cooperates with government officials engaged in unconstitutional censorship, opening the Company to liability claims by victims, and whether the Company fails to disclose these potential liabilities as material risks in its public filings.

Government Censorship Transparency Report — Proposal 5

1 See https://theintercept.com/2023/01/16/twitter-covid-vaccine-pharma/

2 See https://nypost.com/2023/03/10/censorship-industrial-comp I ex-uses-power-to-threaten-democracy/

3 See https://justthenews.com/politics-policy/coronavirus/wrongly-censored-scientist-presses-covid-19-truth-commission-expose

4 See https://judiciary. house. gov/sites/evo-subsites/repubIicans-judiciary.house.gov/files/evo-media-document/2023-07-j d18-j-to-davis-merck.pdf

5 See https://public.substack.com/p/stanford-group-helped-us-government

6 See https://www.merck.com/news/merck-asks-social-media-companies-to-do-as-much-as-they-can-to-stop-hate-speech-racism-and-discriminati on-merck-to-stop-ad vertising-on-facebook-and-instagram-assess-responses-from--facebook-and-m on i/

Merck & Co., Inc. 2024 Proxy Statement

94	ç ç ç ç	Proposals 4-6 Shareholder Proposals

Board of Directors’ Statement in Opposition to Proposal 5

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. As further discussed below, the Company’s long-standing mission of saving and improving lives has served throughout the Company’s history, as well as today, to guide the decisions the Company makes and the actions it takes. In addition, the Company already provides significant disclosure regarding its ongoing efforts to increase transparency and the Board’s approach to overseeing risk. Accordingly, the Board believes that the Company provides sufficient insight into the Company’s approach to handling the types of requests contemplated by this proposal, if any, that may be received by the Company.

For more than 130 years, the Company has brought hope to humanity through the development of important medicines and vaccines and has been, and continues to be, guided by a belief in the importance of doing the right thing.

The Company is unified around its purpose of using the power of leading-edge science to save and improve lives around the world. The Company aspires to be the premier research-intensive biopharmaceutical company in the world. It is at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals.

Guided by its purpose, the Company’s values and standards are fundamental to its success and are at the core of its code of conduct, available at https://www.merck.com/company-overview/culture-and-values/code-of-conduct/. The Company’s four values of patients first, respect for people, ethics and integrity, and innovation and scientific excellence represent the core of the Company’s character. These values guide the decisions the Company makes and the actions it takes.

•

“Patients first” means that everyone at the Company is accountable for delivering high quality products and services. The Company aspires to improve the health and wellness of people and animals worldwide and to expand access to its medicines and vaccines. The Company’s actions must be measured against the responsibility to those who use or need its products.

•

“Respect for people” recognizes that the Company’s ability to excel depends on the integrity, knowledge, imagination, skill, diversity, safety and teamwork of its employees. The Company works to create an environment of mutual respect, inclusion and accountability, rewards commitment and performance, and is responsive to the needs of its employees and their families.

•

“Ethics and integrity” focuses on the Company’s commitment to the highest standards of ethics and integrity and the Company’s responsibility to its stakeholders: employees, patients, customers, distributors and suppliers, shareholders, and the communities it serves worldwide. The Company does not take professional or ethical shortcuts.

•

“Innovation and scientific excellence” emphasizes the Company’s dedication to the highest standard of innovation and scientific excellence. Its research is guided by a commitment to improving health and quality of life. The Company strives to identify and meet the most critical needs of patients and customers through continuous innovation across all areas of its business.

The Company aspires to be transparent about how it operates to earn the trust of its customers and other stakeholders.

As part of this commitment to increasing transparency, the Company proactively provides nonproprietary information about its business. The Company does so through a variety of mechanisms including through its financial reporting, its annual Impact Report and participation in other voluntary efforts such as CDP (formerly the Carbon Disclosure Project). Additional information can be found on our website at https://www.merck.com/company-overview/sustainability/transparency-disclosures/.

Overseeing risk is an important component of the Board’s engagement on strategic planning and the Company has extensive disclosures regarding the Board’s approach to overseeing risk.

As discussed in more detail in this Proxy Statement, overseeing risk is an important component of the Board’s engagement on strategic planning. The Board’s approach to overseeing risk management leverages the Board’s leadership structure and ensures the Board oversees risk through both a Company-wide approach and specific areas of competency. Specifically, the Board oversees risk through a Company-wide Enterprise Risk Management (“ERM”) process and functioning of Board Committees. The ERM process is reviewed by the Audit Committee of the Board to ensure it is robust and functioning effectively. The ERM process, among other things, seeks to identify emerging risks in business operations and address them appropriately to limit negative consequences to the Company and the data it maintains. Its goal is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk and to monitor risk and agreed-upon mitigating action. Through the ERM process, each Board Committee oversees specific areas of risk relevant to the Committee through direct interactions with the CEO, members of the Company’s Executive Team and the heads of relevant business divisions, compliance and corporate functions.

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2024 Proxy Statement

Proposals 4-6 Shareholder Proposals	÷ ÷ ÷ ÷	95

Proposal 6 – Shareholder Proposal Regarding a Report on Respecting Workforce Civil Liberties

The Bahnsen Family Trust dated July 14, 2003, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 6 — Report on Respecting Workforce Civil Liberties

RESOLVED: Shareholders request the Board of Directors conduct an evaluation and issue a civil rights and non-discrimination report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how Merck’s policies and practices impact employees and prospective employees based on their religion (including religious views) or political views, and the risks those impacts present to Merck’s business.

Supporting Statement

Merck and Co. is one of the largest companies in the United States and employs over 69,000 people. As a major employer, Merck should respect the free speech and religious freedom of its employees. Merck is legally required to comply with many laws prohibiting discrimination against employees on a variety of factors, including religion and sometimes political affiliation.

Respecting diverse views also allows Merck to attract the most qualified talent, promote a healthy and innovative business culture, serve its diverse customer base, and contribute to a healthy economic market and marketplace of ideas.

Despite this, the 1792 Exchange’s 2023 report1 notes that Merck does not provide its employees with protection against viewpoint discrimination. While the Company expressly condemns2 and prohibits discrimination based on a variety of characteristics, including “skin colour, race, nationality, disabilities, religion, sexual orientation” and others, it maintains no such protection against employees of diverse political beliefs.

Many companies also alienate their own employees by taking divisive stances on political issues. For example, many companies have adopted radical stances and policies on abortion and sex reassignment surgery, termed ‘gender-affirming care.’ Merck is one such example. The Company indirectly funds abortion provider Planned Parenthood3 and has pledged4 coverage for “medically necessary transition-related care” for its employees and their children. The 2023 Viewpoint Diversity Index5 also found that 78% of scored companies discriminate against religious nonprofits in their charitable giving and 63% give money to legislation that undermines fundamental First Amendment freedoms. According to the Freedom at Work survey, 60% of employees were concerned that their company would punish them for expressing their religious or political views at work, and 54% said they feared the same for sharing these views even on their private social media accounts.6 Such concerns become relevant in the case of Merck. As per the 1792 Exchange’s 2023 report,7 the Company’s gift matching policy8 expressly excludes religious groups.

Companies may also face additional legal liability for DE&I programs that make distinctions based on race or that discriminate based on religious practices, per the recent Supreme Court decisions in Students for Fair Admission v. Harvard and Groff v DeJoy. In light of these risks, the Company must take immediate steps to assess potential shortcomings and act to remedy these concerns.

Report on Respecting Workforce Civil Liberties — Proposal 6

1 See https://1792exchange.com/company/merck-co/

2 See https://www.merck.com/wp-content/uploads/sites/5/2020/04/Policy_2019_Human-Rights_MERCK.pdf

3 See https://www.merck.com/wp-content/uploads/sites/5/2021/07/MSD_FINAL-Charitable-2017-Full_Year_Transparency_Report.pdf

4 See https://www.hrc.org/resources/buyers-guide/merck-2

5 See https://www.viewpointdiversityscore.org/

6 See https://www.viewpointdiversityscore.org/polling

7 See https://1792exchange.com/company/merck-co/

8 See https://www.merck.com/wp-content/uploads/sites/5/2020/10/Grant-Application-Guidelines.pdf

Merck & Co., Inc. 2024 Proxy Statement

96	ç ç ç ç	Proposals 4-6 Shareholder Proposals

Board of Directors’ Statement in Opposition to Proposal 6

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. The Board believes that the report requested by this proposal would be costly and time-consuming for the Company to prepare and would not provide additional value to the Company’s shareholders. As further discussed below, the Company’s policies, practices, and procedures demonstrate that diverse viewpoints are respected and encouraged and are an essential part of advancing our business. In light of our demonstrated commitment to developing and maintaining a diverse and inclusive workforce, the Board believes that adopting this shareholder proposal is unnecessary and not in the best interests of the Company or our shareholders.

The Company supports transparency and accountability in fostering a culture that is inclusive and supportive of its employees.

The Company already provides extensive disclosures regarding its policies and strategy to foster a culture that is inclusive and supportive of all employees and to enhance the diversity of its workforce. These disclosures include the information discussed herein as well as additional information that can be found in our most recent Impact Report (available at https://www.merck.com/company-overview/sustainability/) and on our website, including at https://www.merck.com/company-overview/diversity-and-inclusion/.

From an accountability perspective, in addition to financial and pipeline metrics, the Company’s 2023 Scorecard includes metrics regarding engagement and inclusion of the Company’s employees and enabling access to the Company’s innovative portfolio to patients around the world. As more fully described elsewhere in this Proxy Statement, the Company’s Scorecard helps translate the Company’s strategic priorities into operational terms that enable tracking and measurement of our progress and performance against annual operating goals and the long-term strategic drivers of sustainable value creation. The addition of a metric tied to inclusion of the Company’s employees demonstrates the Board’s commitment to accountability in this area.

The Company’s longstanding commitment to diversity, equity and inclusion is based on its belief that unique, passionate perspectives are critical to innovation and, in turn, provide a competitive advantage for the Company.

Enhancing diversity in the Company’s employee population betters the Company’s understanding of its customers, promotes the inclusion of diverse populations in its clinical trials, and encourages the innovation that drives the Company’s business. Put simply, diversity and inclusion among the Company’s workforce is a business imperative for the Company, and the Company’s success is built on a culture that embraces employees’ different perspectives and values their contributions. Fostering a culture that is inclusive and supportive is therefore fundamental to the Company’s business. As part of its efforts to listen to employees and to maintain a satisfying and productive work environment, the Company routinely surveys all employees to learn about their perspectives on the business and on how the Company is responding to the needs of our global workforce.

The Company’s Employee Pulse Surveys are a key employee feedback mechanism. Conducted multiple times a year, these all-employee engagement surveys allow the Company to measure employees’ perceptions on inclusion and engagement as well as other critical workforce issues.

Embodying our commitment to different constituencies and enhancing communication and belonging, the Company also supports 10 Employee Business Resource Groups that foster retention, facilitate growth, provide mentorship and strengthen networks while providing culturally relevant insights and sensitivities that help drive our success.

“Ethics and integrity” is one of four key values that unite the Company’s workforce and represent who we are as a Company.

The Company’s workforce is united by four key values that represent who we are as a Company and how the Company’s employees work together in unison:

•	Patients first

•	Respect for people

•	Ethics and integrity

•	Innovation and scientific excellence

As a company, Merck is fully committed to operating responsibly to enable a safe, sustainable and healthy future for people and communities everywhere. The Company’s code of conduct setting forth its value and standards is available at https://www.merck.com/company-overview/culture-and-values/code-of-conduct/.

The Company communicates regularly with its employees to encourage a speak-up culture and to ensure they understand how to report potential concerns. The Company has a goal of fostering a “Speak Up” culture by maintaining or exceeding its current percentage of employees responding favorably to the “Willingness to report” question in the Company’s quarterly Employee Pulse survey as an annual average and reported progress against this goal in its most recent Impact Report. The Company has also developed an Ethics and Integrity Culture-Building Assessment and Listening Program that aims to build and sustain trust between employees and management and enhance the Company’s Speak Up culture.

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2024 Proxy Statement

Questions and Answers about the 2024 Annual Meeting and Voting	| | | |	97

Merck & Co., Inc. 2024 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 28, 2024, at 9:00 a.m., Eastern Time

Location:	Via Webcast at www.virtualshareholdermeeting.com/MRK2024

Record Date:	April 1, 2024

We hope you will fully participate as a shareholder and exercise your right to vote. It is very important that you vote to play a part in the future of our Company. You do not need to attend the 2024 Annual Meeting of Shareholders to vote your shares.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Votes required for approval	Abstentions and Broker Non-Votes

Proposal 1	Election of Directors	Page 35	FOR each Nominee	No	Majority of votes cast	Do not count for all six proposals (no effect)
Proposal 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	Page 44	FOR	No	Majority of votes cast
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2024	Page 88	FOR	Yes	Majority of votes cast
Proposals 4, 5, and 6	Shareholder Proposals	Pages 91 -96	AGAINST	No	Majority of votes cast

Why did I receive this Proxy Statement?

The Board of Directors is soliciting your proxy to vote at the 2024 Annual Meeting because you were a shareholder at the close of business on April 1, 2024, the record date, and are entitled to vote at the 2024 Annual Meeting.

This proxy statement and the 2023 10-K (the “Proxy Materials”) along with either a proxy card or a voting instruction form, or a Notice of Internet Availability of Proxy Materials, as applicable, are being distributed to shareholders beginning on April 11, 2024. This proxy statement summarizes the information you need to know to vote at the 2024 Annual Meeting. You do not need to attend the 2024 Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Shareowner Services, you are considered the shareholder of record for those shares. The Proxy Materials and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares. The Proxy Materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares. See “Voting information for beneficial owners” on page 99.

Merck & Co., Inc. 2024 Proxy Statement

98	ç ç ç ç	Questions and Answers about the Annual Meeting and Voting

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan. However, the proxy card does not include shares held for participants in the Merck U.S. Savings Plan, MSD Employee Stock Purchase and Savings Plan and Merck Puerto Rico Employee Savings Plans and Security Plan. Instead, these participants will receive separate voting instruction cards covering these shares from plan trustees.

What constitutes a quorum?

As of the record date, 2,533,028,189 shares of Merck common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present at the 2024 Annual Meeting or represented by proxy constitutes a quorum for the transaction of business at the 2024 Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I attend the 2024 Annual Meeting?

The 2024 Annual Meeting will be held in a solely virtual format, and all shareholders as of the record date, April 1, 2024, as well as guests are invited to attend. To attend the 2024 Annual Meeting, visit the online meeting platform at:

www.virtualshareholdermeeting.com/MRK2024.

Access to the meeting platform will begin at 8:45 a.m. on May 28, 2024 (Eastern Time).

If you are a shareholder as of the record date, April 1, 2024, you will be able to participate in the meeting by voting your shares and asking questions through the online meeting platform. To do so, visit the online meeting platform listed above and enter the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Guests may also access the 2024 Annual Meeting but may do so solely in listen-only mode. No control number is required for guests.

The meeting will include a question and answer session, and we will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition.

Asking questions:

•	You will have multiple opportunities to submit questions for the 2024 Annual Meeting.

•	To submit a question before the 2024 Annual Meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question” option.

•	You can also submit a question via the online platform during the 2024 Annual Meeting.

Whether or not you plan to attend the 2024 Annual Meeting, we urge you to vote and submit your proxy in advance by one of the advance voting methods described in the “How do I vote?” section below.

If you encounter any technical difficulties with the meeting platform on the date of the 2024 Annual Meeting, technical support will be available during this time and will remain available until the virtual 2024 Annual Meeting has ended.

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•

Via the internet. You may vote online at www.proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. Internet voting will close at 11:59 p.m. Eastern Time on May 27, 2024.

•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Time on May 27, 2024.

Merck & Co., Inc. 2024 Proxy Statement

Questions and Answers about the Annual Meeting and Voting	÷ ÷ ÷ ÷	99

•

By QR code. You may vote by scanning with your mobile device the QR code included on your proxy card or Notice of Internet Availability of Proxy Materials. You may also vote by scanning the QR code on page 1, which will direct you to www.proxyvote.com to enter your control number.

•	At the 2024 Annual Meeting. All shareholders may vote at the 2024 Annual Meeting. Please see “How do I attend the 2024 Annual Meeting?” above.

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank or nominee. You may also vote at the 2024 Annual Meeting.

If you own shares...	How to vote at the 2024 Annual Meeting

in your name, you are a shareholder of record and	You may vote at the virtual meeting by visiting www.virtualshareholdermeeting.com/MRK2024 and entering the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

through a broker, bank, or nominee, you are a beneficial owner of shares and	You may vote at the virtual meeting by visiting www.virtualshareholdermeeting.com/MRK2024 and entering the 16-digit control number you received from your broker, bank, or nominee or by following the voting instructions provided by them.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the 2024 Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, internet or paper ballot after the date of the revoked proxy; or

•	attending the 2024 Annual Meeting and voting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote during the 2024 Annual Meeting.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of First Coast Results will tabulate the votes and act as inspectors of election.

Voting information for beneficial owners

If you hold your shares through a broker, bank or nominee, you are considered the beneficial owner of those shares, but not the shareholder of record. As a beneficial owner, you will receive voting instructions from your broker, bank or nominee and you must communicate your voting decisions to that particular institution (not the Company) by using the voting instructions that institution provides to you.

Your broker is not permitted to vote on your behalf on any matter to be considered at the 2024 Annual Meeting except on ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2024. If you do not provide voting instructions, your shares will not be voted on any matter other than the ratification of the auditors. This is called a “broker non-vote.”

For your vote to be counted, you must communicate your voting decisions to your broker, bank or nominee before the date of the 2024 Annual Meeting.

Merck & Co., Inc. 2024 Proxy Statement

100	ç ç ç ç	Questions and Answers about the Annual Meeting and Voting

What if I am a shareholder of record and I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the individuals named in the proxy card will vote on your behalf as follows:

•	FOR the election as Directors of each of the twelve nominees;

•	FOR the approval of the compensation of our Named Executive Officers by a non-binding advisory vote;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2024; and

•	AGAINST the shareholder proposals.

What if I am a plan participant and do not provide voting instructions?

If voting instructions are not received for shares held in the Merck U.S. Savings Plan or the MSD Employee Stock Purchase and Savings Plan, those shares will not be voted. If voting instructions are not received from participants in the Merck Puerto Rico Employee Savings and Security Plan, the plan trustee will vote the shares you hold in the same proportion as the shares held in these plans for which voting instructions were timely received.

What is “householding” and how does it affect me?

Merck has adopted the process called “householding” for mailing the Proxy Materials and Notice of Internet Availability of Proxy Materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

Can I access the Proxy Materials on the internet instead of receiving paper copies?

The Proxy Materials are available on Merck’s website at www.merck.com/investor-relations/financial-information/. If you are a shareholder of record, you may choose to stop receiving paper copies of Proxy Materials in the mail by following the instructions given while you vote by telephone or through the internet. If you choose to access future Proxy Materials on the internet, you will receive an email message next year that will provide a link to those documents. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner of shares, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Materials electronically. Most beneficial owners of shares who elect electronic access will receive an email message next year containing the URL for accessing the Proxy Materials.

If you prefer to receive multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the 2024 Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to Equiniti Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 or calling 1-800-522-9114. The request should include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting Merck in the same manner.

If you are a beneficial owner of shares, you can request additional copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding, in each case, by notifying your broker, bank or nominee.

Where can I find the results of the 2024 Annual Meeting?

We will post the final voting results the Friday following the 2024 Annual Meeting on our website www.merck.com under “Investors.” We also intend to disclose the final voting results on Form 8-K within four business days of the 2024 Annual Meeting.

Merck & Co., Inc. 2024 Proxy Statement

Questions and Answers about the Annual Meeting and Voting	÷ ÷ ÷ ÷	101

Where can I find the 2023 10-K?

The 2023 10-K is available on Merck’s website at www.merck.com/investor-relations/financial-information/.

In addition, we will provide without charge a copy of the 2023 10-K, including financial statements and schedules, upon the written request of any shareholder to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A. Shareholders may also email the Office of the Secretary at office.secretary@merck.com to make such request.

How much did this proxy solicitation cost?

The Company retained Morrow Sodali LLC to assist in the distribution of the Proxy Materials and solicitation of votes for $20,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company also may solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Merck & Co., Inc. 2024 Proxy Statement

102	ç ç ç ç

Shareholder Proposals and Director Nominations for the 2025 Annual Meeting of Shareholders

Deadline for Receipt of Shareholder Proposals for Inclusion in the Proxy Materials for the 2025 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the address shown below and received by the close of business, Eastern Time, on December 11, 2024.

Director Nominees for Inclusion in the Proxy Materials for the 2025 Annual Meeting of Shareholders (Proxy Access)

Shareholders who intend to nominate a person for election as director under the proxy access provision in our By-Laws for inclusion in our Proxy Materials must comply with the provisions of, and provide notice to us in accordance with, Section 3 of Article II of our By-Laws. That section sets forth shareholder eligibility requirements and other procedures that must be followed and the information that must be provided in order for an eligible shareholder to have included in our Proxy Materials up to two Director nominees. For the 2025 Annual Meeting of Shareholders, we must receive the required notice between November 11, 2024, and December 11, 2024, at the address shown below. Such notice must include the information required by our By-Laws, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Shareholder Proposals, Director Nominations, and Other Business to be Brought Before the 2025 Annual Meeting of Shareholders

Any shareholder who wishes to present proposals, director nominations or other business for consideration directly at the 2025 Annual Meeting of Shareholders but does not intend to have such proposals or nominations included in Merck’s Proxy Materials must submit the proposal or nomination in writing to the address shown below so that it is received between December 29, 2024, and January 28, 2025. However, in the event that the date of the 2025 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2025 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2025 Annual Meeting of Shareholders is first made.

Written notice of proposals or other business for consideration must contain the information specified in Article I, Section 6 of our By-Laws. Written notice of nomination must contain the information set forth in Article II, Section 2 of our By-Laws. Our By-Laws are available online at www.merck.com/company-overview/leadership/board-of-directors/ or upon request to the Office of the Secretary.

This written notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates.

ADDRESS TO CONTACT THE COMPANY

Any notice required to be sent to the Company as described above should be emailed to office.secretary@merck.com, or mailed to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

Merck & Co., Inc. 2024 Proxy Statement

÷ ÷ ÷ ÷	103

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include without limitation statements regarding growth strategy, financial results, product approvals, product potential, development programs, environmental or other sustainability initiatives. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of the 2023 10-K, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

Other Matters

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

Merck & Co., Inc.

April 11, 2024

Merck & Co., Inc. 2024 Proxy Statement

104	| | | |	Appendix A—Non-GAAP Income and Non-GAAP EPS

Non-GAAP(1) income and non-GAAP EPS are alternative views of the Company’s performance that the Company is providing because management believes this information enhances investors’ understanding of the Company’s results since management uses non-GAAP measures to assess performance. Non-GAAP income and non-GAAP EPS exclude certain items because of the nature of these items and the impact that they have on the analysis of underlying business performance and trends. The excluded items (which should not be considered non-recurring) consist of acquisition- and divestiture-related costs, restructuring costs, income and losses from investments in equity securities, and certain other items. These excluded items are significant components in understanding and assessing financial performance.

Non-GAAP income and non-GAAP EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes a non-GAAP EPS metric. Management uses non-GAAP measures internally for planning and forecasting purposes and to measure the performance of the Company along with other metrics. In addition, annual employee compensation, including senior management’s compensation, is derived in part using a non-GAAP pretax income metric. Since non-GAAP income and non-GAAP EPS are not measures determined in accordance with GAAP, they have no standardized meaning prescribed by GAAP and, therefore, may not be comparable to the calculation of similar measures of other companies. The information on non-GAAP income and non-GAAP EPS should be considered in addition to, but not as a substitute for or superior to, net income and EPS prepared in accordance with GAAP.

A reconciliation between GAAP financial measures and non-GAAP financial measures (from continuing operations) is as follows:

($ in millions except per share amounts)	Year Ended December 31, 2023

Income from continuing operations before taxes as reported under GAAP	1,889

Increase (decrease) for excluded items:

Acquisition and divestiture-related costs(1)	2,876

Restructuring costs	933

(Income) loss from investments in equity securities, net	(279)

Other items:

Charge for Zetia antitrust litigation settlements	573

Non-GAAP income from continuing operations before taxes	5,992

Taxes on income from continuing operations as reported under GAAP	1,512

Estimated tax benefit on excluded items(2)	631

Non-GAAP taxes on income from continuing operations	2,143

Non-GAAP net income from continuing operations	3,849

Less: Net income attributable to noncontrolling interests as reported under GAAP	12

Non-GAAP net income from continuing operations attributable to Merck & Co., Inc.	3,837

EPS assuming dilution from continuing operations as reported under GAAP(3)	0.14

EPS difference	1.37

Non-GAAP EPS assuming dilution from continuing operations(3)	1.51

(1)	Amount in 2023 includes $792 million of intangible asset impairment charges.
(2)	The estimated tax impact on the excluded items is determined by applying the statutory rate of the originating territory of the non-GAAP adjustments.
(3)

GAAP and non-GAAP EPS were negatively affected in 2023 by $6.21 of charges for certain upfront and pre-approval milestone payments related to collaborations and licensing agreements, as well as charges related to pre-approval assets obtained in transactions accounted for as asset acquisitions.

(1)	“GAAP” is defined as generally accepted accounting principles in the United States.

Merck & Co., Inc. 2024 Proxy Statement

Appendix A Non-GAAP Income and Non-GAAP EPS	÷ ÷ ÷ ÷	105

Acquisition and Divestiture-Related Costs

Non-GAAP income and non-GAAP EPS exclude the impact of certain amounts recorded in connection with acquisitions and divestitures of businesses. These amounts include the amortization of intangible assets and amortization of purchase accounting adjustments to inventories, as well as intangible asset impairment charges, and expense or income related to changes in the estimated fair value measurement of liabilities for contingent consideration. Also excluded are integration, transaction, and certain other costs associated with acquisitions and divestitures. Non-GAAP income and non-GAAP EPS also exclude amortization of intangible assets related to collaborations and licensing arrangements.

Restructuring Costs

Non-GAAP income and non-GAAP EPS exclude costs related to restructuring actions (see Note 6 to the Company’s Consolidated Financial Statements in the 2023 10-K). These amounts include employee separation costs and accelerated depreciation associated with facilities to be closed or divested. Accelerated depreciation costs represent the difference between the depreciation expense to be recognized over the revised useful life of the asset, based upon the anticipated date the site will be closed or divested or the equipment disposed of, and depreciation expense as determined utilizing the useful life prior to the restructuring actions. Restructuring costs also include asset abandonment, facility shut-down and other related costs, as well as employee-related costs such as curtailment, settlement and termination charges associated with pension and other postretirement benefit plans and share-based compensation costs.

Income and Losses from Investments in Equity Securities

Non-GAAP income and non-GAAP EPS exclude realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds.

Certain Other Items

Non-GAAP income and non-GAAP EPS exclude certain other items. These items are adjusted for after evaluating them on an individual basis, considering their quantitative and qualitative aspects. Typically, these consist of items that are unusual in nature, significant to the results of a particular period or not indicative of future operating results. Excluded from non-GAAP income and non-GAAP EPS is a charge related to settlements with certain plaintiffs in the Zetia antitrust litigation (see Note 11 to the Company’s Consolidated Financial Statements in the 2023 10-K) and a net tax benefit related to the settlement of certain federal income tax matters (see Note 16 to the Company’s Consolidated Financial Statements in the 2023 10-K).

Merck & Co., Inc. 2024 Proxy Statement

106	| | | |	Appendix B—Explanation of Adjustments to Non-GAAP Results For Incentive Plans

Incentive Program	Financial Metric	Weighting of Component	Definition	Adjustments
	Pipeline	20%	The Company’s Research and Development goals for the Company Scorecard	No Adjustments
	Sustainability	10%	The Company’s patient access and employee inclusion and engagement metrics for the Company Scorecard	No Adjustments
	Revenue	35%

Excludes charges or items from the measurement of performance relating to (1) the impact of significant acquisitions and/or divestitures; (2) fluctuations in currency exchange rates versus rates budgeted in the annual operating plan; and (3) extraordinary items and other unusual or non-recurring charges and/or events that impact revenue

	Pre-Tax Income	35%	The Company’s target non-GAAP income before taxes

Excludes charges or items from the measurement of performance relating to (1) restructurings, discontinued operations, purchase accounting items, merger-related costs, the impact of significant acquisitions and/or divestitures, extraordinary items and other unusual or non-recurring charges and/ or events; (2) an event either not directly related to Company operations or not reasonably within the control of Company management; (3) fluctuations in currency exchange versus rates budgeted in the annual operating plan; and (4) the effects of accounting changes in accordance with GAAP, or other significant legislative changes

	Earnings Per Share (or EPS)	33%	The Company’s after-tax Non-GAAP net income (attributable to the Company) divided by total shares outstanding assuming dilution

All of the adjustments listed for “Pre-Tax Income” above, as well as (1) the impact of share repurchases by the Company above or below planned levels and (2) gains or losses arising from investments in equity securities, whether realized or unrealized

	Relative TSR (or R-TSR)	67%	The comparison of the Company’s average annual TSR (inclusive of reinvested dividends) to the median TSR for the primary peer group, measured at the end of the applicable three-year period	No Adjustments

* The PSU program design discussed above refers to the 2021-2023 performance period that was designed this way due to the complexities associated with disentangling the Company’s Organon business from a multi-year financial plan. Refer to page 57 for PSU program designs relating to the 2022-2024 and 2023-2025 performance periods.

Merck & Co., Inc. 2024 Proxy Statement

Sustainability Highlights

External Recognition for Our Sustainability Performance

We are proud of the external recognition we have received for our sustainability-related initiatives and performance.

Newsweek & Statista Ranked #1 on America’s Most Responsible Companies list, and #1 in the healthcare and life sciences sector, which is the fourth year in a row we have been recognized (2024)	Wall Street Journal Ranked #10 on its list of the 250 best-managed publicly traded U.S. companies (2023)	JUST Capital Ranked #25 overall and #1 in the pharmaceuticals and biotech sector on the list of America’s Most JUST Companies (2024)

Barron’s Recognized on Barron’s Top 100 Most Sustainable Companies #38 overall and #1 in the sector (2024)	3BL Media Ranked #7 overall and #1 in sector in the 100 Best Corporate Citizens list (2023)

Sustainability Resources

In addition to our annual Impact Report, there are resources on our corporate website that demonstrate our commitment to sustainability and its value to drive impact to society and to our business. To access these resources, please visit the below sites on our corporate website.

•	Sustainability Overview at https://www.merck.com/company-overview/sustainability/

•	Sustainability Resources at http://www.merck.com/company-overview/sustainability/sustainability-resources/

•	Transparency Disclosures at http://www.merck.com/company-overview/sustainability/transparency-disclosures/

•	Policies & Positions at http://www.merck.com/company-overview/policies-and-positions/

•	Impact Investing at http://www.merck.com/company-overview/sustainability/impact-investing/

•	Code of Conduct & Compliance at http://www.merck.com/company-overview/culture-and-values/code-of-conduct/

For more information about our approach to sustainability, please visit our 2022/2023 Impact Report at http://www.merck.com/company-overview/sustainability/.

MERCK & CO., INC. 126 EAST LINCOLN AVENUE RAHWAY, NJ 07065 SCAN TO VIEW MATERIALS & VOTE w ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/MRK2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merck & Co, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  V37850-P05716-Z86974 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MERCK & CO., INC. The Board of Directors recommends you vote FOR each of the following Nominees: 1. Election of Directors For Against Abstain Nominees: 1a. Douglas M. Baker, Jr. ! ! ! 1b. Mary Ellen Coe ! ! ! The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 1c. Pamela J. Craig ! ! ! 2. Non-binding advisory vote to approve the compensation of our ! ! ! named executive officers. 3. Ratification of the appointment of the Company’s independent 1d. Robert M. Davis ! ! ! registered public accounting firm for 2024. ! ! ! 1e. Thomas H. Glocer ! ! ! The Board of Directors recommends you vote AGAINST proposals For Against Abstain 4, 5 and 6. 4. Shareholder proposal regarding a shareholder right to act by written 1f. Risa J. Lavizzo-Mourey, M.D. ! ! ! ! ! ! consent. 1g. Stephen L. Mayo, Ph.D. ! ! ! 5. Shareholder proposal regarding a government censorship ! ! ! transparency report. 1h. Paul B. Rothman, M.D. ! ! ! 6. Shareholder proposal regarding a report on respecting workforce ! ! ! civil liberties. 1i. Patricia F. Russo ! ! ! 1j. Christine E. Seidman, M.D. ! ! ! 1k. Inge G. Thulin ! ! ! 1l. Kathy J. Warden ! ! ! Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Merck & Co., Inc. Annual Meeting of Shareholders Tuesday, May 28, 2024, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2024* Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 28, 2024: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. *We have adopted a virtual format for the 2024 Annual Meeting of Shareholders to provide a convenient and consistent experience to all shareholders regardless of location. V37851-P05716-Z86974 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints ROBERT M. DAVIS, JENNIFER ZACHARY and KELLY GREZ as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held at 9:00 a.m. (Eastern Time) on May 28, 2024, and at all adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan. Any prior proxy or voting instructions are hereby revoked. The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR each nominee in Item 1, FOR Items 2 and 3, and AGAINST Items 4, 5 and 6. IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THIS PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 27, 2024. Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope. (Continued, and to be signed and dated on the reverse side.)